Exhibit 99.1
                                                                  EXECUTION COPY









                         SENIOR SECURED CREDIT AGREEMENT

                                      among

                             METRIS COMPANIES INC.,
                                  as Borrower,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                 as Administrative Agent and as Collateral Agent



                             Dated as of May 6, 2004












                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS.........................................................1

     Section 1.01. Defined Terms..............................................1

     Section 1.02. Terms Generally...........................................20


ARTICLE II THE CREDITS.......................................................20

     Section 2.01. Commitments...............................................20
     Section 2.02. Eurodollar Term Loans.....................................20
     Section 2.03. Fees......................................................20
     Section 2.04. Evidence of Debt; Repayment of Term Loans.................21
     Section 2.05. Interest on Term Loans....................................21
     Section 2.06. Default Interest; Increased Interest......................21
     Section 2.07. Alternate Rate of Interest................................22
     Section 2.08. Optional Prepayments......................................23
     Section 2.09. Mandatory Prepayments.....................................23
     Section 2.10. Pro Rata Treatment........................................24
     Section 2.11. Sharing of Setoffs........................................24
     Section 2.12. Payments..................................................25
     Section 2.13. Taxes.....................................................25
     Section 2.14. Reserve Requirements; Change in Circumstances.............28
     Section 2.15. Change in Legality........................................29
     Section 2.16. Indemnity.................................................29
     Section 2.17. Assignment of Term Loans Under Certain Circumstances......29

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................30

     Section 3.01. Organization; Powers......................................30
     Section 3.02. Authorization.............................................30
     Section 3.03. Enforceability............................................31
     Section 3.04. Governmental Approvals; No Conflicts......................31
     Section 3.05. Financial Statements......................................31
     Section 3.06. No Material Adverse Effect................................31
     Section 3.07. Title to Properties; Possession Under Leases..............32
     Section 3.08. Subsidiaries..............................................32
     Section 3.09. Litigation; Compliance with Laws..........................32
     Section 3.10. Agreements................................................32
     Section 3.11. Federal Reserve Regulations...............................33
     Section 3.12. Investment Company Act; Public Utility Holding
                   Company Act...............................................33
     Section 3.13. Use of Proceeds...........................................33
     Section 3.14. Tax Returns...............................................33
     Section 3.15. No Material Misstatements.................................33
     Section 3.16. Employee Benefit Plans....................................34
     Section 3.17. Environmental Matters.....................................35
     Section 3.18. Security Interests........................................35
     Section 3.19. Permitted Debt under Senior Note Indenture................35
     Section 3.20. Regulatory Compliance.....................................35

ARTICLE IV CONDITIONS OF LENDING.............................................35

     Section 4.01. Conditions to Effectiveness...............................35

ARTICLE V AFFIRMATIVE COVENANTS..............................................38

     Section 5.01. Existence; Businesses and Properties......................38
     Section 5.02. Insurance.................................................39
     Section 5.03. Obligations and Taxes.....................................39
     Section 5.04. Financial Statements, Reports, etc........................39
     Section 5.05. Litigation and Other Notices..............................40
     Section 5.06. Employee Benefits.........................................41
     Section 5.07. Maintaining Records; Access to Properties and Inspections.42
     Section 5.08. Further Assurances........................................43
     Section 5.09. Information Regarding Collateral..........................44
     Section 5.10. Sale of Accounts..........................................44
     Section 5.11. Regulatory Compliance.....................................44
     Section 5.12. Deposit and Securities Accounts...........................44

ARTICLE VI NEGATIVE COVENANTS................................................45

     Section 6.01. Financial Covenants.......................................45
     Section 6.02. Limitations on Indebtedness...............................46
     Section 6.03. Liens.....................................................47
     Section 6.04. Securities Account Pledge Agreement.......................49
     Section 6.05. Mergers, Consolidations, and Sales of Assets..............49
     Section 6.06. Investments, Loans, Advances and Guarantees...............50
     Section 6.07. Restricted Payments; Certain Payments of Indebtedness.....52
     Section 6.08. Disposition of Assets.....................................53
     Section 6.09. Transactions with Affiliates..............................54
     Section 6.10. Amendment of Material Documents...........................54
     Section 6.11. Limitations on Restrictions on Dividends by Subsidiaries..54
     Section 6.12. Limitation on Negative Pledge Clauses.....................54
     Section 6.13. Changes in Fiscal Periods.................................55
     Section 6.14. Limitations on Lines of Business, etc.....................55
     Section 6.15. Certain Matters Related to Accounts.......................55
     Section 6.16. Employee Benefit Plans....................................55

ARTICLE VII EVENTS OF DEFAULT................................................56

ARTICLE VIII THE AGENTS......................................................59

     Section 8.01. The Administrative Agent and the Collateral Agent.........59

ARTICLE IX MISCELLANEOUS.....................................................63

     Section 9.01. Notices...................................................63
     Section 9.02. Survival of Agreement.....................................64
     Section 9.03. Binding Effect............................................64
     Section 9.04. Successors and Assigns....................................64
     Section 9.05. Expenses; Indemnity.......................................67
     Section 9.06. Right of Setoff...........................................68
     Section 9.07. Applicable Law............................................69
     Section 9.08. Waivers; Amendment........................................69
     Section 9.09. Interest Rate Limitation..................................70
     Section 9.10. Entire Agreement..........................................70
     Section 9.11. Waiver of Jury Trial......................................70
     Section 9.12. Severability..............................................70
     Section 9.13. Counterparts..............................................71
     Section 9.14. Headings..................................................71
     Section 9.15. Jurisdiction; Consent to Service of Process...............71
     Section 9.16. Confidentiality...........................................71
     Section 9.17. Releases of Guarantees and Liens..........................72
     Section 9.18. Mutual Drafting...........................................72



Exhibits

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Borrower Pledge Agreement
Exhibit C         Form of Borrower Security Agreement
Exhibit D         Form of MCS Pledge Agreement
Exhibit E         Form of MDI Pledge Agreement
Exhibit F         Form of Promissory Note for Term Loans
Exhibit G         Form of Borrower Securities Account Pledge Agreement
Exhibit H         Form of Subsidiary Guaranty
Exhibit I         Form of Subsidiary Security Agreement
Exhibit J         Form of Exemption Certificate
Exhibit K         Form of Opinion of General Counsel
Exhibit L         Form of Opinion of Dorsey & Whitney LLP

Schedules

Schedule 2.01      Commitments
Schedule 3.08      Subsidiaries
Schedule 3.09      Litigation
Schedule 3.14      Tax Returns
Schedule 3.18(b)   UCC Filings
Schedule 3.18(c)   Deposit Accounts and Securities Accounts
Schedule 5.04(f)-1 Metris Master Trust Monthly Report
Schedule 5.04(f)-2 Monthly Servicer Report
Schedule 5.12(a)   List of Certain Accounts not Subject to a Control Agreement
Schedule 5.12(b)   List of Certain Accounts not Subject to a Control Agreement
Schedule 6.02      Indebtedness
Schedule 6.03      Liens
Schedule 6.06      Investments


                                            SENIOR SECURED CREDIT AGREEMENT
                                    dated as of May 6, 2004 (this "Agreement"), among METRIS COMPANIES INC., a Delaware corporation (the "Borrower"), the parties identified as lenders hereto (together with any other persons from time to time which become party hereto pursuant to Section 9.04, the "Lenders") and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders and as collateral agent for the Lenders.

         The Borrower has requested that the Lenders extend credit in an aggregate principal amount of $300,000,000 to the Borrower in the form of term loans, on the terms, and subject to the conditions, set forth in this Agreement. The proceeds of the term loans will be used by the Borrower and its subsidiaries to repay the Borrower's 10% Senior Notes due 2004 (together with accrued and unpaid interest and prepayment premium due thereon) and to pay fees and transaction expenses related to the term loans. The balance of the proceeds from the term loans will be used by the Borrower and its Subsidiaries for general corporate purposes in the ordinary course of business. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

         Accordingly, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

        Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Term Loan" shall mean any Term Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

                  "Accounts" shall mean all accounts (excluding credit cardholder accounts but not excluding accounts receivable arising therefrom), accounts receivable, other receivables, contract rights, chattel paper, and related instruments and documents, insurance claims and proceeds, and notes, whether now owned or hereafter acquired by the Borrower or any Subsidiary.

                  "Acquisition Test Period" shall have the meaning set forth in
         Section 6.06(g).

                  "Adjusted LIBO Rate" shall mean, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves as in effect during such Interest Period.

                  "Administrative Agent" shall mean Deutsche Bank Trust Company Americas, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" shall mean Deutsche Bank Trust Company Americas, in its capacity either as the Administrative Agent or as the Collateral Agent, as the context may require.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Trigger Percentage" shall mean (a) 2.0% until the date that is six months after the Effective Date and (b) 2.5% on or after the date that is six months after the Effective Date.

                  "Approved Fund" shall mean any fund that is managed or advised by a Lender or the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent in the form of Exhibit A.

                  "Available Cash Investment Basket" shall mean, as of any date of determination, $10,000,000 minus the aggregate amount expended in cash during the period after the Effective Date and on or prior to such date in connection with any Investment made pursuant to Section 6.05(a)(ii) or Section 6.06(j).

                  "Available Total Investment Basket" shall mean, as of any date of determination, $50,000,000 minus the aggregate amount expended (whether in the form of cash or Capital Stock of the Borrower) during the period after the Effective Date and on or prior to such date in connection with any Investment made pursuant to Section 6.05(a)(ii) or
         Section 6.06(j).

                  "Bank Regulatory Authority" shall mean the Board, the OCC, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended.

                  "Big Four Accounting Firm" shall mean any of Pricewaterhouse Coopers LLP, Ernst & Young LLP, KPMG LLP and Deloitte & Touche LLP or their respective successors.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower Pledge Agreement" shall mean the Pledge Agreement dated as of the Effective Date, executed by the Borrower in favor of the Collateral Agent (in the form of Exhibit B hereto), for the ratable benefit of the Lenders, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Borrower Security Agreement" shall mean the Security Agreement dated as of the Effective Date, executed by the Borrower in favor of the Collateral Agent (in the form of Exhibit C hereto), for the ratable benefit of the Lenders, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are permitted to open for business in New York City.

                  "Capital Lease" shall have the meaning given such term in the definition of Capital Lease Obligation.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease (a "Capital Lease") of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP consistently applied. For the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, provided that, with respect to the Borrower and its Subsidiaries, "Capital Stock" (a) shall not include any certificates or other interests in or issued by a trust or other conduit in connection with a Receivables Transfer Program and (b) shall include the T.H. Lee Preferred Stock.

                  "Change in Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Borrower):

                           (a) any Person (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Borrower; but only in the event that the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Stock of the Borrower than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower;

                           (b) the Borrower consolidates with, or merges with or
                  into, another Person (other than the Borrower or a Wholly Owned Subsidiary of the Borrower) or the Borrower or its Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Borrower or a Wholly Owned Subsidiary of the Borrower), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), immediately prior to such transaction, directly or indirectly, the then outstanding Voting Stock of the Borrower "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person;

                           (c) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                           (d) a Change of Control Triggering Event (as defined
                  in the Certificate of Designation relating to the Series C Preferred Stock) occurs or the Borrower is required by the holders of its Series C Preferred Stock to redeem the Series C Preferred Stock upon the occurrence of a Change in Control (as defined in the Certificate of Designation relating to the Series C Preferred Stock).

                  "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean any and all "Collateral," as defined in any applicable Collateral Document.

                  "Collateral Agent" shall mean Deutsche Bank Trust Company Americas as the collateral agent for the Lenders under this Agreement and the other Loan Documents, or any successor collateral agent.

                  "Collateral Documents" shall mean the Borrower Security Agreement, the Subsidiary Security Agreements, the Securities Account Control Agreements, the Deposit Account Control Agreements, the Pledge Agreements, and the executed stock powers referred to in each Pledge Agreement and any other agreement or instrument pursuant to which any Loan Party transfers, grants or pledges a security interest in any of its property or assets to the Collateral Agent for the ratable benefit of the Lenders, in each case in form and substance satisfactory to the Lenders.

                  "Consolidated Net Worth" shall mean, as at any date of determination, the sum of (without duplication) (a) the consolidated stockholders' equity of the Borrower and its Subsidiaries and (b) the cost basis of the T.H. Lee Preferred Stock, in each case as determined on a consolidated basis in conformity with GAAP consistently applied.

                  "Consolidated Tangible Net Worth" shall mean, as at any date of determination, (a) Consolidated Net Worth plus (b) to the extent deducted in determining Consolidated Net Worth, noncash restructuring charges taken in connection with any Investment (other than with respect to Accounts) (provided that (i) the amount described in this clause (b) shall not at any time exceed $50,000,000 and (ii) in the event that cash expenditures are made in connection with any such charges, the amount described in this clause (b) shall be reduced by a like amount) minus (c) to the extent reflected in determining Consolidated Net Worth, the sum of (without duplication) (i) all write-ups subsequent to December 31, 2003, in the book value of any asset by the Borrower or any of its Subsidiaries, (ii) all investments in Persons that are not consolidated Subsidiaries and (iii) all unamortized debt discount and expense (other than unamortized fees), unamortized deferred charges (except to the extent offset by deferred income), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets (all items of the type referred to in clause (c) above being referred to herein as "Intangibles").

                  "Control" shall have the meaning given such term in Rule 12b-2 under the Exchange Act, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Card Bank" shall mean DMCCB and any other Person that issues credit cards to be formed or acquired by the Borrower or one of the Subsidiaries.

                  "Credit Loss Reserves" shall mean, at any date of determination, the amount of reserves for credit losses in respect of Managed Accounts Receivable.

                  "Cumulative Securitization Gains" shall mean cumulative gains on securitization transactions to the extent such gains exceed cumulative related fees, to the extent the foregoing are first reflected on a consolidated balance sheet of the Borrower and its Subsidiaries on or after the fiscal quarter ended March 31, 2004, as determined on a consolidated basis in conformity with GAAP consistently applied to the extent applicable.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Deposit Account Control Agreement" shall mean any control agreement, in a form reasonably satisfactory to the Collateral Agent, among the applicable Loan Party, the Collateral Agent, and the Depository Institution at which a deposit account or accounts are maintained for the benefit of the applicable Loan Party, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Depositary Institution" shall mean any Person that is a bank, savings and loan or similar financial institution.

                  "Designated Debt" shall mean, as at any date, all Indebtedness of the Borrower and its consolidated Subsidiaries that are (or, as of such date, should be) accounted for as debt on a consolidated balance sheet of the Borrower in conformity with GAAP consistently applied, whether such obligations are classified as long-term or short-term under GAAP consistently applied.

                  "DMCCB" shall mean Direct Merchants Credit Card Bank, National Association, or its successor.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall have the meaning assigned to such term in Section 4.01.

                  "Employee Benefit Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA.

                  "Equity plus Credit Reserves to Delinquent Assets Ratio" shall mean, at any time, the ratio of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time plus Credit Loss Reserves at such time to (b) the amount of Managed Accounts Receivable that are more than 90 days contractually past due at such time or are otherwise non-performing.

                  "Equity plus Credit Reserves to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time plus Credit Loss Reserves at such time to (b) Managed Accounts Receivable at such time.

                  "Equity to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time to (b) Managed Accounts Receivable minus Credit Loss Reserves at such time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any entity, trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under
         Section 414(b), (c), (m), or (o) of the Code or, solely for purposes of
         Section 412 of the Code, that is treated as a single employer under
         Section 414 of the Code.

                  "ERISA Event" shall mean (a) any Reportable Event with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
         Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
         (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
         Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower or any Subsidiary.

                  "Eurodollar Term Loan" shall mean any Term Loan that bears interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Asset Sales" shall mean (a) sales of charged-off receivables, (b) sales of receivables related to a Receivables Transfer Program, (c) sales of assets by DMCCB, to the extent the Net Proceeds thereof are retained by DMCCB, (d) sales of retained or residual interests owned by MRI and sold by MRI pursuant to its Receivables Transfer Program and allowed under the MRI Certificate of Incorporation and (e) sales of assets by the Borrower or any of its Subsidiaries to the extent Net Proceeds from any individual asset sale are less than $25,000, except to the extent the Net Proceeds from all such individual asset sales exceed $1,000,000 in any fiscal year.

                  "Excluded Subsidiaries" shall mean, as of any date, (a) any Credit Card Bank, (b) any Receivables Transfer Subsidiary, (c) any Subsidiary that is an insurance company or other regulated financial institution or subsidiary thereof, in each case that is not permitted by applicable law or regulation to guarantee or provide collateral to secure the Obligations (which as of the date of this Agreement consist of ICOM Limited and MES Insurance Agency, LLC), and (d) any Subsidiary that is an Immaterial Subsidiary as of such date.

                  "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" shall mean the letter agreement dated May 6, 2004, between the Borrower and Deutsche Bank Trust Company Americas, with regard to payment for its services as Administrative Agent and Collateral Agent.

                  "Fees" shall mean any fees due under the Fee Letter or pursuant to Section 2.03(a).

                  "Financial Officer" of any corporation shall mean the chief financial officer, senior vice president-finance, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over the Borrower, any Subsidiary or any Lender, as the case may be.

                  "Guarantee" of or by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") (or any other obligation of a primary obligor if the anticipated liability of such guarantor shall have been reserved against in the financial statements of such guarantor or quantified in the notes thereto), including third party mortgages or third party security interests, in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or
         (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor for purposes of enabling the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business. For purposes of determining compliance with any covenant contained herein, the "amount" of any Guarantee shall be deemed to equal (i) the lesser of the amount of the Indebtedness guaranteed or otherwise benefited by such Guarantee or the maximum amount of the Borrower's or the applicable Subsidiary's liability with respect to such Guarantee or (ii) if such Guarantee shall not be a guarantee of Indebtedness, the amount of the anticipated liability reserved against in connection with such Guarantee in the most recent balance sheet of the guarantor or any anticipated liability of the guarantor thereunder quantified in the notes accompanying such balance sheet.

                  "Immaterial Subsidiary" shall mean, as of any date, any Subsidiary of the Borrower that, as of such date, together with all other Immaterial Subsidiaries, owns or holds, directly or indirectly, less than 5% of Consolidated Tangible Net Worth.

                  "Indebtedness" of any Person shall mean, without duplication,
         (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and payroll expenses, so long as such trade payables and payroll expenses are incurred in the ordinary course of business), (f) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed to the extent of the amount of such Indebtedness or, if such Indebtedness is nonrecourse, to the extent of the lesser of the amount of such Indebtedness and the value of the property securing such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit (other than trade letters of credit). Notwithstanding the foregoing, Indebtedness shall exclude intercompany loans, sales of Accounts accounted for as sales under GAAP, and obligations in respect of Rate Protection Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than the Metris Master Trust) in which such Person is a general partner.

                  "Insured Subsidiary" shall mean any insured depository institution (as defined in 12 U.S.C. ss.1813(c) (or any successor provision), as amended), that is controlled (within the meaning of 12 U.S.C. ss.1841 (or any successor provision), as amended) by the Borrower.

                  "Intangibles" shall have the meaning assigned to such term in the definition of "Consolidated Tangible Net Worth."

                  "Interest Payment Date" shall mean the first Business Day of each month (or, with respect to any Eurodollar Term Loan, such other date on which an applicable Interest Period ends).

                  "Interest Period" shall mean, with respect to any Eurodollar Term Loan, the period commencing on the first Business Day of each month (or, in the case of the initial Interest Period or any other Interest Period that does not commence on the first Business Day of any month, the period commencing on such Business Day) and ending on the first Business Day of the following month (or such shorter period as the Administrative Agent may agree to in its sole discretion). Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Investments" shall have the meaning assigned to such term in
         Section 6.06.

                  "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Leverage Ratio" shall mean, at any time, the ratio of (a) Designated Debt (excluding deposits held by Depositary Institutions) at such time to (b) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Term Loan, for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such Interest Period commencing on the first day of the such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Liquidity Amount" shall mean, with respect to the Borrower and its Subsidiaries at any time, (a) the sum of (i) "Cash and cash equivalents", (ii) "Liquidity reserve deposits" (or other restricted cash), (iii) "Credit card loans held for sale", (iv) "Net credit card loans" and (v) (A) 90% multiplied by (B) the portion of "Retained interests in loans securitized" that constitutes the "Excess transferor's interests" minus (b) the sum of (i) "Deposits" and (ii) Indebtedness for borrowed money having scheduled principal payments or a final maturity prior to the date that is 91 days after the Maturity Date (other than the Indebtedness outstanding under this Agreement and the other Loan Documents), in each case as such amounts would appear on the Borrower's consolidated balance sheet as of such date in conformity with GAAP consistently applied.

                  "Loan Documents" shall mean this Agreement, the Subsidiary Guaranties and the Collateral Documents.

                  "Loan Parties" shall mean the Borrower, each Pledgor (as defined in the related Pledge Agreement), each Subsidiary Guarantor and each Security Interest Grantor.

                  "Majority-Owned Subsidiary" shall mean any Subsidiary as to which more than 50% of the outstanding common stock thereof is owned directly by the Borrower or a Subsidiary Guarantor.

                  "Majority-Owned Subsidiary Guarantor" shall mean any Majority-Owned Subsidiary that is a Subsidiary Guarantor.

                  "Managed Accounts Receivable" shall mean, at any time, the sum for the Borrower and its Subsidiaries (without duplication) of (a) all on-balance sheet accounts receivable (determined on a consolidated basis without duplication in accordance with GAAP) and (b) all securitized accounts receivable.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Master Trust Agreement" shall mean the Metris Master Trust Second Amended and Restated Pooling and Servicing Agreement dated as of January 22, 2002, among MRI, DMCCB and U.S. Bank National Association, as trustee, as such agreement may be amended, supplemented, modified or restated from time to time.

                  "MasterCard" shall mean MasterCard International Incorporated.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any material obligation under any Loan Document to which it now is or hereafter becomes a party or (c) material impairment of any of the material rights of or benefits available to the Lenders under the Loan Documents.

                  "Maturity Date" shall mean the third anniversary of the Effective Date.

                  "MCS" shall mean Metris Card Services, Inc., a Delaware corporation.

                  "MCS Pledge Agreement" shall mean the Pledge Agreement dated as of the Effective Date, executed by MCS in favor of the Collateral Agent (in the form of Exhibit D hereto), for the ratable benefit of the Lenders, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "MDI" shall mean Metris Direct, Inc., a Minnesota corporation.

                  "MDI Pledge Agreement" shall mean the Pledge Agreement dated as of the Effective Date, executed by MDI in favor of the Collateral Agent (in the form of Exhibit E hereto), for the ratable benefit of the Lenders, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Metris Master Trust" shall mean (a) the Metris Master Trust formed pursuant to the Master Trust Agreement and (b) any other independent trust formed for the purpose of acquiring interests in the accounts receivable of the Borrower or any of its Subsidiaries and issuing certificates of beneficial interest in such receivables or commercial paper pursuant to a Receivables Transfer Program.

                  "Monthly Excess Spread Percentage" shall mean, as the context may require, (a) with respect to any Series under the Metris Master Trust (i) the Portfolio Yield for such Monthly Period minus (ii) the Base Rate for such Monthly Period or (b) with respect to the Metris Master Trust as a whole, (i) the weighted average Portfolio Yield for all publicly issued Series under the Metris Master Trust for such Monthly Period minus (ii) the weighted average Base Rate for all publicly issued Series under the Metris Master Trust. For purposes of the definition, "Base Rate" and "Portfolio Yield" shall have the respective meanings assigned to such terms in the relevant supplements to the Master Trust Agreement as defined on the Effective Date, provided that with respect to any Series issued after the Effective Date, the Base Rate and Portfolio Yield will be calculated in the manner set forth in the documentation governing such Series so long as such terms (or their equivalent) are defined in such documentation in a manner no less favorable to the Lenders than the relevant definitions existing on the Effective Date.

                  "Monthly Period" shall mean the period from and including the first day of each calendar month to and including the last day of such calendar month.

                  "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

                  "MRI" shall mean Metris Receivables, Inc., a Delaware special purpose corporation, or its successors.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate has any liability or obligation, or has within any of the preceding five plan years had any liability or obligation whether contingent or otherwise.

                  "Net Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any insurance settlement, litigation award or sale of assets (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of (a) the direct costs incurred by the Borrower or such Subsidiary and relating to such insurance settlement, litigation award, or sale of assets (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) any relocation expenses incurred as a result thereof, (c) taxes, including income taxes, paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (d) any proceeds used by a Receivables Transfer Subsidiary in connection with a Receivables Transfer Program and (e) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale.

                  "Note" shall mean each promissory note substantially in the form of Exhibit F hereto.

                  "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Term Loans when and as due, whether at maturity or upon any Interest Payment Date, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (c) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party.

                  "OCC" shall mean the Office of the Comptroller of the Currency of the United States of America.

                  "OCC Agreement" shall mean any of the Modified Operating Agreement, dated as of December 11, 2003, between the Board of Directors of DMCCB, the Board of Directors of the Borrower, and the OCC and all agreements related thereto, including the Capital Assurance and Liquidity Maintenance Agreement ("CALMA"), dated as of March 18, 2003, between Direct Merchants Bank and MCI, and the Liquidity Reserve Deposit Agreement, dated as of March 18, 2003, among DMCCB, JPMorgan Chase Bank, and the OCC dated March 19, 2003, each as may be amended, supplemented, modified or restated from time to time.

                  "Participant" shall have the meaning assigned to such term in
         Section 9.04(f).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Holders" shall mean Thomas H. Lee Partners, L.P. and any of its affiliates.

                  "Permitted Investments" shall mean:

                           (a) direct obligations of, or obligations the
                  principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                           (b) investments in commercial paper maturing within
                  270 days from the date of acquisition thereof and having, at such date of acquisition, a rating from S&P or from Moody's of at least A1/P1 (or equivalent rating), respectively;

                           (c) investments in certificates of deposit, banker's
                  acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                           (d) fully collateralized repurchase agreements with a
                  term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                           (e) investments by Depositary Institutions made in
                  the ordinary course of business to satisfy applicable regulatory requirements, including investments made to comply with the Community Reinvestment Act; and

                           (f) money market mutual funds registered under the
                  Investment Company Act of 1940 and which have the highest investment rating from S&P and Moody's.

                  "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any pension plan (other than a Multiemployer
         Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate or as to which the Borrower or any ERISA Affiliate has or may have an obligation or liability, whether direct or indirect.

                  "Pledge Agreements" shall mean, collectively, the Borrower Pledge Agreement, the MDI Pledge Agreement and the MCS Pledge Agreement and any other pledge agreements that may be executed pursuant to this Agreement from time to time by the Borrower or any Subsidiary Guarantor in favor of the Collateral Agent, for the ratable benefit of the Lenders, as such agreements may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Pledge Permitted Investments" shall have the meaning assigned to such term in the Borrower Security Agreement.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent or one of its Affiliates as its prime rate in effect at its principal office in New York City (or, in the absence of such rate, the rate that may be published from time to time in The Wall Street Journal as the "Prime Rate"). Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Prior Credit Agreement" shall mean the Senior Secured Credit Agreement dated as of June 5, 2003, among the Borrower, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, as amended and restated by the Amended and Restated Senior Secured Credit Agreement dated as of June 18, 2003, as amended by First Amendment to Amended and Restated Senior Secured Credit Agreement dated as of July 29, 2003, by Second Amendment to Amended and Restated Senior Secured Credit Agreement dated as of September 30, 2003, by Third Amendment to Amended and Restated Senior Secured Credit Agreement dated as of November 19, 2003, by Fourth Amendment to Amended and Restated Senior Secured Credit Agreement dated as of December 19, 2003 and by Fifth Amendment to Amended and Restated Senior Secured Credit Agreement dated as of January 26, 2004.

                  "Prior Term Loan" shall mean the term loan under the Prior Credit Agreement.

                  "Qualified Investment" shall mean any Investment if, immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (b) the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants contained in Section 6.01 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such Investment (and any other Investments made since the last day of such most recently ended fiscal quarter) and related financings or other transactions had occurred on the first day of the period for testing such compliance. If the amount of such Investment or series of related Investments exceeds $5,000,000, then the Borrower, prior to making such Investment or Investments, shall deliver to the Administrative Agent an officers' certificate demonstrating such compliance, together with all relevant financial information for the Subsidiary or assets subject to such Investment or Investments.

                  "Rate Protection Agreements" shall mean interest rate protection or swap agreements, exchange rate hedging agreements, foreign currency exchange agreements or other interest, currency or exchange rate hedging, cap or collar agreements or arrangements.

                  "Receivables Transfer Program" shall mean (a) the structured receivables program conducted pursuant to that certain Second Amended and Restated Bank Receivables Purchase Agreement dated as of January 22, 2002, between DMCCB and the Borrower, that certain Second Amended and Restated Purchase Agreement dated as of January 22, 2002, between the Borrower and MRI, and the Master Trust Agreement, as such agreements may be amended, supplemented, modified or restated from time to time, and (b) any other program under which the Borrower or any of its Subsidiaries sell or transfer or may sell or transfer interests in its Accounts (i) to one or more purchasers on a limited recourse basis as determined in accordance with GAAP or (ii) to a Receivables Transfer Subsidiary that incurs Indebtedness secured by such Accounts, but excluding any sales of Accounts made in conjunction with any sale of other assets of the Borrower or any of the Subsidiaries. Interests in any Account sold or transferred by the Borrower or any of its Subsidiaries under clause (a) above will for all purposes be deemed sold or transferred pursuant to a Receivables Transfer Program as of the date the Account arising under the applicable credit card account is initially transferred to the relevant Receivables Transfer Subsidiary.

                  "Receivables Transfer Subsidiary" shall mean any Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or any Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the acquisition, financing, sale or transfer of Accounts, provided that (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person shall (i) be guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than principal and interest in respect of Indebtedness) pursuant to Standard Securitization Undertakings), (ii) be recourse to the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings or
         (iii) subject any property of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) neither the Borrower nor any other Subsidiary shall have any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transfer Program) with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) neither the Borrower nor any Subsidiary shall have any obligation to maintain or preserve such Person's financial condition or cause such Person to achieve certain levels of operating results.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Released Subsidiary" shall have the meaning given such term in Section 9.17.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder.

                  "Required Lenders" shall mean, at any time, Lenders having Term Loans representing more than 50% of the sum of the total outstanding Term Loans at such time.
                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

                  "Rolling Three Month Average Excess Spread Percentage" shall mean, for any Monthly Period, the sum of the Monthly Excess Spread Percentage for the three preceding Monthly Periods divided by three.

                  "Securities Account Control Agreement" shall mean a control agreement, in a form reasonably satisfactory to the Collateral Agent, among the applicable Loan Party, the Person with whom a securities account is established, and the Collateral Agent, for the ratable benefit of the Lenders, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Securities Account Pledge Agreement" shall mean the Securities Account Pledge Agreement dated as of the Effective Date, made by the Borrower in favor of U.S. Bank National Association (in the form of Exhibit G hereto), as such agreement may be amended, supplemented, modified or restated or replaced from time to time as permitted by Section 6.04.

                  "Security Interest Grantor" shall mean each Subsidiary of the Borrower party to a Subsidiary Security Agreement.

                  "Senior Note Indebtedness" shall mean the Indebtedness of the Borrower issued pursuant to the Senior Note Indenture.

                  "Senior Note Indenture" shall mean, collectively, (a) the Indenture governing the Borrower's 10% Senior Notes due 2004 among the Borrower, the guarantors parties thereto and the trustee named therein and (b) the Indenture governing the Borrower's 10.125% Senior Notes due 2006 among the Borrower, the guarantors parties thereto and the trustee named therein, as such Indentures may be amended, supplemented, modified or restated from time to time as permitted thereby and by this Agreement.

                  "Series" shall mean any series of Investor Securities issued by the Trust pursuant to a Supplement, which may include within any such Series a Class or Classes of Investor Securities subordinate to another such Class or Classes of Investor Securities (all capitalized terms used in this definition shall have the meaning set forth the Master Trust Agreement including any supplement thereto).

                  "Series Pay Out Event" shall mean a Pay Out Event under any Series of the Metris Master Trust.

                  "Series C Preferred Stock" shall mean the Series C perpetual convertible preferred stock, par value $.01 per share, of the Borrower.

                  "S&P" shall mean Standard & Poor's Ratings Services and its successors.

                  "Standard Securitization Undertakings" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary that are reasonably customary in securitization of accounts receivable transactions (it being acknowledged that such terms as are contained in the various securitization documents of the Borrower and its Subsidiaries as of the date of this Agreement shall be deemed to be reasonably customary).

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which any Lender (including any branch, Affiliate, or other fronting office making or holding a
         Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Term Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, other than, in the case of the Borrower, the Metris Master Trust.

                  "Subsidiary Guarantors" shall mean each Subsidiary of the Borrower party to a Subsidiary Guaranty.

                  "Subsidiary Guaranty" shall mean each Subsidiary Guaranty that may be executed from time to time pursuant to this Agreement by a Subsidiary Guarantor, substantially in the form of Exhibit H, in each case as any such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Subsidiary Security Agreement" shall mean each Subsidiary Security Agreement that may be executed from time to time pursuant to this Agreement by a Security Interest Grantor, substantially in the form of Exhibit I hereto, in each case as any such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

                  "Supermajority-Owned Subsidiary" shall mean any Subsidiary as to which at least 80% of the outstanding common stock thereof is owned directly by the Borrower or a Subsidiary Guarantor.

                  "Taxes" shall have the meaning given such term in Section 2.13(a).

                  "Term Loans" shall mean the loans extended by the Lenders to the Borrower pursuant to Article II of this Agreement.

                  "T.H. Lee Preferred Stock" shall mean, at any date of determination, the amount of the obligation of the Borrower in respect of the Series C Preferred Stock of the Borrower in substantially the form in effect on the Effective Date and any Series D Preferred Stock of the Borrower issued to the Permitted Holder pursuant to the Certificate of Designation of Series C Preferred Stock of the Borrower on a consolidated balance sheet of the Borrower in conformity with GAAP consistently applied.

                  "Transactions" shall have the meaning assigned to such term in
         Section 3.02.

                  "Trust Pay Out Event" shall have the meaning set forth in the Master Trust Agreement.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "VISA" shall mean Visa U.S.A. Inc.

                  "Voting Stock" of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Wholly Owned Subsidiary" shall mean any Subsidiary all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned (directly or indirectly) by the Borrower.

                  "Wholly Owned Subsidiary Guarantor" shall mean any Subsidiary Guarantor that is a Wholly Owned Subsidiary.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". In connection with references to dates, unless the context otherwise requires, the words "from" shall mean from and including the date specified, the word "to" shall mean to but excluding the date specified, and the word "through" shall mean through and including the date specified. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   THE CREDITS

        Section 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make its Term Loan to the Borrower on the Effective Date in the amount set forth on Schedule 2.01. Amounts repaid in respect of any Term Loan may not be reborrowed.

        Section 2.02. Eurodollar Term Loans. Subject to Sections 2.07, 2.14 and 2.15, the Term Loans shall be comprised entirely of Eurodollar Term Loans.

        Section 2.03. Fees.

               (a) On the Effective Date, each Lender shall be paid an upfront fee equal to 1.00% of the initial principal amount of its Term Loan. Each Lender shall be entitled to offset its funding of its Term Loan by the amount of such upfront fee.

               (b) All Fees shall be paid on the dates due, in immediately available funds, to the Lenders, the Administrative Agent or the Collateral Agent, as applicable, in accordance with the Fee Letter or this Agreement, as applicable.

        Section 2.04. Evidence of Debt; Repayment of Term Loans.

               (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from the Term Loan made by it, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain the Register pursuant to Section 9.04(d) in which it will record (i) the amount of each Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof. The entries made in the Register and the accounts of each Lender maintained pursuant to this paragraph (a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay any Term Loan in accordance with its terms.

               (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of its Term Loan together with all other outstanding Obligations on the Maturity Date.

               (c) Any Lender may request that Term Loans made by it hereunder be evidenced by a Note, substantially in the form of Exhibit F. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

        Section 2.05. Interest on Term Loans. Subject to the provisions of Sections 2.06 and 2.07, the Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the applicable Interest Period plus 9.50%. Interest on the Term Loans shall be payable in arrears on each Interest Payment Date. The applicable Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent in accordance with the applicable provisions hereof, and such determination shall be conclusive absent manifest error.

        Section 2.06. Default Interest; Increased Interest.

               (a) If the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Term Loan pursuant to Section 2.05 or 2.07 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Term Loan plus 2.00%.

               (b) If the Rolling Three Month Average Excess Spread Percentage shall be less than the Applicable Trigger Percentage for the Metris Master Trust as a whole, then the Term Loans shall bear interest, commencing on the first day of the month in which such event occurred, through and including the last day of the calendar month that is two months after such event occurred (and measured in three month increments thereafter) at the rate otherwise applicable to such Term Loan pursuant to Section 2.05 or 2.07 plus 2.00% per annum (for the purposes of this Section 2.06(b), the "Increased Rate"). The minimum time period that each Term Loan shall bear interest at the applicable Increased Rate is three months, provided that after such three month minimum period, if the Rolling Three Month Average Excess Spread Percentage is not less than the Applicable Trigger Percentage, then the Increased Rate shall no longer apply unless and until the Rolling Three Month Average Excess Spread Percentage shall again go below the Applicable Trigger Percentage.

               (c) In no event will the interest rate applicable to any Term Loan be increased pursuant to both Sections 2.06(a) and (b) simultaneously (it being understood that the maximum additional interest payable with respect to the Term Loans, whether as a result of Section 2.06(a) or (b), will be 2.00% or, if less, the maximum rate permitted by applicable law).

        Section 2.07. Alternate Rate of Interest. In the event, and on each occasion, that (a) on the day two Business Days prior to the commencement of any Interest Period for the Eurodollar Term Loans the Administrative Agent shall have determined that, or shall have received notice from the Required Lenders that, (i) dollar deposits in the principal amounts of the Term Loans are not generally available in the London interbank market, (ii) the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Term Loans during such Interest Period or (iii) reasonable means do not exist for ascertaining the Adjusted LIBO Rate or (b) an Interest Period would end after the Maturity Date, the Administrative Agent shall, as soon as practicable thereafter, give notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 8.50%. Each determination by the Administrative Agent under this
Section 2.07 shall be conclusive absent manifest error. The applicable Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        Section 2.08. Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Term Loans, in whole or in part, and, if in part, in a minimum principal amount of $5,000,000, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent before 1:00 p.m., New York City time, one Business Day prior to prepayment. To effect such an optional prepayment, the Borrower shall pay to the Administrative Agent for the ratable accounts of the Lenders, the sum of (a) the principal amount of the Term Loans being so prepaid, (b) interest accrued at the applicable interest rate on such prepaid principal amount to the date of prepayment, (c) any amounts due under Section 2.16 as a result of such prepayment and (d) a prepayment premium equal to (i) five percent (5%) of the principal amount prepaid if prepaid during the period from the Effective Date to the first anniversary of the Effective Date, (ii) four percent (4%) of the principal amount prepaid if prepaid during the period from the first anniversary of the Effective Date to the second anniversary of the Effective Date or (iii) two percent (2%) of the principal amount prepaid if prepaid during the period from the second anniversary of the Effective Date to the date that is 30 months after the Effective Date. No optional prepayment premium with respect to the Term Loans shall be payable if the principal amount prepaid is prepaid on or after the date that is 30 months after the Effective Date. Each Lender acknowledges that same day payment by the Administrative Agent to such Lender is feasible for the Administrative Agent only to the extent that such Lender receives its payments at a U.S. financial institution within the United States.

        Section 2.09. Mandatory Prepayments.

               (a) Subject to the provisions of Section 2.09(c), the Borrower shall, within one Business Day of the occurrence of any of the following events, prepay the Term Loans in an amount equal to:

                           (i) 100% of the Net Proceeds from (x) the issuance,
                  in whatever form, of debt or equity by the Borrower or any of its affiliates (excluding any intercompany debt and any issuance of securities pursuant to a Receivables Transfer Program) and (y) any insurance settlement or litigation award; and

                           (ii) 75% of the Net Proceeds from any sale of assets
                  (other than Excluded Asset Sales) by the Borrower or any Subsidiary; provided, however, that the Borrower shall not be required to prepay the Term Loans unless, and then only to the extent that, the Net Proceeds from the sale of assets in any fiscal year exceeds $10,000,000.

               (b) All prepayments under this Section 2.09 shall be accompanied by (i) interest accrued at the applicable interest rate on such prepaid principal amount to the date of prepayment and (ii) any amounts due under Section 2.16 as a result of such prepayment; provided, however, that, in the event any amounts would be due under
          Section 2.16 as a result of such prepayment, the Borrower may elect to prepay the Term Loans on the next scheduled Interest Payment Date (or, if earlier, the Maturity Date) (subject to the requirement to deposit any Net Proceeds in trust with the Collateral Agent as set forth in
          Section 2.09(c)). The Borrower shall deliver prior written notice to the Administrative Agent of any sale of assets (other than Excluded Asset Sales) in which the Borrower or its Subsidiaries will receive Net Proceeds in excess of $100,000, including sales that would not otherwise cause a prepayment because of the $10,000,000 annual exception.

               (c) Any Lender may elect, by written notice to the Administrative Agent by telecopy (confirmed by telephone) at least one Business Day prior to a mandatory prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to this Section 2.09, in which case the aggregate amount of the prepayment that would have been applied to prepay such Lender's Term Loan but was so declined shall be applied to prepay other Term Loans on a pro rata basis (subject to the right of any Lender to reject any such additional prepayment). The Borrower shall provide at least three Business Days' notice (to the extent possible) to the Administrative Agent of any event that is reasonably likely to result in a mandatory prepayment under this
          Section 2.09. Notwithstanding the foregoing, any amounts received by the Borrower that would be required to be used to prepay the Term Loans in connection with a mandatory prepayment (calculated assuming all Lenders fully accept any such mandatory prepayment) shall be deposited in trust, within one Business Day of the occurrence of the applicable prepayment event, with the Collateral Agent pending allocation to the Lenders. So long as no Default or Event of Default shall have occurred and be continuing, any amounts not used to prepay Term Loans pursuant to this Section 2.09 shall be returned to the Borrower following the completion of the applicable mandatory prepayment. Any rejection of a mandatory prepayment by any Lender shall not be deemed to be a waiver of any Default or Event of Default.

        Section 2.10. Pro Rata Treatment. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premium, Fees and any other amounts due under this Agreement or any other Loan Document, such funds shall be applied (a) first, towards payment of interest, premium, Fees and any other amounts (other than principal) then due under this Agreement or the other Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest, premium, Fees or such other amounts then due to such parties and (b) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

        Section 2.11. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Term Loans as a result of which the unpaid principal portion of the aggregate amount of its Term Loan shall be proportionately less than the unpaid principal portion of the Term Loan of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loan of such other Lender, so that the aggregate unpaid principal amount of the Term Loan held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Term Loans then outstanding as the principal amount of its Term Loan, prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of the Term Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event, provided that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.11 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in any Term Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to the Borrower in the amount of such participation.

        Section 2.12. Payments.

               (a) The Borrower shall make each payment (including principal of or interest or premium on the Term Loans or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 pm, New York City time, on the date when due in dollars and without set off or deduction to the Administrative Agent pursuant to the wiring instructions provided by the Administrative Agent to the Borrower. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each of the parties to this Agreement acknowledges that the 1:00 p.m. deadline is feasible for the Administrative Agent only to the extent that each Lender receives its payments at a U.S. financial institution.

               (b) Whenever any payment (including principal of or premium or interest on the Term Loans or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

        Section 2.13. Taxes.

               (a) Any and all payments by the Borrower hereunder shall be made, in accordance with this Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, excluding (i) any such taxes, levies, imposts, deductions, charges, withholdings or liabilities imposed on or measured by the net income of the Administrative Agent or any Lender and (ii) franchise taxes imposed on (or measured by) its net income by any Governmental Authority on the Administrative Agent or any Lender as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on the Administrative Agent or such Lender (except a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (iii) any branch profits taxes imposed by the United States or any similar tax, levy, impost, deduction, charge, withholding or liability imposed in any other jurisdiction in which the Administrative Agent or any Lender is located (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may
          be) shall receive an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Taxes (A) that are attributable to such Lender's failure to comply with the requirements of paragraph (f) of this Section or (B) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 2.13(a).

               (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

               (c) The Borrower will indemnify on an after-tax basis (including, for the avoidance of doubt, all taxes, penalties, interest and expenses, whether or not included in the definition of Taxes) each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. Upon the written request of the Borrower and at the Borrower's sole expense, a Lender or Administrative Agent shall take reasonable steps to obtain a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.13. If any Lender or the Administrative Agent receives a refund (whether pursuant to a request described in the preceding sentence or otherwise) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.13, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this
          Section 2.13 with respect to such refund), net of all out-of-pocket expenses of such Lender and without interest (except to the extent such refund includes any interest), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

               (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

               (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
          Section 2.13 shall survive the payment in full of the principal of and interest on the Term Loans made hereunder.

               (f) Each Lender or Participant that is not a United States person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall, on or before the date it becomes a party to this Agreement or a Participant, as the case may be, deliver to the Borrower and the Administrative Agent, Internal Revenue Service Form W-8BEN, Form W-9, or Form W-8ECI (as applicable to it), or, in the case of a Lender or Participant claiming exemption from U.S. federal withholding tax under
          Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit J, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender or Participant, in each case claiming complete exemption from or a reduced rate of United States federal withholding tax. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of and prior to the expiration of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower in writing at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph or which is no longer applicable to it (including without limitation, because of any change in any applicable treaty, law, or regulation) that such Non-U.S. Lender is not legally able to deliver, but such Non-U.S. Lender shall promptly notify the Borrower of such inability.

               (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

               (h) Each  Lender  that is a United  States  person as  defined in
          Section 7701(a)(30) of the Code shall on or before the Effective Date, deliver to the Administrative Agent a W-9 form, in form and substance satisfactory to the Administrative Agent.

        Section 2.14. Reserve Requirements; Change in Circumstances.

               (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO
          Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Term Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Term Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

               (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

               (c) A certificate of a Lender setting forth in reasonable detail a calculation of the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within ten days after its receipt of the same.

               (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, however, that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

        Section 2.15. Change in Legality.

               (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Term Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Term Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may require that all outstanding Eurodollar Term Loans made by it be converted to ABR Term Loans, in which event all such Eurodollar Term Loans shall be automatically converted to ABR Term Loans as of the effective date of such notice as provided in paragraph
          (b) below.

               (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Term Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Term Loan or, if earlier, on the last day on which such Lender may lawfully maintain Eurodollar Term Loans.

        Section 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Term Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Term Loan to an ABR Term Loan, or the conversion of the Interest Period with respect to any Eurodollar Term Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Term Loan to be made by such Lender not being made after notice of such Eurodollar Term Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder, except to the extent any such loss or expense is the result of the gross negligence or willful misconduct of the Administrative Agent. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its cost of obtaining funds for the Eurodollar Term Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Eurodollar Term Loan over (B) the amount of interest reasonably likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail a calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

        Section 2.17. Assignment of Term Loans Under Certain Circumstances.

               (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.13, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction and (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

               (b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or
          (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.13, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that:

        Section 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries (a) is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify is not materially likely to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

        Section 3.02. Authorization. The execution, delivery and performance by the Borrower and each Loan Party of each of the Loan Documents to which it is a party and the borrowing of the Term Loans (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary,
(B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound,
(ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary other than pursuant to the Collateral Documents.

        Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any Loan Party is a party, when executed and delivered by the Borrower or such Loan Party, as the case may be, as of the Effective Date will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against the Borrower or such Loan Party, as the case may be, in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

        Section 3.04. Governmental Approvals; No Conflicts. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Borrower or any of the Subsidiaries in connection with the Transactions, except such as have been or as of the Effective Date will be made or obtained and are in full force and effect.

        Section 3.05. Financial Statements.

               (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of earnings and statements of cash flows as of and for the fiscal year ended December 31, 2003, audited by and accompanied by the opinion of KPMG LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto were prepared in accordance with GAAP applied on a consistent basis, except as disclosed in such statements and notes.

               (b) Except as disclosed in the financial statements referred to above or the notes thereto after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

        Section 3.06. No Material Adverse Effect. There has been no event giving rise to a Material Adverse Effect in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2003.

        Section 3.07. Title to Properties; Possession Under Leases.

               (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its material leased properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.03.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

        Section 3.08. Subsidiaries. Schedule 3.08 sets forth a list of all direct or indirect Subsidiaries of the Borrower, including without limitation, all Excluded Subsidiaries and the percentage of the shares of each class of Capital Stock (other than ownership of or participations in a Receivables Transfer Subsidiary) owned beneficially or of record by the Borrower or a Subsidiary therein.

        Section 3.09. Litigation; Compliance with Laws. Except as set forth on
Schedule 3.09 or otherwise publicly disclosed at least three Business Days prior to the Effective Date,

               (a) there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or
          (ii) which would be materially likely to result in a Material Adverse Effect.

               (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be materially likely to result in a Material Adverse Effect.

        Section 3.10. Agreements.

               (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that would be materially likely to result in a Material Adverse Effect.

               (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be materially likely to result in a Material Adverse Effect.

        Section 3.11. Federal Reserve Regulations.

               (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

               (b) No part of the proceeds of the Term Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation U or X.

        Section 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        Section 3.13. Use of Proceeds. The Borrower will use the proceeds of the Term Loans as set forth in the recitals to this Agreement.

        Section 3.14. Tax Returns. Except as described in Schedule 3.14, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, and material state and local tax returns required to have been filed. Each of the Borrower and its Subsidiaries have paid or caused to be paid all taxes required to have been paid, except (a) taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books whatever reserves are required in accordance with GAAP consistently applied or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

        Section 3.15. No Material Misstatements. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent, the Collateral Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or to the public generally, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent, the Collateral Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

        Section 3.16. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the plan documents, applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to the Employee Benefit Plans of the Borrower and its ERISA Affiliates. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of assets in all such defined plans. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability or are in default (as defined in Section 4219(e)(5) of ERISA) with respect to payments to a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination would be materially likely to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is subject to any present or potential liability under Title IV of ERISA which, individually or in the aggregate, could have a Material Adverse Effect. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any ERISA Affiliate to be, incurred by the Borrower or any ERISA Affiliate. None of the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower, or ERISA Affiliate to be imposed on the assets of the Borrower or any member ERISA Affiliate. The Borrower is not a party to any collective bargaining agreement. Neither the Borrower nor any ERISA Affiliate has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code. As of the date hereof, the Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of the Borrower will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the date hereof, the Borrower is not a "governmental plan" within the meaning of Section 3(3) of ERISA and the Borrower will not be subject to state statutes applicable to the Borrower regulating investments and fiduciary obligations, of the Borrower with respect to governmental plans.

        Section 3.17. Environmental Matters. Each of the Borrower and the Subsidiaries has complied in all material respects with all material federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply which alone or together with any other such failure is materially likely to result in a Material Adverse Effect. The Borrower's and the Subsidiaries' plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, in violation of any such law or any regulations promulgated pursuant thereto or in any other applicable law where such violation is materially likely to result, individually or together with other violations, in a Material Adverse Effect.

        Section 3.18. Security Interests.

               (a) At all times after execution and delivery of the Pledge Agreements by the parties thereto, the Collateral Agent for the ratable benefit of the Lenders will have a valid, first priority, perfected security interest in the Pledged Stock (as defined in the Pledge Agreements), subject to no other Liens.

               (b) At all times after execution and delivery of the Collateral Documents by the appropriate parties thereto and completion of the filings listed on Schedule 3.18(b), and execution and delivery of the control agreements included in the Collateral Documents (subject to Section 5.12(a)), the security interests created in favor of the Collateral Agent, for the ratable benefit of the Lenders, pursuant to such Collateral Documents will constitute valid, perfected security interests in the Collateral (as defined in each respective agreement) subject thereto, subject to no other Liens (it being understood that the foregoing representation shall not apply to any such collateral sold in accordance with this Agreement), other than Liens permitted by this Agreement.

               (c) Schedule 3.18(c) lists each deposit account and securities account held by, or maintained for the benefit of, any Loan Party as of the date hereof.

        Section 3.19. Permitted Debt under Senior Note Indenture. The Loan Documents and the Indebtedness and other Obligations created under the Loan Documents constitute "Permitted Debt" within the meaning of the Senior Note Indenture. For purposes of the Senior Note Indenture, including the definition of "Credit Agreement" therein, this Agreement constitutes a replacement of such Credit Agreement.

        Section 3.20. Regulatory Compliance. The Borrower, and each Subsidiary that is a party thereto, are in full compliance with the OCC Agreement.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

        Section 4.01. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date"), and the obligation of any Lender to fund its Term Loan shall occur on the date, on which each of the following conditions is satisfied (provided such conditions shall have been fulfilled on or prior to May 6, 2004):

               (a) The Administrative Agent shall have received this Agreement and the Subsidiary Guaranties to be delivered on the Effective Date executed and delivered by a duly authorized officer of the relevant Loan Parties and each other party thereto. The Collateral Agent shall have received each of the Collateral Documents (including certificates for all pledged shares of stock and related stock powers or form powers of attorney) to be delivered on the Effective Date executed and delivered by a duly authorized officer of the relevant Loan Parties. Lenders' counsel shall have received UCC financing statements covering all of the Collateral.

               (b) The Administrative Agent shall have received an incumbency certificate and certified copies of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

               (c) The Administrative Agent shall have received true and complete copies of the certificate of incorporation or similar organizational document of each Loan Party, certified as of a recent date by the applicable secretary of state or equivalent governmental entity. The Administrative Agent shall have received a "long form" certificate of good standing from the applicable secretary of state or equivalent governmental entity for each Loan Party dated as of a recent date. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws or other organizational document of each Loan Party and Excluded Subsidiary, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party or Excluded Subsidiary.

               (d) The Administrative Agent shall have received an executed legal opinion of general counsel to the Borrower, in the form of Exhibit K hereto.

               (e) The Administrative Agent shall have received an executed legal opinion of Dorsey & Whitney LLP, special counsel to the Borrower, in the form of Exhibit L hereto.

               (f) All consents and approvals necessary to be obtained from any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

               (g) Lenders' counsel shall have received the results of a recent search of the UCC, judgment and tax lien filings which may have been filed with respect to the Borrower or any other Loan Party, and the results of such search shall be satisfactory to Lenders' counsel.

               (h) The Borrower shall have previously paid all of the principal, interest, performance payments (including accelerated performance payments), make-whole payments, fees and expenses accrued and otherwise outstanding under the Prior Credit Agreement. The Lenders, the Administrative Agent and the Collateral Agent shall have received all Fees (due and payable pursuant to this Agreement and the Fee Letter) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, travel expenses, diligence expenses and reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document through the Effective Date.

               (i) No Trust Pay Out Event, Series Pay Out Event or event giving rise to a Material Adverse Effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, shall have occurred.

               (j) The Borrower and each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing, at the time of funding the Term Loans.

               (k) No default or event of default  shall  exist under the Senior
          Note Indenture or any other material Indebtedness of the Borrower and the Subsidiaries.

               (l) The Agents and Lenders shall have received such additional documents, information and materials as they may reasonably request.

               (m) The Collateral Agent shall have received from the Borrower a copy of the Securities Account Pledge Agreement, and all Schedules and Exhibits thereto, each of which shall be in form and substance satisfactory to the Lenders.

               (n) The Administrative Agent shall have received from the Borrower a solvency certificate executed by a Financial Officer of the Borrower, in form and substance satisfactory to the Lenders.

               (o) The Administrative Agent shall have received from the Borrower certified copies of (i) all indentures to the Senior Note Indebtedness and (ii) the agreements identified in clause (a) of the definition of the Receivables Transfer Program, in each case certified as of the Effective Date.

               (p)  The  Administrative  Agent  shall  have  received  from  the
          Borrower a certificate of the Borrower's Financial Officer (i) certifying that the attached covenant calculation certificate attached thereto demonstrates compliance with the covenants set forth in
          Section 6.01 as of March 31, 2004 and (ii) certifying that the financial statements of DMCCB as of December 31, 2003, as publicly published, were prepared in accordance with applicable regulatory accounting principles and are true, accurate and complete. The Administrative Agent shall have received from the Borrower a certificate of the Borrower's Responsible Officer that the representations and warranties set forth in this Agreement or in any other Loan Document are true, accurate and complete as of the Effective Date (except to the extent that any such representations or warranties expressly apply to an earlier date, in which case such certification shall be as of such earlier date).

               (q) The Borrower shall simultaneously issue an irrevocable redemption notice to the trustee for all of its outstanding 10% Senior Notes due 2004, on the terms specified therefor under the applicable Senior Note Indenture.

               (r) The cash, cash equivalents and other assets, if any, held in the Credit Agreement Reserve Securities Account (as defined in the Prior Credit Agreement) shall have been transferred to a deposit account or a securities account that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.

               (s) Lenders' counsel shall have received a payoff letter with respect to the Prior Credit Agreement, and such payoff letter shall be reasonably satisfactory to Lenders' counsel.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender and each Agent that, so long as this Agreement shall remain in effect, the principal of or interest or premium on the Term Loans, any Fees, or any other expenses or amounts payable under any Loan Documents shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

        Section 5.01. Existence; Businesses and Properties.

               (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except
          (i) as otherwise expressly permitted under Section 6.05 and (ii) Immaterial Subsidiaries may be liquidated or dissolved if the Borrower reasonably determines that doing so would not be disadvantageous to the Lenders in any material respect.

               (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except (i) as permitted pursuant to Section 6.05 and (ii) with respect to Immaterial Subsidiaries, where the Borrower reasonably determines that the failure to take any such action would not be disadvantageous to the Lenders in any material respect); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, the failure to comply with which would be materially likely to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

        Section 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

        Section 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary shall have set aside on its books whatever reserves are required in accordance with GAAP and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

        Section 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent (which may, if possible, post such materials on Intralinks so long as all Lenders shall have access thereto):

               (a) within 100 days after the end of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, audited by KPMG LLP or any other Big Four Accounting Firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto);

               (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flow showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto), subject to normal year-end audit adjustments;

               (c) (i) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm, in the case of (a), or Financial Officer, in the case of (b), referred to in the applicable paragraph certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) within 30 days after the end of each month, a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.01 (as of the last day of the most recently ended calendar month) and stating whether any change in GAAP or in the application thereof (not previously communicated to the Administrative Agent in a certificate pursuant to this subsection) has occurred since the date of the Borrower's audited financial statements referred to in Section 3.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (d) within 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and the assumptions used therein) and, promptly when available, any significant revisions of such budget;

               (e) (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and (ii) except to the extent prohibited by applicable law or regulation, promptly after delivery thereof, such other reports as the Borrower or any Subsidiary shall have delivered to any other Governmental Authority;

               (f) within 30 days after the end of each month, the reports set out on Schedules 5.04(f)-1 and 5.04(f)-2; and

               (g) as soon as reasonably practicable, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

        Section 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following promptly after a Responsible Officer of the Borrower or any Subsidiary becomes aware of the same:

               (a) any Event of Default or Default (provided that, in the case of a Default, such notice may be oral, unless requested to be in writing by the Administrative Agent), specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

               (b) the filing or commencement of, or receipt of notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which would be materially likely to result in a Material Adverse Effect;

               (c) any development affecting or relating to the Borrower or any Subsidiary that in the reasonable judgment of the Borrower has resulted in, or is materially likely to result in, a Material Adverse Effect referred to in clause (a) of the definition of such term; and

               (d) the occurrence of any event which constitutes a Change in Control.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

        Section 5.06. Employee Benefits.

               (a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to the employee benefit plans (as defined in Section 3(3) of ERISA) of the Borrower and the ERISA Affiliates; and furnish to the Administrative Agent (i) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower or such ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
          Code) or to appoint a trustee to administer any such Plan, (iii) within five (5) Business Days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC,
          (iv) promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and (v) within ten (10) days of sending or receipt by the Borrower, copies of all filings or correspondence with the Department of Labor, the PBGC or Internal Revenue Service, Employee Benefit Plan, Multiemployer Plan regarding any Plan, or regarding or disclosing any liability or potential liability or violation of law under any such employee benefit plan or any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under
          Section 4975 of the Code or Section 406 of ERISA, notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, or any Form 5500 filed by the Borrower with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, in any such case in clause (v) which could result in a liability in excess of $500,000 either alone or in the aggregate.

(b) Deliver to the Administrative Agent such certifications or other evidence from time to time throughout the term of the Term Loans, as reasonably requested by the Administrative Agent or any Lender in its sole discretion, that (i) the Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA, (ii) the Borrower is not subject to state statutes applicable to the Borrower regulating investments and fiduciary obligations of the Borrower with respect to governmental plans and (iii) at least one of the following circumstances is true:

                           (A) Equity interests in Borrower are publicly offered
                  securities, within the meaning of 29 C.F.R. ss.
                  2510.3-101(b)(2);

                           (B) Less then 25 percent of each outstanding class of
                  equity interests in the Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.
                  2510.3-101(f)(2); or

                           (C) The Borrower qualifies as an "operating company"
                  or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

        Section 5.07. Maintaining Records; Access to Properties and Inspections. Maintain or cause to be maintained at all times true and complete books and records of its financial operations and permit the Administrative Agent, the Collateral Agent or any Lender and their designated representatives reasonable access after reasonable notice to all such books and records and to any of the properties or assets of the Borrower and the Subsidiaries during regular business hours in order that the Administrative Agent, the Collateral Agent and the Lenders may make such examinations and make abstracts from such books and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, Financial Officers and, after consultation with the Borrower, the independent accountants of the Borrower or any Subsidiary, all as the Administrative Agent, the Collateral Agent or any Lender may reasonably deem appropriate for the purpose of verifying the accuracy of the various reports delivered by the Borrower or any Subsidiary thereof to the Administrative Agent, the Collateral Agent or the Lenders or any of them pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. Except during the continuance of any Event of Default, all requests by Lenders or the Administrative Agent under this Section 5.07 shall be made through and coordinated by the Agents with a view to minimizing inconvenience to the Borrower and its Subsidiaries.

        Section 5.08. Further Assurances.

               (a) Promptly  perform or cause to be  performed  any and all such acts and execute or cause to be executed, at the cost and expense of the Borrower, any and all documents under the provisions of any applicable law, rule or regulation of any Governmental Authority, and take all such further actions, which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or which are necessary from time to time, in order to grant, maintain, preserve and protect in favor of the Collateral Agent for the benefit of the Lenders, the security interest in and pledge of the collateral under the Collateral Documents, including the perfection and priority thereof, all as provided in the Collateral
          Documents. The Borrower also agrees to provide to the Collateral Agent, from time to time upon request as directed by the Administrative Agent upon request as directed by the Lenders, evidence reasonably satisfactory to the Collateral Agent, as so directed, as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

               (b) With respect to any Subsidiary (other than MES Insurance Agency, LLC) organized in the United States (other than as prohibited by law or regulation) that has not previously done so, promptly (i) execute and deliver to the Collateral Agent, for the benefit of the Lenders, a new pledge agreement or such amendments or supplements to the Pledge Agreement as the Collateral Agent shall deem necessary or advisable, as directed solely by the Lenders, to grant to the Collateral Agent for the benefit of the Lenders, a Lien on all of the Capital Stock of such Subsidiary owned directly or indirectly by the Borrower or any such Subsidiary, and (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the parent company of such Subsidiary.

               (c) With respect to any Subsidiary (other than an Excluded Subsidiary) that has not previously done so, provide the Agents with written notice of the existence of such a Subsidiary, and cause such Subsidiary to execute and deliver to the Collateral Agent a Subsidiary Guaranty in substantially the form of Exhibit H hereto.

               (d) Cause MDI to be the direct or indirect parent of any Subsidiary whose Capital Stock is not pledged by the Borrower pursuant to the Pledge Agreement.

               (e) Cause any residual interest issued to or held by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) in connection with the sale of Accounts into a Receivables Transfer Program to be pledged as collateral pursuant to the Collateral Documents to secure the repayment of the Obligations.

        Section 5.09. Information Regarding Collateral. Furnish to the Collateral Agent prompt written notice of any change (a) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the jurisdiction of organization or formation of any Loan Party, (c) in any Loan Party's identity or corporate structure or (d) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

        Section 5.10. Sale of Accounts. Sell all Accounts comprising receivables owing by any obligor pursuant to any credit card Account under a credit card agreement held by a Credit Card Bank (to the extent not funded by deposits or capital of such Credit Card Bank) to the Borrower, any Subsidiary Guarantor or to another Depositary Institution (for the purpose of investing its deposits) or directly or indirectly through a Receivables Transfer Subsidiary, into or related to any Receivables Transfer Program. Notwithstanding the foregoing, Accounts may be sold in any manner as permitted by Section 6.08.

        Section 5.11. Regulatory Compliance. Cause each of its Insured Subsidiaries to be at all times (a) at least "adequately capitalized" for purposes of 12 U.S.C. ss.1831o, as amended, and at all times to maintain such amount of capital as may be prescribed from time to time, whether by regulation, agreement or order, by each Bank Regulatory Authority having jurisdiction over such Insured Subsidiary; and (b) in the case of the Borrower and DMCCB, to the extent either is a party respectively, be in compliance with any agreements
(as may be amended from time to time) entered into with any Bank Regulatory Authority including the OCC Agreement.

        Section 5.12. Deposit and Securities Accounts.

               (a) With respect to each account specified on Schedule 5.12(a), within 30 days of the Effective Date, the Borrower shall either (i) cause such account to become subject to a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, or (ii) close such account. Prior to taking the action specified in the prior sentence, each account listed on Schedule 5.12(a) shall be a "zero-balance account" or a "controlled disbursement account" (i.e., any balance remaining in any such account as of the end of any day shall be transferred at the end of such day to another account of the Borrower or any Subsidiary that is subject to a control agreement in favor of the Collateral Agent). In addition, at no time shall the amount of cash or other assets deposited or transferred into the accounts set forth on Schedule 5.12(a) (until such accounts become subject to control agreements as set forth above) exceed, in the aggregate, $5 million on any day or $10 million in any calendar month.

               (b) With respect to each account specified on Schedule 5.12(b), within 30 days of the Effective Date, the Borrower shall either (i) cause such account to become subject to a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, or (ii) close such account. The Borrower shall not, and shall not permit any Subsidiary to, deposit or transfer any cash or other assets into any account listed on Schedule 5.12(b) until such account becomes subject to a control agreement as set forth above. In addition, at no time shall the amount of cash or other assets on deposit in the accounts set forth on Schedule 5.12(b) (until such accounts become subject to control agreements as set forth above) exceed, in the aggregate, $2 million at any time.

               (c) With respect to the Borrower and each Subsidiary (other than an Excluded Subsidiary), deliver a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, prior to the establishment of any deposit account or securities account established on or after the Effective Date, other than (i) deposit accounts or securities accounts exclusively related to Receivables Transfer Programs and (ii) only to the extent of the first Five Hundred Thousand Dollars ($500,000) credited thereto, that certain securities account described as Money Market Fund A/C 5820-1737 held by U.S. Bancorp in the name of Metris Warranty Services of Florida, Inc., or any replacement thereof (the "MWSF Regulatory Compliance Account"). The Borrower agrees to promptly delivery or cause to be delivered to the Administrative Agent a copy of all statements, confirmations and correspondence concerning the MWSF Regulatory Compliance Account.

               (d) Within seven days of the Effective Date, the Borrower will deposit an amount of net proceeds of the Term Loans equal to the amount required to redeem such securities, including accrued and unpaid interest to the date of redemption and any applicable premium, into an account under the exclusive control of the Collateral Agent pending such redemption.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender and each Agent that, so long as this Agreement shall remain in effect, the principal of or interest or premium on the Term Loans, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

        Section 6.01. Financial Covenants.

               (a) Leverage Ratio. In the case of the Borrower, permit the Leverage Ratio at any time to exceed 2.0 to 1.0.

               (b) Minimum Consolidated Net Worth. In the case of the Borrower, permit Consolidated Net Worth at any time to be less than $750,000,000 after the Effective Date.

               (c) Minimum Equity to Managed Accounts Receivable Ratio. In the case of the Borrower, permit the Equity to Managed Accounts Receivable Ratio at any time to be less than 6%.

               (d) Minimum Equity to Delinquent Assets Ratio. In the case of the Borrower, permit the Equity plus Credit Reserves to Delinquent Assets Ratio at any time to be less than 2.25 to 1.00.

               (e) Minimum Equity plus Credit Reserves to Managed Accounts Receivable Ratio. In the case of the Borrower, permit the Equity plus Credit Reserves to Managed Accounts Receivable Ratio at any time to be less than 15%.

               (f) Available Liquidity Covenant. In the case of the Borrower, permit the Liquidity Amount to be less than $325,000,000 at any time.

        Section 6.02. Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of the Borrower or any Subsidiary Guarantor under this Agreement or the Subsidiary Guaranty;

               (b)  Indebtedness   secured  by  Liens  permitted  under  clauses
          (f)(ii), (h), (i), (k) and (l) of Section 6.03;

               (c) Indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date which is of the type described in clause (i) below and which is described in Schedule 6.02;

               (d) (i) Indebtedness of the Borrower and any Subsidiary Guarantor pursuant to the Senior Note Indenture in an aggregate principal amount at any one time outstanding not to exceed (A) $250,000,000 until the earlier of (x) the redemption of the Borrower's 10% Notes due 2004 and
          (y)  June  30,  2004,  and  (B)   $150,000,000   thereafter  and  (ii)
          Indebtedness of the Borrower or any Subsidiary Guarantor issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund the Indebtedness referred to in clause (i) of this subsection (d), other than
          Indebtedness under the Senior Note Indenture relating to the Borrower's 10% Senior Notes due 2004, (A) the terms of which have been provided to the Lenders at least seven Business Days before the date of such renewal, refinancing, extension or modification, (B) which do not shorten the date for payment of interest thereon or shorten the maturity (or weighted average life) or increase the principal amount thereof and which, after giving effect thereto, contain terms and conditions (including, without limitation, covenants and events of default) that are no less favorable taken as a whole to the Lenders in any material respect than the terms and conditions thereof applicable before giving effect thereto, and (C) at any time that a Default or Event of Default shall not have occurred and be continuing or would result therefrom;

               (e) Indebtedness arising out of any Receivables Transfer Program conducted by MRI, Metris Funding Co. or Metris Asset Funding Co., and, with respect to MCI, recharacterization of any sale thereby as indebtedness in connection with any such transfer of assets or receivables pursuant to a Receivables Transfer Program conducted by MRI, Metris Funding Co. or Metris Asset Funding Co.

               (f)  Indebtedness  in respect of loans and advances  permitted by
          Section 6.06(d) (for the avoidance of doubt, the exception in this clause shall only be permitted so long as no Default has occurred or is continuing);

               (g) Indebtedness in respect of deposits held by any Depositary Institution;

               (h) unsecured Indebtedness of the Borrower and its Subsidiaries maturing on or after the date that is 91 days after the Maturity Date in an amount not to exceed $50,000,000 and any other unsecured Indebtedness of the Borrower and its Subsidiaries maturing at any time but not to exceed $5,000,000 (for the avoidance of doubt, the exceptions in this clause shall only be permitted so long as no Default has occurred or is continuing); and

               (i) Indebtedness of the Borrower or any Subsidiary (which in each case may be secured pursuant to Section 6.03(b)) that is either (x) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement); provided, however, that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i)(x) shall not exceed $10,000,000, or (y) assumed in connection with the merger, consolidation or acquisition of a Person or substantially all of its assets existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or at the time of acquisition thereof, as the case may be, by the Borrower or a Subsidiary (provided that such Indebtedness was in existence prior to the contemplation of such merger, consolidation or acquisition); provided, however, that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i)(y) shall not exceed $5,000,000 (for the avoidance of doubt, the exceptions in this clause shall only be permitted so long as no Default has occurred or is continuing).

        Section 6.03. Liens. Create, incur, assume or permit to exist any Lien on any property or assets, including stock or other securities of any Person now owned or hereafter acquired or assign or convey any rights to or security interests in any future revenue (in each case, other than property or assets sold or transferred pursuant to the Receivables Transfer Program). Notwithstanding the foregoing, the following Liens shall be permitted (except that no Liens shall be permitted with respect to the Capital Stock of any Credit Card Bank or any other Subsidiary other than pursuant to the Pledge Agreements):

               (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Effective Date which (with the exception of existing Liens consisting of the interests of lessors under Capital Leases) are set forth in Schedule 6.03, provided that such Liens shall secure only those obligations which they secure on the Effective Date;

               (b) Liens on fixed or capital assets that are either (i) acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by Section 6.02(i)(x), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary or (ii) existing prior to the acquisition of such fixed or capital assets (or prior to the date on which any Person owning such fixed or capital assets becomes a Subsidiary), provided that (A) such security interests secure Indebtedness permitted by Section 6.02(i)(y), (B) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (C) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 and judgment liens securing judgments which have not given rise to Events of Default;

               (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or that are being contested in compliance with Section 5.03;

               (e) pledges and deposits made in the ordinary course of business in compliance with worker's compensation, unemployment insurance and other social security laws or regulations;

               (f) (i) deposits to secure the performance of bids, trade contracts (other than for Indebtedness) and leases (other than Capital Lease Obligations) and (ii) statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

               (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

               (h) Liens on Accounts and on credit cardholder accounts owned by the Borrower or any of its Subsidiaries, in each case securing Indebtedness incurred to finance the acquisition thereof so long as
          (i) such Liens do not at any time encumber any asset other than the Accounts and credit cardholder accounts financed by such Indebtedness and (ii) recourse for repayment of such Indebtedness is limited to the Accounts and credit cardholder accounts so financed (subject to customary limited recourse to the Borrower and its Subsidiaries relating to representations and warranties made with respect to such Accounts and credit cardholder accounts in connection with the incurrence of such Indebtedness);

               (i) other Liens to secure Indebtedness or other obligations of the Borrower or any Subsidiary, so long as after giving effect thereto the aggregate outstanding principal amount of Indebtedness or other obligations secured by such Liens under this Section 6.03(i) does not exceed $10,000,000 at such time;

               (j) Liens created by the Collateral Documents, including Liens that attach as a result of an Event of Default or Default;

               (k) Liens on cash, cash equivalents, marketable securities and certificates of deposit pledged pursuant to the Securities Account Pledge Agreement, to secure the Borrower's obligations with respect to letters of credit issued from time to time by U.S. Bank National Association, which Liens shall not at any time exceed an aggregate market value of $16,500,000 (which $16,500,000 includes all Liens securing at 110% of the stated amount of letters of credit outstanding from time to time, including those letters of credit outstanding on the Effective Date and listed on Schedule 6.03); and

               (l) Liens securing DMCCB's settlement obligations to MasterCard or VISA pursuant to the Bylaws of MasterCard or VISA, and all rules, regulations and policies of membership with MasterCard or VISA or as required by any Bank Regulatory Authority including under the OCC Agreement; provided however, that any such Lien to MasterCard or VISA shall only be allowed to the extent such settlement obligations are not already reserved for under the OCC Agreement.

        Section 6.04. Securities Account Pledge Agreement. Amend the Securities Account Pledge Agreement, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld; provided, however, that the Borrower may amend the Securities Account Pledge Agreement to provide for the issuance of letters of credit up to $15,000,000 in aggregate stated amount and to provide for cash collateralization therefor in amount not in excess of 110% of the stated amount of outstanding letters of credit.

        Section 6.05. Mergers, Consolidations, and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary, except:

               (a) if immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Wholly Owned Subsidiary may (A) merge or consolidate into the Borrower or a Wholly Owned Subsidiary Guarantor in a transaction in which the Borrower or a Wholly Owned Subsidiary Guarantor is the surviving corporation or (B) transfer assets to the Borrower or to a Security Interest Grantor that is a Wholly Owned Subsidiary or (ii) upon the receipt of an opinion, in form and substance reasonably acceptable to the Lenders, by a nationally recognized investment or accounting firm, as to the fairness to the Lenders, any Wholly Owned Subsidiary may merge into or consolidate with or transfer assets to any Person that upon the consummation of such merger, consolidation or transfer is a Wholly Owned Subsidiary Guarantor in a transaction (A) in which no Person other than the Borrower or a Wholly Owned Subsidiary Guarantor receives any consideration and (B) after giving effect to such transaction, each of the Available Total Investment Basket, and the Available Cash Investment Basket, is not less than zero;

               (b) any Receivables Transfer Subsidiary may merge or consolidate into or transfer assets to another Receivables Transfer Subsidiary in a transaction in which no other Person receives any consideration; and

               (c) sales of Accounts expressly permitted by Section 6.08(d), (e) and (f).

        Section 6.06. Investments, Loans, Advances and Guarantees. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist (other than any increase in value of any prior investment) any investment or any other interest in, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or portion thereof) (collectively, "Investments"), except:

               (a) Permitted Investments; provided, however, that if a Permitted Investment ceases to be a Permitted Investment due to a downgrading or withdrawal of a rating assigned by a rating agency, then such investment shall cease to be a Permitted Investment 30 days following such downgrading or withdrawal;

               (b)  Investments  existing  on the date  hereof  and set forth on
          Schedule 6.06, to the extent such investments would not be permitted under any other clause of this Section;

               (c) Investments existing on the date hereof by the Borrower and its Subsidiaries in the Capital Stock of their Subsidiaries;

               (d) Investments made by the Borrower or any Subsidiary after the Effective Date (i) to or in (including guaranteeing the obligations
          of) the Borrower or any Subsidiary Guarantor, (ii) to or into any Subsidiary that is not a Subsidiary Guarantor in an aggregate amount not to exceed $2,000,000 at such time, (iii) to or into an existing Receivables Transfer Subsidiary to establish or maintain a Receivables Transfer Program, (iv) to or into any Depositary Institution; provided, however, that the aggregate amount of Investments made by the Borrower or any Subsidiary after the Effective Date pursuant to this clause (iv) shall not exceed the greater of (A) any amounts required under the OCC Agreement and (B) an amount not to exceed the amount necessary to provide that such Depositary Institution qualifies as "well capitalized" for purposes of 12 U.S.C. ss.1831o (after application of the FFIEC Expanded Guidance for Subprime Lending Programs), as amended, or such higher amount as may be required from time to time by the applicable regulatory body or agency; and (v) to or into any other Subsidiary that is an insurance company or other regulated financial institution that is not a Depository Institution to the extent necessary to comply with laws, regulations or orders with respect to such Subsidiary; provided, however, that the aggregate amount of Investments made by the Borrower and its Subsidiaries after the Effective Date pursuant to this clause (v) shall not exceed $5,000,000;

               (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (f) Investments made in connection with a sale of assets permitted by Section 6.08 to the extent of the non-cash consideration received by the Borrower or a Subsidiary;

               (g) upon the receipt of an opinion, in form and substance reasonably acceptable to the Lenders, by a nationally recognized investment or accounting firm, as to the fairness to the Lenders, Investments consisting of purchases of Accounts so long as the aggregate consideration paid by the Borrower and its Subsidiaries in respect of all such Investments consummated during any period of four fiscal quarter periods (an "Acquisition Test Period") of the Borrower (excluding any such consideration paid with Capital Stock of the Borrower) shall not exceed $300,000,000, provided that (i) for the purposes of this clause (g), the aggregate consideration paid for Accounts on the date of any determination after the end of the fiscal quarter during which such Accounts were acquired shall be deemed to be the lesser of (x) the actual aggregate consideration paid by the Borrower and its Subsidiaries and (y) the outstanding amount of such Accounts determined in accordance with GAAP as of the most recent fiscal quarter ending prior to such date of determination and (ii) any acquisition of Accounts that is permitted under this clause (g) on the date of determination shall remain permitted once such transaction is consummated, notwithstanding the average Managed Accounts Receivable subsequent to such date of determination;

               (h) guaranties or indemnifications by the Borrower with respect to performance bonds or other sureties (other than in respect of Indebtedness) required by any regulatory authority, MasterCard or VISA to be obtained by a Subsidiary in the ordinary course of business;

               (i) Qualified Investments financed solely with Capital Stock of the Borrower in any Person that, after giving effect to such Investment, is (i) a Supermajority-Owned Subsidiary and (ii) to the extent required by Section 5.08(c), a Subsidiary Guarantor; and

               (j) Qualified Investments not otherwise permitted by clause (i) above financed solely with Capital Stock of the Borrower in any Person that, after giving effect to such Investment, is a Majority-Owned Subsidiary Guarantor; provided, however, that, after giving effect to such Investment, the Available Total Investment Basket shall not be less than zero.

        Section 6.07. Restricted Payments; Certain Payments of Indebtedness.

               (a) Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except

                         (i) the  Borrower  may make  Restricted  Payments  with
                    respect to its Capital Stock payable solely in additional Capital Stock,

                         (ii) Restricted Payments may be made to the Borrower or
                    any Subsidiary Guarantor,

                         (iii) the Borrower may make  Restricted  Payments,  not
                    exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries,

                         (iv) the Borrower may  distribute  rights to all of its
                    shareholders and may purchase, redeem or otherwise acquire or retire equity interests issued pursuant to any shareholder rights plan of the Borrower, as the same may be adopted, amended, supplemented, modified or restated from time to time or replaced by a comparable agreement, provided that the aggregate amount of the Restricted Payments made pursuant to this clause (iv) after the Effective Date does not exceed $1,000,000,

                         (v) the Borrower  may make  declare and pay  dividends,
                    provided that the aggregate amount of such dividend (A) shall be allowed under existing law, (B) shall not cause a default or event of default under the Senior Note Indenture or any other material Indebtedness and (C) shall not exceed $.01 per share of the Borrower's Capital Stock in any fiscal quarter or $4,000,000 in any fiscal year, and

                         (vi) the  Borrower  may issue  options or other  equity
                    securities of the Borrower to outside directors, members of management or employees of the Borrower or any of its Subsidiaries.

          For the avoidance of doubt, during the occurrence or continuance of an Event of Default, clauses (iii) through (v) of this Section 6.07(a) shall not be permitted exceptions.

               (b) Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any
          Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                         (i) payment of Indebtedness created under the Loan Documents;

                         (ii)  payment  of  regularly   scheduled  interest  and
                    principal payments as and when due in respect of any Indebtedness (subject to any subordination provisions thereof);

                         (iii) refinancings of Indebtedness to the extent permitted by Section 6.02(d); and

                         (iv) payment of secured  Indebtedness  that becomes due
                    as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

        Section 6.08. Disposition of Assets. Sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its Capital Stock or other ownership interest in such Subsidiary (other than to the Borrower or any Subsidiary Guarantor), except:

               (a) sales of used or surplus equipment and Permitted Investments in the ordinary course of business;

               (b) sales,  transfers and dispositions permitted by clause (a) or
          (b) of Section 6.05;

               (c) sales, transfers and dispositions of assets (other than Capital Stock of a Subsidiary) that are not permitted by any other clause of this Section 6.08; provided, however, that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $50,000,000 during any fiscal year of the Borrower;

               (d) sales, transfers and dispositions of Accounts in connection with the Receivables Transfer Program;

               (e) sales, transfers and dispositions of Accounts (and, to the extent necessary in connection with such sale, related credit cardholder accounts), so long as the fair market value of the Accounts sold during any period of four fiscal quarter periods of the Borrower shall not exceed 15% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarters of the Borrower and its Subsidiaries most recently ended; and

               (f) sales, transfers and dispositions of Accounts that have been charged off on the books and records of the Borrower or a Subsidiary in accordance with its standard credit and collection policies;

provided, however, that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and for cash consideration equal to at least 85% of such fair value and all such Net Proceeds shall be applied in accordance with Section 2.09; provided further, however, that such 85% cash requirement shall not apply to sales, transfers, leases and other dispositions that constitute Excluded Asset Sales. The notice provisions of Section 2.09 shall apply with respect to any sale under this Section 6.08.

        Section 6.09. Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business (provided that this requirement shall be deemed satisfied in respect of the Receivables Transfer Program) that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and one or more Subsidiary Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

        Section 6.10. Amendment of Material Documents. Amend, modify or waive
(a) any certificate of incorporation, by-laws or other organizational documents of any of the Loan Parties or any Excluded Subsidiary or (b) the Senior Note Indenture, in each case in any respect materially adverse to the Lenders, the Collateral Agent or the Administrative Agent, provided that, with respect to
(a), the Borrower shall deliver a copy of each such amendment, modification or waiver in each case certifying that such amendment, modification or waiver is not in any respect materially adverse to the Lenders, the Collateral Agent or to the Administrative Agent, and with respect to (b) only, as evidenced by an opinion of outside counsel, and in each case under (a) and (b) such certificate or opinion shall be reasonably acceptable to the Administrative Agent in form and substance.

        Section 6.11. Limitations on Restrictions on Dividends by Subsidiaries. Permit or place, or permit any Subsidiary to permit or place, any restriction, directly or indirectly on (a) the payment of dividends or other distributions by any Subsidiary or (b) the making of advances or other cash payments by any Subsidiary to the Borrower, except, in either case, (i) as specifically set forth in this Agreement, (ii) as may be required under a Receivables Transfer Program with respect to the frequency of dividends from any Receivables Transfer Subsidiary or (iii) as may be required by restrictions imposed by applicable requirements of law or by any Bank Regulatory Authority.

        Section 6.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the applicable Subsidiary Guaranty, other than (a) this Agreement and the other Loan Documents, (b) the Senior Note Indenture (or the documentation in respect of any exchange, refinancing, extension or renewal of the Senior Note Indebtedness permitted by Section 6.02(d)(ii)), (c) any agreements entered into by a Receivables Transfer Subsidiary in respect of its assets or property, (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and shall be limited by the provisions of Section 6.02(i), (e) any restrictions regarding encumbrances on property leased by the Borrower or a Subsidiary contained in the documents relating to the relevant lease, (f) in an agreement for the purchase or acquisition of Accounts or credit card accounts otherwise permitted hereunder, that (i) prior to the agreed-to purchase or acquisition of Accounts or credit card accounts, restricts the right of the Borrower or Subsidiary party thereto to assign or otherwise transfer its rights under such agreement or (ii) after the agreed-to purchase or acquisition of Accounts or credit card accounts, restricts the right of the Borrower or Subsidiary party thereto to assign or transfer any surviving indemnification rights under such agreement, (g) any restrictions on encumbrances on property imposed by applicable requirements of law, the OCC Agreement or by any Bank Regulatory Authority and (h) the restrictions applicable to the MWSF Regulatory Compliance Account (as defined in Section 5.12 hereof), provided that the Borrower shall not, nor shall it permit or cause any Subsidiary to, grant a Lien on the MWSF Regulatory Compliance Account or any property or deposit therein or credited thereto, except to the Collateral Agent to the extent permitted by applicable laws and regulations.

        Section 6.13. Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters, provided that the Borrower may make one election after the Effective Date to change its fiscal year end if the Borrower shall provide the Lenders with such financial information as is reasonably useful to allow the Lenders to compare the financial position and results of operations of the Borrower and its Subsidiaries prior and subsequent to such change for all relevant fiscal periods of the Borrower and its Subsidiaries.

        Section 6.14. Limitations on Lines of Business, etc. Enter into any business or business activity other than (a) in the case of any Receivables Transfer Subsidiary, the purchasing, holding, owning and selling of the Accounts of the Borrower and its Subsidiaries and any activities incidental to and necessary or convenient for the accomplishment of such purposes and (b) in the case of the Borrower or any other Subsidiary, (i) businesses in which the Borrower or any of such Subsidiaries are engaged on the date hereof or businesses reasonably related thereto, including direct marketing and providing consumer-oriented or consumer-related financial products and services (including, but not limited to, consumer credit products, extended service plans and fee-based products) and (ii) business financial services for business and corporate customers (including sole proprietorships), including, but not limited to, issuing credit cards, merchant card transaction processing, installment lending, extending lines of credit and equipment leasing, provided that the Borrower and its Subsidiaries shall be engaged primarily in the businesses referred to in clause (b)(i).

        Section 6.15. Certain Matters Related to Accounts. In the case of the Borrower, sell, transfer or otherwise dispose of any Accounts owned by it to any Person except (a) to a Receivables Transfer Subsidiary whose Capital Stock has been pledged pursuant to a Pledge Agreement, (b) directly into a Receivables Transfer Program, (c) to a Subsidiary Guarantor or (d) as permitted by Section 6.08(d), (e) and (f).

        Section 6.16. Employee Benefit Plans. The Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent, the Collateral Agent or any Lender of any of its rights under this Agreement or the other Loan Documents) to be non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject the Administrative Agent, the Collateral Agent, or any Lender to liability for a violation of ERISA or such a state statute.

                                  ARTICLE VII
                                EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

               (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any respect material to the interests of the Lenders when so made, deemed made or furnished;

               (b) default shall be made in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

               (c) default shall be made in the payment of any interest on any Term Loan or any Fee or any other Obligations (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

               (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01(a),
          Section 5.05(d) or Article VI of this Agreement;

               (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.05 (other than Section 5.05(d)) of this Agreement and such default shall continue unremedied for a period of ten (10) Business Days;

               (f) default shall be made in the due observance or performance of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent, the Collateral Agent or the Required Lenders to the Borrower;

               (g) the Borrower or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness or fail to pay any amount in respect of any Rate Protection Agreement, in each case when and as the same shall become due and payable (after giving effect to any applicable period of grace specified in the instrument evidencing or governing such Indebtedness or Rate Protection Agreement), (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness after giving effect to any applicable period of grace specified in the instrument evidencing or governing such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (iii) in the case of the Borrower, fail to observe or perform any term, covenant, condition or agreement contained in the Senior Note Indenture or any other agreement or instrument evidencing or governing any of the Senior Note Indebtedness if the effect of any failure referred to in this clause (iii) is to cause, or to permit the holder or holders of such Senior Note Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, all or any portion of such Senior Note Indebtedness to become due prior to its stated maturity;

               (h) (i)(A) an event of default, termination event or similar event shall occur which results in the suspension or termination of the ability of the Borrower or any of its Subsidiaries to sell or transfer receivables for cash pursuant to the Receivables Transfer Program; provided, however, that this clause (A) will not be applicable,  in  the  case  of  any  such  event  with  respect  to  a
          Receivables Transfer Program, so long as the Borrower obtains a commitment for an alternative Receivables Transfer Program (for a comparable or greater amount) within 30 days after the occurrence of such event and such commitment is maintained throughout the remaining scheduled term of the affected Receivables Transfer Program, or (B) the Borrower or any of its Subsidiaries shall fail to maintain the existence of the Receivables Transfer Program for a period of 30 consecutive days other than as a result of an event or condition described in clause (i)(A) of this paragraph (h); (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its Subsidiaries, under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries or (C) the winding-up or liquidation of the Borrower or any of its Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) any insolvency event, Servicer Default (as defined under the Master Trust Agreement or any Series thereunder), Trust Pay Out Event, Series Pay Out Event, event of default, early amortization event, termination event or similar occurrence shall occur under any OCC Agreement, loan agreement, security agreement, trust agreement, indenture, or Receivables Transfer Program sale or financing agreement, to which the Borrower, the Metris Master Trust or any direct or indirect Subsidiary is a party;

               (j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
          (vii) take any action for the purpose of effecting any of the foregoing;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof (unless such judgment is covered by insurance and the insurer has offered to defend such judgment or acknowledged, in writing, its liability with respect thereto) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment (unless the Borrower or the relevant Subsidiary, as applicable, has previously established reserves under GAAP consistently applied for the full amount of such judgment);

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

               (m) any Collateral Document or Subsidiary Guaranty shall not be in full force and effect, enforceable in accordance with its terms, or the security interest purported to be created by any Collateral Document shall not be a valid and enforceable perfected first priority security interest in any collateral subject thereto (except, in the case of the Borrower Security Agreement, in connection with releases of collateral thereunder in accordance with the terms thereof);

               (n) a Change in Control shall occur;

               (o) (i) the federal deposit insurance of any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be terminated pursuant to 12 U.S.C. ss.1818(a) or any successor provision or (ii) any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be required (whether or not the time allowed by the appropriate Bank Regulatory Authority for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. ss.1831o(b)(2)(C), as amended; or

               (p) any demand is made by MRI on any demand note made by the Borrower in favor of MRI;

then, and in every such event (other than an event with respect to the Borrower described in clause (ii) of paragraph (h) or in paragraph (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, declare the Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (ii) of paragraph (h) or in paragraph (i) or (j) above, the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. The Lenders shall be entitled to deliver a "Notice of Sole Control" or the equivalent under any control agreement only upon the occurrence and continuation of an Event of Default.

                                  ARTICLE VIII
                                   THE AGENTS

        Section 8.01. The Administrative Agent and the Collateral Agent.

               (a) In order to expedite the transactions contemplated by this Agreement and the other Loan Documents, each Lender hereby appoints the Administrative Agent to act as administrative agent on behalf of the Lenders, and each Lender hereby appoints the Collateral Agent to act as collateral agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Term Loan, any Note or any interest therein by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto and authorizes the Collateral Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Collateral Agent by the terms and provisions hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Term Loans and all other amounts due to the Lenders hereunder or the other Loan Documents, and promptly to distribute to each Lender its pro rata share of each payment so received, (ii) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which an officer of the Administrative Agent has actual knowledge acquired in connection with its agency hereunder, (iii) to act as Administrative Agent on behalf of the Lenders under the other Loan Documents and, in each instance, subject to the authorization and direction pursuant to Section 8.01(c) of the Required Lenders (or all Lenders as the context may require), to exercise all rights granted to the Administrative Agent under this Agreement and the other Loan Documents, and (iv) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent; provided, however, that no duties or responsibilities herein or therein shall be implied to have been assumed by the Administrative Agent. The Collateral Agent is hereby expressly authorized by the Administrative Agent and the Lenders, without hereby limiting any implied authority, (A) to receive on behalf of the Administrative Agent and the Lenders all payments due under the Collateral Documents and the Subsidiary Guaranties, and promptly to distribute such amounts to the Administrative Agent for distribution to each Lender as provided above, (B) to give notice on behalf of the Administrative Agent and each Lender to the Borrower or any other Loan Party of any default specified in the Collateral Documents or the Subsidiary Guaranties of which an officer in the corporate trust department of the Collateral Agent has actual knowledge acquired in connection with its agency hereunder or thereunder, provided that the Collateral Agent shall be entitled to rely conclusively on all certifications and withdrawal requests made by any other party hereto, shall not have any obligation to investigate any statements made therein or be liable for any withdrawals made pursuant to a request by the Lenders that later proves to be improper or incorrect, (C) to act as Collateral Agent on behalf of the Lenders hereunder and under the Collateral Documents and the Subsidiary Guaranties and, in each instance, subject to the authorization and direction from the Administrative Agent or all Lenders, to exercise all rights granted to the Collateral Agent hereunder or under such Collateral Documents and Subsidiary Guaranties, and (D) take the actions it is authorized to take pursuant to the Loan Documents, subject to authorization and direction pursuant to Section 8.01(c), in order to release collateral thereunder; provided, however, that no duties or responsibilities herein or therein shall be implied to have been assumed by the Collateral Agent.

               (b) Neither Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith (or the other Loan Documents), or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither Agent shall be responsible to the Lenders or the holders of any interest in the Notes or the Term Loans for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other notes, instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any interest in Notes or the Term Loans. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the other Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the other Agent or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Either Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

               (c) Except as expressly set forth in the Loan Documents, the Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders (or all Lenders as the context may require). For the avoidance of doubt, it is understood that this Section 8.01(c) shall not be construed to permit an Agent to take any discretionary action whatsoever, but merely an acknowledgment that the Required Lenders (or the Lenders, as the case may be) can instruct such Agent to take action, or refrain from taking action, provided that such action (or inaction, as the case may be) does not involve discretionary decision-making.

               (d) Subject to the appointment and acceptance of a successor Agent as provided below, (i) either Agent may resign at any time by notifying the Lenders, the other Agent and the Borrower and (ii) such Agent, at the request of the Required Lenders shall resign. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders (and reasonably consented to by the Borrower) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or the Required Lenders shall have requested the resignation of such Agent, then (i) the retiring Agent may, on behalf of the Lenders and the Borrower, appoint a successor Agent, if such Agent shall have resigned by notifying the Lenders or (ii) otherwise, the Required Lenders may petition a court of competent jurisdiction to replace the terminated Agent, in each case (except as waived by the Required Lenders) which successor shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as a successor Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. Each retiring Agent shall execute and deliver any and all instruments or documents necessary or advisable to transfer its rights, powers, privileges and duties hereunder and under the other Loan Documents and to maintain the perfection and priority of all security interests granted under the Loan Documents. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

               (e) Notwithstanding anything herein to the contrary, (i) the Required Lenders may, with or without cause, at any time terminate the rights and obligations of either Agent hereunder, and (ii) if a Default has occurred and is continuing, no consent of the Borrower shall be required under this Section 8.01 in connection with any termination or appointment of an Agent.

               (f) The Borrower hereby agrees to pay the reasonable fees and expenses of each Agent (including fees of counsel) for its service under this Agreement and any other Loan Document, and to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it under this Agreement or any other Loan Document. To the extent not paid by the Borrower, the Lenders may (in their sole discretion) reimburse an Agent, upon written request, each in the amount of its pro rata share of expenses incurred for the benefit of the Lenders by such Agent; provided, however, that neither the Borrower nor any Lender shall be liable to such Agent for any portion of such fees or expenses disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. If, and to the extent that the obligations under this Section 8.01 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

               (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or hereunder.

               (h) The covenants contained in this Section 8.01 shall survive the payment or satisfaction in full of all other Obligations.

               (i) The relationship between the Administrative Agent and each of the Lenders, and the Collateral Agent and each of the Lenders, is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between such Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between an Agent and any of the Lenders.

               (j) As an independent contractor empowered by the responsibilities hereunder and under the Loan Documents, the Collateral Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and by the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Collateral Agent as "secured party,"
          "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

               (k) A payment by the Borrower to an Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Collateral Agent agrees to promptly remit any payment to the Administrative Agent, except as otherwise expressly provided herein or in any of the other Loan Documents. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

               (l) If a court of competent jurisdiction shall adjudge that any amount received and distributed by an Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               (m) Any and all rights granted to the Administrative Agent under this Agreement or any other Loan Document are to be held and exercised by the Administrative Agent as administrative agent for the benefit of the Lenders pursuant to the provisions of this Agreement. Any and all rights granted to the Collateral Agent under this Agreement or any other Loan Documents are to be held and exercised by the Collateral Agent as collateral agent for the benefit of the Lenders pursuant to the provisions of this Agreement.

               (n) Each of the parties hereto acknowledges and agrees that the Collateral Agent and its affiliates are permitted to receive compensation that could be deemed to be in such Agent's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in Permitted Investments.



                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

               (a) if to the Borrower, to it at Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, Attention of Treasurer (Telephone No. (952) 358-4508) (Telecopy No. (952) 593-4733), with a copy to the attention of General Counsel of Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305 (Telephone No.
          (952) 358-4339) (Telecopy No. (952) 525-5098);

               (b) if to the Administrative Agent, to it at Project Finance and Escrow Group Deutsche Bank Trust Company Americas, 60 Wall Street, Mail Stop: NYC60-2710, New York, NY 10005, Attention: Boris Treyger (Telecopy No. 212-797-8625);

               (c) if to the Collateral Agent, to it at Project Finance and Escrow Group Deutsche Bank Trust Company Americas, 60 Wall Street, Mail Stop: NYC60-2710, New York, NY 10005, Attention: Boris Treyger (Telecopy No. 212-797-8625); and

               (d) if to a Lender,  to it at its  address  set forth on Schedule
          2.01 or as may be modified by written notice to the Borrower or the Administrative Agent;

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. The Administrative Agent shall upon request provide to the Borrower or the Collateral Agent a list of notice addresses of the Lenders.

        Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Term Loans or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid.

        Section 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the Collateral Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Collateral Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of the Lenders.

        Section 9.04. Successors and Assigns.

               (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

               (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Term Loan and the Note related thereto), provided that (i) the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to any interest, Fees, and other Obligations accrued for its account hereunder, not so assigned and not yet paid)).

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Term Loan without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and
          Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;
          (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
          (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain, as agent of the Borrower, at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Term Loan and related Note held by each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Term Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an administrative questionnaire, and a form W-9 in form satisfactory to the Administrative Agent completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the other Lenders, the Collateral Agent and the Borrower.

               (f) Each Lender may without the consent of the Borrower or either Agent sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan and the related Note); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Participant shall be entitled to the benefit of the provisions contained in
          Section 2.13 limited, as to each Participant, to the amount the selling Lender could claim and (iv) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Term Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Term Loans and related Notes, or extending any scheduled principal payment date or date fixed for the payment of principal of or interest or Fees on the Term Loans and related Notes).

               (g) Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or Participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on substantially similar terms to those set forth in
          Section 9.16.

               (h) Notwithstanding the limitations set forth in paragraph (b) above, any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank or to secure such Lender's obligations to any third party, in each case without the prior written consent of the Borrower, the Collateral Agent or the Administrative Agent, provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes, in the form of Exhibit F hereto, evidencing the Term Loan made to the Borrower by the assigning Lender hereunder.

               (i) The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Required Lenders.

        Section 9.05.  Expenses; Indemnity.

               (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lenders and the Agents in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by either Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Term Loans made hereunder, including (i) the reasonable fees and disbursements of outside counsel to Lenders, the Administrative Agent and the Collateral Agent, (ii) in connection with any such amendment, modification or waiver, the fees and disbursements of any common counsel and (iii) in connection with any such enforcement or protection, the fees and disbursements of any counsel for the Agents or any Lender.

               (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and their directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Term Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided further, however, that the Borrower will only be liable for the fees of a single firm which shall act as common counsel for the Lenders, except (A) in the case where (x) a Lender reasonably determines based upon the written advice of legal counsel, a copy of which shall be provided to the Borrower, in its judgment that having common counsel would present such counsel with a conflict of interest,
          (y) a Lender reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to other Lenders or (z) defense of any action or proceeding is not assumed by the Lenders, (B) for separate counsel for each Agent and (C) local counsel for any of the forgoing.

               (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Term Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of an Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by evidence in reasonable detail sufficient to identify the nature and amount of the expense so incurred.

        Section 9.06.     Right of Setoff.

               (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower of any such setoff and the application thereof made by such Lender.

               (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Term Loan, or interest or premium thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in greater proportion than any such payment to or collateral received by any other applicable Lender, if any, in respect of such other Lender's Term Loan, or interest or premium thereon, or fees, such benefited Lender shall purchase for cash from such other Lenders such portion of each such other Lenders' Term Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Term Loan may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        Section 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CONFLICT OF LAW PRINCIPLES THEREOF, BUT INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

        Section 9.08. Waivers; Amendment.

               (a) No failure or delay of either Agent or any Lender in exercising any power, remedy, privilege or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, powers, privileges and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers, privileges or remedies otherwise provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

               (b)  Neither  this  Agreement,  any other Loan  Document  nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent, the Required Lenders, the Borrower and each other affected Loan Party; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the scheduled date of amortization or the maturity of or date for the payment of any principal or interest on a Term Loan (or any
          Note), or waive or excuse any such payment or any part thereof, or decrease the rate of interest on a Term Loan (or any Note), without the prior written consent of each Lender affected thereby, (ii) amend or modify the provisions of this Section 9.08 or reduce the percentage specified in the definition of the "Required Lenders", without the prior written consent of each Lender, (iii) reduce the amount or extend the time of payment of any Fee, indemnity or other Obligation payable to a Lender or an Agent under any Loan Document, without the prior written consent of each Lender or Agent affected thereby, (iv) change Section 2.10 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) release or otherwise limit or modify the obligations of any material Subsidiary Guarantor (except as provided in the Subsidiary Guaranty) or release all or any substantial part of the collateral securing the Obligations (except as provided in the Borrower Security Agreement) in each case without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent hereunder without the prior written consent of such Agent. Each Lender and each holder of a Term Loan shall be bound by any waiver, amendment or modification authorized by this Section 9.08, and any consent by any Lender or holder of a Term Loan pursuant to this
          Section 9.08 shall bind any Person subsequently acquiring a Term Loan from it.

        Section 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable in respect of the Term Loan held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

        Section 9.10. Entire Agreement. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

        Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

        Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

        Section 9.14. Headings. The cover page, the Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        Section 9.15. Jurisdiction; Consent to Service of Process.

               (a) Each of the parties hereto agrees that a final judgment in any New York State court or any federal court of the United States of America sitting in New York City shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

               (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        Section 9.16. Confidentiality. Unless otherwise agreed to in writing by the Borrower, the Administrative Agent, the Collateral Agent, and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than such Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees (including an Approved Fund of such Lender) and Participants, and then only on a confidential basis; provided, however, that an Agent or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or federal or foreign authority or examiner regulating banks or banking, (d) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (e) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender and (f) to any other party to this Agreement. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of its Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender not permitted by this Agreement, (ii) was available to an Agent or any Lender on a nonconfidential basis prior to its disclosure to such Agent or such Lender by the Borrower or any of its Affiliates from a Person who is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates or is not otherwise prohibited from transmitting the information to such Agent or such Lender or (iii) becomes available to an Agent or any Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to such Agent or such Lender. In addition, the terms of any confidentiality agreement between any Lender and the Borrower will remain in full force and effect pursuant to the terms thereof.

        Section 9.17. Releases of Guarantees and Liens.

               (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.08) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any disposition expressly permitted by Section
          6.08 or that has been consented to in accordance  with Section 9.08 or
          (ii) under the circumstances described in paragraph (b) below.

               (b) At such time as the Term Loans and the other Obligations shall have been paid in full in cash, the Collateral shall be released from the Liens created by the Collateral Documents, and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Agents and each Loan Party under the Collateral Documents shall terminate. In connection with any such payment in full of the Obligations, each Agent shall deliver a payoff or release letter, as applicable (in form and substance satisfactory to the Agents and the Borrower) in respect of the Liens created by the Collateral Documents.

        Section 9.18. Mutual Drafting. This Agreement and each other Loan Document is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties hereto, and shall not be construed for or against any party hereto.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






         IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Collateral Agent, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             METRIS COMPANIES INC., as Borrower,


                             By:/s/Scott R. Fjellman
                             Name: Scott R. Fjellman
                             Title:    Senior Vice President and Treasurer



                             DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Administrative Agent and as Collateral
                             Agent for the Lenders,


                             By:/s/Richard L Buckwalter
                             Name: Richard L Buckwalter
                             Title: Vice President



                             GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender,


                             By:/s/Robert Wagener
                             Name: Robert Wagener
                             Title:Authorized Signatory





                                                                      EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Senior Secured Credit Agreement, dated as of May 6, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Metris Companies Inc., a Delaware corporation (the "Borrower"), the Lenders named therein (the "Lenders"), Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

     _____________ (the "Assignor") and ______________ (the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the date set forth on the second page hereof (the "Assignment Date"), the interests set forth on the third page hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement together with unpaid interest accrued on the assigned Term Loan to the Assignment Date and the amount, if any, set forth on the reverse hereof of the Fees, Monthly Performance Payments and other obligations accrued to the Assignment Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance covering the entire remaining portion of an Assignor's rights and obligations under the Credit Agreement, such Assignor shall cease to be a party to the Credit Agreement (but, unless otherwise agreed in this Assignment and Acceptance, shall continue to be entitled to any Fees, Monthly Performance Payments and other Obligations accrued for its account thereunder and not yet paid)).

2. The Assignee also covenants with each of the Lenders, the Administrative Agent and the Borrower that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933, as amended from time to time, or any state securities or "blue sky" laws, or require registration pursuant thereto.

3. From and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Credit Agreement in respect of the interest assigned hereby (including without limitation, all payments of principal and interest) to the Assignee. The Assignor and the Assignee may make any appropriate adjustments in payment under the Credit Agreement to those specified in Section 1 hereof for periods prior to the Assignment Date directly between themselves.

4. This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.13(f) of the Credit Agreement, duly completed and executed by such Assignee.

5. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York (excluding the conflict of law principles thereof but including General Obligations Law Sections 5-1401 and 5-1402).



Date of Assignment:



Legal Name of Assignor:



Legal Name of Assignee:



Assignee's Address for Notice:



Effective Date of Assignment:



                 [Signatures to commence on the following page]




                   Outstanding Term Loan Amount [and
                   Accrued Interest]Assigned (and
                   identifying information as to the
                   related Note(s).


Term Loan Amount:  $



Monthly Performance
Payments,
Fees and Other
Obligations Assigned
(if any):


     This Assignment and Acceptance,
     dated as of the Assignment Date,
     including the terms set forth above, are hereby agreed to:
                                                  Accepted


     ___________________________, as Assignor     _________________________, as
                                                  Administrative Agent


     By_____________________________              By___________________________
         Its___________________________             Its________________________



                                                  Accepted


     __________________________, as Assignee      METRIS COMPANIES INC.



     By_____________________________              By___________________________
         Its___________________________             Its________________________







                                                                       EXHIBIT B


                            FORM OF PLEDGE AGREEMENT
                             (Metris Companies Inc.)


         THIS PLEDGE AGREEMENT, dated as of May __, 2004, is made and given by METRIS COMPANIES INC., a Delaware corporation (the "Pledgor"), to DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the lenders (the "Lenders") party to the Credit Agreement defined below (the "Secured Parties").

         The Lenders have agreed to make the Term Loan to the Pledgor subject to the terms and conditions specified in the Senior Secured Credit Agreement, dated as of May __, 2004, among the Pledgor, the Lenders, the Collateral Agent and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, modified, extended or restated from time to time, the "Credit Agreement"). The obligations of the Lenders to make the Term Loan under the Credit Agreement are and will be conditioned on, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure the due and punctual payment by
(a) the Pledgor of (i) the principal of and interest on the Term Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Pledgor to the Collateral Agent and the Lenders, in each case, as applicable, under the Credit Agreement and the other Loan Documents, and (iii) all expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Pledgor to the Collateral Agent and the Lenders, in each case, as applicable, under the Loan Documents (all of the foregoing obligations being collectively called the "Obligations"). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

         Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

        1.     Definitions.

               (a) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All other terms used in this Pledge Agreement that are not specifically defined herein or the definitions of which are not incorporated by reference shall have the meanings given such terms in the Credit Agreement and the Uniform Commercial Code.

               (b) As used herein, the following terms shall have the following meanings:

                    "Collateral" shall have the meaning assigned to such term in
               Section 2.

                    "Credit Agreement Termination Date" shall mean the date upon which all amounts outstanding (including all principal, interest, fees and expenses) under the Credit Agreement shall be paid in full.

                    "Federal Securities Laws" shall have the meaning assigned to such term in Section 12.

                    "Liens" shall have the meaning given such term in the Credit
               Agreement.

                    "Pledged Securities" shall have the meaning assigned to such term in Section 2.

                    "Pledged Stock" shall have the meaning assigned to such term in Section 2.

                    "Security  Interest" shall have the meaning assigned to such term in Section 2.

                    "Subsidiary" shall mean any subsidiary of the Pledgor.

                    "Uniform  Commercial Code" shall mean the Uniform Commercial
               Code as in effect from time to time in the State of New York as it may be amended, supplemented or otherwise modified to be more expansive after the date hereof as set forth in the Uniform Commercial Code.

        2. Pledge. As security for the payment and performance in full of the Obligations, the Pledgor hereby transfers, assigns, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest (the "Security Interest") in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired, and including any securities account containing a securities entitlement with respect thereto: (a) the shares of capital stock listed in
Schedule 1 hereto as being owned by it, and the certificates representing or evidencing such shares (the "Pledged Stock") and any shares of capital stock of any Subsidiary (except to the extent such a pledge is prohibited by law or regulation of any Governmental Authority) obtained by it in the future, and the certificates representing or evidencing such shares; (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 5 below, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange thereof for or in substitution therefor or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to Sections 4 and 5 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called, without limitation, the "Collateral"). Upon delivery to the Collateral Agent (a) any stock certificates, including those with respect to the Pledged Stock, notes, or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and the Lenders' counsel and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may request. With respect to all Pledged Securities consisting of uncertificated securities, book-entry securities or securities entitlements, the Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Collateral Agent covering such Pledged Securities, or (b) cause such Pledged Securities to be transferred into the name of the Collateral Agent. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

        3. Representations and Warranties. The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent that, from and after the Effective Date:

               (a) the Pledged Stock set forth in Schedule 1 attached hereto pledged by the Pledgor represents all of the issued and outstanding capital stock of each identified Subsidiary, except for Metris Card Services, LLC ("MCS") of which the Pledgor owns one (1) percent of the issued and outstanding units;

               (b) this Pledge Agreement constitutes the valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar law of general application affecting creditors' or secured creditors' rights;

               (c) the Pledgor has full power and authority to execute this Pledge Agreement, to perform the Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby;

               (d) no financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by or on behalf of the Secured Parties and financing statements relating to the Prior Credit Agreement which have been or will be terminated on the Effective Date in connection with the payment in full of the obligations of the Pledgor under the Prior Credit Agreement from the proceeds of the Term Loan);

               (e) the Pledged Stock has been duly authorized and validly issued by the issuer thereof and is fully paid and non-assessable. The certificates representing the Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof;

               (f) the Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule 1 (if any such percentage is so indicated);

               (g) the authorized equity securities of Metris Direct, Inc. ("MDI") consist of 25,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; and the authorized equity securities of MCS consist of 100 member units, with no par value, of which 100 units are issued and outstanding, of which 1 unit constitutes a portion of the Pledged Stock. The Pledgor owns all of the issued and outstanding voting shares of MDI and one (1) percent of the issued and outstanding voting units of MCS. No legend or other reference to any purported Lien (except in favor of the Collateral Agent hereunder) appears upon any certificate representing any of the Pledged Stock. There are no agreements relating to the issuance, sale, or transfer of any equity securities or other securities of MDI or MCS or any other Subsidiary (other than the OCC Agreements pertaining to Direct Merchants Credit Card Bank, N.A.). None of the outstanding equity securities or other securities of any issuer of Pledged Stock was issued in violation of the Securities Act or any other legal requirement. The Pledgor does not own, and has not entered into any agreement to acquire, any equity securities or other securities of any Person or any direct or indirect equity ownership interests in any other business except as expressly permitted by the Credit Agreement.

               (h) except for the security interest granted herein to the Collateral Agent on behalf of the Lenders, the Pledgor (i) is and will at all times continue to be the direct and sole owner, beneficially and of record, of the Pledged Securities pledged by it, (ii) holds the same free and clear of all Liens, except the Security Interest, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, and (iv) subject to
          Section 5 below, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with (or, if book entry only, registered in the name of) the Collateral Agent and pledged or assigned hereunder;

               (i) the Pledgor (i) has good right and legal authority to pledge the Collateral pledged by it pursuant to this Pledge Agreement and
          (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Security Interest), however arising;

               (j) no consent, authorization or approval of any Governmental Authority or any securities exchange on the part of the Pledgor was or is necessary to the validity of the pledge and security interest granted under this Pledge Agreement;

               (k) by virtue of the execution and delivery by the Pledgor of this Pledge Agreement, on the Effective Date when the certificates, instruments or other documents representing or evidencing the Collateral pledged by it are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Collateral (except for Liens permitted by the Credit Agreement) as security for the payment and performance of the relevant Obligations, prior to all other liens and encumbrances thereon and security interests therein;

               (l) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Lenders, as of the Effective Date upon delivery to the Collateral Agent of the stock certificates and related stock powers required hereunder regarding the Pledged Stock, a valid, perfected first priority security interest in the Pledged Stock, free and clear of all Liens other than the Security Interest; and

               (m) neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge
          Agreement:

                    (i) results in any breach or violation  of any  provision of the  charter  or  by-laws  of  the  Pledgor  or  any  law,  rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by any Governmental Authority having supervisory powers over the Pledgor;

                    (ii) constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of any provision of, any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor is a party or by which it or its properties is bound; or

                    (iii) results in or requires the creation of any Lien upon or in respect of any of the property of the Pledgor except the Security Interest.

        4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Lenders, shall have the right, in its sole and absolute discretion, to hold the Pledged Securities in the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, or in its own name or the name of its nominee. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. Upon the occurrence and during the continuance of a Default or an Event of Default only, the Collateral Agent shall at all times have the right to exchange the certificates representing
Pledged Securities for certificates (a) of smaller or larger denominations for any purpose consistent with this Pledge Agreement or (b) registered in its name or the name of its nominee.

        5.     Voting Rights; Dividends and Interest; etc.

               (a) Unless and until an Event of Default shall have occurred and be continuing:

                    (i) The Pledgor  shall be  entitled to exercise  any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and the other Loan Documents.

                    (ii) The  Collateral  Agent shall execute and deliver to the
               Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph
               (i) above.

                    (iii) The  Pledgor  shall be  entitled to receive and retain any and all cash dividends and cash interest paid on the Pledged Securities.

               (b) Upon the occurrence and during the continuance of an Event of Default only and upon notice by the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to paragraph
          (a)(i) of this Section 5 and the right to receive and retain cash dividends and cash interest shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and to receive and retain such dividends and interest during the continuance of such Event of Default, which shall be applied against the Obligations in accordance with Section 7.

               (c) Voting Proxy. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5(a)(i) hereof, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Collateral Agent shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Collateral Agent has given written notice to the Pledgor that any further exercise of such voting rights and other consensual rights by the Pledgor is prohibited and that the Collateral Agent and/or its assigns will henceforth exercise such voting rights and other consensual rights; and provided, further, that neither the registration of any item of Collateral in the Collateral Agent's name nor the exercise of any voting rights or other consensual rights with respect thereto shall be deemed to constitute a retention by the Collateral Agent of any such Collateral in satisfaction of the Obligations or any part thereof.

               (d) Rights of the Collateral Agent. The Collateral Agent may (but without any obligation to do so) discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for insurance on the Collateral, or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Collateral Agent (including reasonable attorneys' fees and disbursements) in connection therewith, shall, at the option of the Collateral Agent, be reimbursed by the Pledgor on demand, with interest thereon from the date of demand paid at an interest rate per annum equal to the lower of (i) the Default Interest Rate and (ii) the maximum interest rate permitted by applicable law.

        6. Remedies upon Event of Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent, may without notice to the Pledgor, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (whether in equity or in law), all of the rights and remedies available to it, all rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code, and may without notice except as specified below, sell the Collateral or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery or upon such other terms as the Collateral Agent may reasonably believe are commercially reasonable without assumption of any credit risk, with the right of the Collateral Agent to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by the Pledgor. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Each such purchaser at any such sale (including the Collateral Agent) shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' prior written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may, in its sole and absolute discretion, determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby expressly waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or any other Secured Party from the Pledgor as a credit against the purchase price, and the Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided, however, that in the event the Obligations shall have been paid in full, the Pledgor shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. All of the rights and remedies granted to the Collateral Agent, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Collateral Agent may deem expedient.

        7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

               FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

               SECOND, to the Collateral Agent for payment in full of the Obligations, pro rata as among the Lenders in accordance with the monetary Obligations owed to them until all the Obligations have been paid in full; and

               THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Collateral Agent (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

        8. Limitations on Responsibility of Collateral. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Collateral Documents, except for those made by it herein.
The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Pledgor to the Collateral, as to the security afforded by this Pledge Agreement or the related Collateral Documents or as to the validity, execution, enforceability, legality or sufficiency of this Pledge Agreement or the related Collateral Documents, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges or assessments or for liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Pledgor or to the holders of the Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Pledgor of any of the covenants or agreements contained herein or in the other Loan Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Pledge Agreement or any related Collateral Document except for (i) such Person's own gross negligence or willful misconduct or (ii) such Person's failure to perform its duties or obligations under this Pledge Agreement; provided, however, neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Collateral Agent or the Required Lenders hereunder solely by reason of the circumstance that, at the time such action is taken by any such Person, the Collateral Agent or the Required Lenders which gave the notice to take such action are no longer the Collateral Agent or the Required Lenders. The Collateral Agent may execute any of the powers granted under this Pledge Agreement or any of the related Collateral Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Pledge Agreement and the other Loan Documents including, without limitation, the Credit Agreement.

        9.     Reliance by Collateral Agent; Indemnity Against Liabilities; etc.

               (a) Whenever in the performance of its duties under this Pledge Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Pledgor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

               (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction or the Required Lenders, as the case may be.

               (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Pledge Agreement.

               (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Default or Event of Default unless and until the Collateral Agent shall have received a written notice of such Default or Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether a Default or Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it so long as such notice is received directly or indirectly from the Pledgor or the Required Lenders. To the extent permitted by law, the Collateral Agent shall take action hereunder on the basis of an Event of Default of the type specified in clause (i) or (j) of Article VII of the Credit Agreement, whether or not the Collateral Agent has received any notice of such an Event of Default, but only upon direction from the Required Lenders.

               (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Pledge Agreement or any other Loan Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

        10. Indemnification by Pledgor. The Pledgor agrees to indemnify and hold harmless the Collateral Agent and the Lenders and their respective directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, or any Lender or any of them in any way relating to or arising out of this Pledge Agreement or any related Collateral Document or any action taken or omitted by them under this Pledge Agreement or any related Collateral Document; provided that the Pledgor shall not be liable to the Collateral Agent, any Lender or other indemnified party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral
Agent, any such Lender or any of their respective directors, officers, employees or agents. The covenants contained in this Section 10 shall survive the Credit Agreement Termination Date.

        11. The Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. In accordance with this Pledge Agreement and without limiting the generality of the foregoing sentence, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

        12. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect ("Securities Act"), or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor agrees that the Collateral Agent shall not incur any liability as a result of the sale of the Pledged Securities or any portion thereof at any such private sale in a manner that the Collateral Agent reasonably believes is commercially reasonable (within the meaning of Section 9-610 of the Uniform Commercial Code). The Pledgor hereby waives any claims against the Collateral Agent or the Lenders arising by reason of the fact that the price at which the Pledged Securities may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent shall accept the first offer received and does not offer any portion of the Pledged Securities to more than one possible purchaser. The Pledgor further agrees that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit the Pledgor to qualify or register such Pledged Securities for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if the Pledgor would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section 12 would apply if, for example, the Collateral Agent were to place all or any portion of the Pledged Securities for private placement by any investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Securities for its own account, or if the Collateral Agent placed all or any portion of the Pledged Securities privately with a purchaser or purchasers.

        13. Collateral Agent's Expenses. The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its outside counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of, or compromise or settlement respecting this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and the Collateral Agent may apply the Collateral to payment of or reimbursement of itself for such liability.

        14. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral
Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Pledgor and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        15. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, to the relevant address specified in Section
9.01 of the Credit Agreement.

         All notices and other communications given to any party hereto in accordance with the provisions of this Pledge Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.

        16.     Successors and Assigns.

               (a) Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor, the Collateral Agent or the Lenders that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

               (b) The Pledgor shall not assign or delegate any of its rights and duties hereunder, except as permitted in the Credit Agreement.

               (c) The covenants, promises and agreements by the Pledgor shall inure to the benefit of each Lender and each assignee of any Lender permitted under Section 9.04 of the Credit Agreement.

        17. Applicable Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CONFLICT OF LAW PRINCIPLES THEREOF, BUT INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

        18.     Waivers; Amendments.

               (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified, except as provided in Section 9.08 of the Credit Agreement.

        19. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Pledge Agreement and the other Loan Documents. Nothing in this Pledge Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations or liabilities under or by reason of this Pledge Agreement or the other Loan Documents.

        20. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term
Loan under the Credit Agreement regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Term Loan remains outstanding and has not been paid in full and the Credit Agreement has not been terminated.

        21. Termination. This Pledge Agreement, and the Security Interest granted hereunder, shall terminate when all the Obligations have been paid in full, at which time the Collateral Agent shall reassign and deliver to the Pledgor, or to such Person or Persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Collateral Agent and at the expense of the Pledgor.

        22. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        23. Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

        24. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

        25. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

        26. Effective Date. This Pledge Agreement shall be effective on the Effective Date.

        27. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER
OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, or caused this Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.

                                 METRIS COMPANIES INC., as Pledgor


                                 By_________________________________
                                   Its_______________________________


                                 DEUTSCHE BANK TRUST COMPANY
                                 AMERICAS, as Collateral Agent


                                 By_________________________________
                                  Its_______________________________





                                   SCHEDULE 1

                               PLEDGED SECURITIES



     Name of Company              Certificate Number        Number of Shares

   Metris Direct, Inc.                    4                      1,000

 Metris Card Services, LLC                3                        1





                                                                       EXHIBIT C


                       FORM OF BORROWER SECURITY AGREEMENT



         BORROWER SECURITY AGREEMENT, dated as of May __, 2004, made by METRIS COMPANIES INC., a Delaware corporation ("Borrower"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the "Collateral Agent") for the benefit of the Lenders (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Senior Secured Credit Agreement, dated as of May __, 2004, among the Borrower, the Lenders, Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the Collateral Agent (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"), the Lenders have agreed to make an extension of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Borrower enter into the Borrower Security Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans (collectively, the "Term Loan") to the Borrower, the Borrower hereby agrees with the Collateral Agent for the benefit of the Lenders, as follows:

        1.     Defined Terms.

               1.1      Definitions.

                    (a) Unless  otherwise  defined herein,  terms defined in the
               Credit Agreement and used herein shall have the meanings given to them in the Code (as defined below) or, if not defined in the Code, in the Credit Agreement. All references to terms defined in the Code shall mean such term as it may be amended, supplemented or otherwise modified to be more expansive after the date hereof as set forth in the Code.

                    (b) The following terms shall have the following meanings:

                         "Account"  has the meaning given such term in the Code,
                    but excludes Accounts (including credit card receivables) sold or transferred by the Borrower as permitted by the Credit Agreement including without limitation assets sold pursuant to a Receivables Transfer Program.

                         "Agreement" means this Borrower Security Agreement,  as
                    the same may be amended, supplemented or otherwise modified from time to time.

                         "Chattel  Paper" has the meaning given such term in the
                    Code.

                         "Code" means the Uniform  Commercial  Code as from time
                    to time in effect in the State of New York.

                         "Collateral" has the meaning given such term in Section
                    2.

                         "Collateral   Account"  means  any  collateral  account
                    established by the  Collateral  Agent as provided in Section
                    5.1 hereof.

                         "Deposit  Account"  has the meaning  given such term in
                    the Code, including any demand, time, savings, passbook or similar account maintained with a bank.

                         "Document" has the meaning given such term in the Code,
                    including a document of title or a "warehouse receipt" (as defined in Section 7-201(2) of the Code).

                         "Excluded Assets" means any property, including but not
                    limited to Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, books and records pertaining to such property and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing, sold, assigned, transferred, set-over and otherwise conveyed directly or indirectly from time to time in connection with any Receivables Transfer Program in accordance with the Credit Agreement, any interests in real property or Fixtures, and any collateral pledged pursuant to the Pledge Agreement.

                         "General   Intangibles"  means  any  personal  property
                    (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, letters of credit, Letter of Credit Rights, commercial tort claims and money) including, without limitation, things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, trade names, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court, and without limiting any of the foregoing, such other items as may be set forth in the Code from time to time.

                         "Instrument"  has the  meaning  given  such term in the
                    Code.

                         "Investment  Property"  has the meaning given such term
                    in the Code, including a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

                         "Lien" means any security interest,  mortgage,  pledge,
                    lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

                         "Proceeds" means all "proceeds" as such term is defined
                    in Section 9-102(a)(64) of the Code.

               1.2      Other Definitional Provisions.

                    (a) The words "hereof,"  "herein,"  "hereto" and "hereunder"
               and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                    (b) The  meanings  given to terms  defined  herein  shall be equally applicable to both the singular and plural forms of such terms.

                    (c) All  references  herein to any Section of the Code shall be deemed to include any successor sections and all amendments, supplements and modifications thereto.

        2. Grant of Security Interest. As collateral security for the prompt and unconditional complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Collateral Agent for the benefit of the Lenders:
a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest excluding (i) any Excluded Assets, and (ii) the right, title and interest of the Borrower in securities account number 386000012 established in the name of the Borrower with U.S. Bank National Association (collectively, the "Collateral"):

                    (a) all Accounts;

                    (b) all Chattel Paper;

                    (c) all Deposit Accounts;

                    (d) all Documents;

                    (e) all Equipment;

                    (f) all General Intangibles;

                    (g) all Instruments;

                    (h) all Inventory;

                    (i) all Investment Property;

                    (j) all Letter of Credit Rights;

                    (k) all books and records pertaining to the Collateral;

                    (l) to the extent not  otherwise  included in the  foregoing clauses (a) through (k), all other personal property (including, without limitation, any tax refunds) of the Borrower, other than Excluded Assets; and

                    (m) to the extent not  otherwise  included in the  foregoing clauses (a) through (l), income payments and Proceeds and products of any and all of the foregoing and all collateral security, including any guarantees, given by any Person to the Borrower (or for the benefit of the Borrower) with respect to any or all of the foregoing.

        3. Representations and Warranties. The Borrower hereby represents and warrants that (it being understood that the following representations and warranties shall not apply to Collateral (including, without limitation, assets sold pursuant to any Receivables Transfer Program) that has been transferred by the Borrower as permitted by the Credit Agreement and the other Loan Documents):

               3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Lenders pursuant to this Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others, other than Liens permitted by the Credit Agreement. As of the Effective Date, no financing statement or other public notice with respect to all or any part of the Collateral will be on file or of record in any public office, except such as have been filed (i) in favor of the Collateral Agent for the benefit of the Lenders, pursuant to this Agreement, (ii) in connection with Liens permitted by the Credit Agreement, or (iii) in connection with the termination of the Prior Credit Agreement contemporaneously with the effectiveness of the Credit Agreement.

               3.2 Perfected First Priority Liens. All necessary or advisable steps have been taken and all financing statements necessary or advisable for recordation or filing have been recorded or filed so as to create and perfect the security interests of the Collateral Agent as of the Effective Date. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions (which have been filed and upon the extension of credit under the Credit Agreement are effective) will constitute perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Lenders, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, other than with respect to permitted Liens under
          Section 6.03 of the Credit Agreement.

               3.3 Real Property. The Borrower does not have any fee ownership interest in any real property.

               3.4 Chief Executive Office. The Borrower's legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Borrower is the state of Delaware and its chief executive office is now and since July 1, 1996 has been located in the State of Minnesota. The Borrower has not been organized under the laws of any jurisdiction other than the State of Delaware since July 1, 2001. The Borrower has not changed its name, identity or corporate structure since July 1, 1996.

               3.5 Effectiveness of Representations. Each of the representations made in this Section 3 shall be deemed made as of the Effective Date and shall survive the extension of the Term Loan by the Lenders under the Credit Agreement.

               3.6 Delivery of Collateral. Delivery at any time by the Borrower to the Collateral Agent of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by the Borrower to the Collateral Agent hereunder that the representations and warranties of this Article 3 are true and correct to each item of such Collateral.

        4. Covenants. The Borrower covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

               4.1   Maintenance  of  Perfected   Security   Interest;   Further
          Documentation; Release of Security Interest.

                    (a) The Borrower shall maintain the security interest created by this Agreement as a continuing perfected security interest free and clear of all Liens (other than permitted Liens under Section 6.03 of the Credit Agreement) or claims of others and shall defend such security interest against the claims and demands of all Persons whomsoever.

                    (b) At any  time and from  time to  time,  upon the  written request of the Collateral Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further writings, instruments and documents and take such further actions as may be required by applicable law or as the Collateral Agent may reasonably request for the purpose of evidencing, effecting, perfecting, maintaining, obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

                    (c) Concurrently with the transfer by the Borrower of any Collateral as permitted by the Credit Agreement, the security interest created by this Agreement in such Collateral shall automatically terminate without any further action by the Collateral Agent or any Lender; provided that the Collateral Agent shall, at the reasonable request and sole expense of the Borrower, authorize and execute such releases as may be necessary to effect any such transfer.

               4.2  Changes in  Locations,  Name,  etc.  The  Borrower  will not
          (unless, in each case, it shall have given the Collateral Agent at least 30 days' prior written notice of such change):

                    (a) change its  jurisdiction of organization or the location of its chief executive office from that specified in Section 3.4; or

                    (b) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading.

               4.3 Covenants Regarding Collateral. The Borrower shall:

                    (a)  at  all  times  have   rights  in,  to  and  under  the
               Collateral;

                    (b) keep and maintain separate books and records relating to the Collateral at the locations set forth on Schedule 1 in a form satisfactory to the Collateral Agent, and not remove the same without the prior written consent of the Required Lenders, and allow the Collateral Agent and its representatives access to such books and records and to the Collateral, at all reasonable times, for the purpose of examination, verification, copying, extracting and other reasonable purposes as the Collateral Agent may require;

                    (c) deliver to the Collateral  Agent promptly at its request any requested schedules, lists, invoices, bills of lading, documents of title, purchase orders, receipts, chattel paper, instruments and other items relating to the Collateral;

                    (d) when  necessary for the perfection or maintenance of the
               Collateral Agent's security interest in the Collateral or when reasonably requested to do so by the Collateral Agent, make, stamp or record such entries or legends on any of the Borrower's books and records relating to the Collateral or the Collateral as the Collateral Agent shall reasonably request from time to time;

                    (e) when  necessary or desirable  for the  perfection of the
               Collateral Agent's security interest in the Collateral, post notices in and about designated areas where the Collateral or any portion thereof may be stored from time to time as the Collateral Agent shall reasonably request;

                    (f) notify  the  Collateral  Agent in the event of  material loss or damage to any material portion of the Collateral or of any material adverse change in the Collateral, or of any dispute, claim, action proceeding or other occurrence which could materially and adversely affect the interests of the Collateral Agent in the Collateral and, at the request of the Collateral Agent, appear in and defend, at the Borrower's expense, any such action or proceeding;

                    (g) pay all expenses  incurred in the  delivery,  storage or other handling of the Collateral promptly when due;

                    (h) not sell,  lease or otherwise  dispose of, or permit the sale, lease or disposition of, any Collateral except for sales, leases and other dispositions permitted by the terms of the Credit Agreement;

                    (i) maintain  insurance  on that  portion of the  Collateral consisting of Equipment and Inventory, of such types, coverage, form and amount and with duly licensed and reputable companies, and supply the Lenders and the Collateral Agent with certificates or other evidence satisfactory to the Lenders and the Collateral Agent as to the continuance of such insurance (all such insurance shall be payable to the Collateral Agent as an additional insured for the benefit of the Collateral Agent and the Lenders, and shall provide for thirty days' prior written notice of cancellation to the Collateral Agent and, should the Borrower fail to maintain such insurance, the same may be maintained by the Collateral Agent, at its option upon notice to the Borrower);

                    (j) pay and discharge,  or cause to be paid and  discharged, all Liens, taxes, assessments and governmental charges levied, assessed or imposed upon any of the Collateral unless and to the extent only that (a) the same shall be contested in good faith and by appropriate proceedings by the Borrower, (b) written notice of such contest shall have been given to the Collateral Agent, (c) as a result of undertaking such proceedings, the Collateral is not thereby subjected to any sale, forfeiture or loss, and (d) the Borrower has established or shall establish a reserve fund for all such contested amounts satisfactory to the Collateral Agent;

                    (k) promptly notify the Collateral Agent of any Lien, claim, security interest, right or other encumbrance arising out of or with respect to the Collateral;

                    (l) keep and  maintain  the  Collateral  which  consists  of tangible personal property in good condition, working order and repair, not commit or suffer any waste of such Collateral, and make all repairs or replacements to such Collateral which may be required in accordance with prudent business practices, except that the Borrower shall not be obligated to make any repair or replacement with respect to any insured loss if the Collateral Agent has received all insurance proceeds payable as a result of such loss;

                    (m) at the  expense of the  Borrower,  allow the  Collateral
               Agent acting at the direction of the Required Lenders and its duly authorized officers, agents and/or representatives upon reasonable advance notice and during normal business hours, (a) to enter upon and to examine and inspect the Collateral, (b) to discuss the Borrower's affairs and finances with any Person and verify with any Person the amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, and (c) such right of access to the Collateral as may be reasonably necessary for the proper maintenance and repair of the Collateral consisting of tangible personal property in the event of the failure by the Borrower to perform its obligations under this Security Agreement or the other Loan Documents;

                    (n) fully perform all of the Borrower's  duties under and in connection with each of the Loan Documents and each other document to which the Collateral or any part thereof relates;

                    (o) observe and comply with all laws, regulations, ordinances, rules, and orders of any federal, state, municipal or other governmental authority relating to the Collateral and the use thereof; and

                    (p) from time to time  promptly  execute  and deliver to the
               Collateral Agent all such further assurances, security agreements, pledges, control agreements, assignments, certificates, supplemental documents and other instruments of conveyance, transfer, mortgage, pledge or change, and authorize financing statements, and do all other acts or things as the Collateral Agent may reasonably request from time to time in order to more fully create, evidence, perfect, continue, maintain and preserve the priority of the security interest in the Collateral.

        5.     Remedies.

               5.1 Proceeds to be Turned Over To Collateral Agent. All Proceeds (including all income and payments) received by the Borrower consisting of cash, checks, notes, drafts, and other items of payment shall be held by the Borrower in trust for the Collateral Agent and the Lenders, segregated from other funds of the Borrower, and shall, if required by the Collateral Agent, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained by or on behalf of, and with control by, the Collateral Agent. All Proceeds (including income and payments) while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in
          Section 5.2.

               5.2 Application of Proceeds. If an Event of Default shall have occurred and be continuing (irrespective of whether the Term Loan has been accelerated), at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds (including income and payments) held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds (including income and payments) remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

               5.3 Other Remedies. If an Event of Default shall occur and be continuing (irrespective of whether the Term Loan has been accelerated), the Collateral Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents, or in any other instrument or agreement securing, evidencing or relating to the Obligations, or at law or in equity, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this
          Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Borrower. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.

               5.4 The Collateral Agent shall have the right, without notice to the Borrower, to enter upon and into the premises of the Borrower without liability for trespass and to remove all of the Collateral and all books, records, invoices and other documentation relating thereto. The Collateral Agent may require the Borrower to assemble or package the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent reasonably convenient to the parties, and in such event the Borrower agrees to make available to the Collateral Agent all of the Borrower's facilities for the purposes of removing or taking possession of the Collateral or putting it in a saleable form. If the Collateral requires preparation, repair, maintenance or further work in order to be in a saleable form, the Collateral Agent shall have the right, but not the obligation, to complete the work for such purpose, and the cost of such preparation, repair, maintenance or further work shall be payable by the Borrower. The completion of any such work shall not be a condition to the right of the Collateral Agent to sell or other wise dispose of the Collateral in accordance with the terms hereof.

               5.5 The Collateral Agent may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Collateral Agent hereunder, including, without limiting the generality of the foregoing, reasonable legal and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, with interest thereon from the date of demand paid at an interest rate per annum equal to the lower of (i) the default interest rate as set forth in Section 2.06 of the Credit Agreement and (ii) the maximum interest rate permitted by law.

         The Borrower agrees, to the fullest extent permitted by law, that it shall not (and it hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, value, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Agreement or the absolute sale of the Collateral subject to this Agreement.

        6. Collateral Agent's Appointment as Attorney-in-Fact; Collateral Agent's Performance of Borrower's Obligations.

               6.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                    (a) in the  name  of  the  Borrower  or  its  own  name,  or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

                    (b) pay or discharge  taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                    (c) execute,  in  connection  with any sale  provided for in
               Section 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                    (d) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral from any Person; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (7) remove from any premises where they may be located any and all documents, instruments, files and records relating to the Collateral or the Collateral and any receptacles and cabinets containing the same, and at the Borrower's cost and expense, to use such of the personnel, supplies and space of the Borrower at its place of business as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (8) receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as that Collateral Agent may designate; (9) collect or withdraw all sums of money or other solvent credits the Borrower may have to its credit with any banking institution; and (10) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the
               Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement.

               Anything in this Section 6.1 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an Event of Default shall have occurred and be continuing, or as permitted by
          Section 6.2 hereof.

               6.2 Performance by Collateral Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement (with, if no Default or Event of Default shall have occurred and be continuing, notice to the Borrower).

               6.3 Borrower's Reimbursement Obligation. The expenses of the Collateral Agent and any Lender incurred in connection with actions undertaken as provided in this Agreement shall be secured by the Collateral as provided in the Credit Agreement and shall be payable by the Borrower to the Collateral Agent, for the benefit of the Persons entitled to such payments, within 10 Business Days of demand therefor, with such amounts constituting Obligations hereunder and under the Credit Agreement, payable in accordance with Section 2.06 of the Credit Agreement.

               6.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        7. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral deals with similar property for its own account. Except as expressly required by the Code, none of the Collateral Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Lenders hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Notwithstanding the foregoing, neither the Borrower, the Collateral Agent nor any Lender shall be liable for any special, indirect, consequential or punitive damages, even if it has been advised of the possibility of such damages.

        8. Execution of Financing Statements. Pursuant to Section 9-509 of the Code, the Borrower authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.

        9. Authority of Collateral Agent. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

        10. Notices. All notices, requests and demands to or upon the Collateral Agent or the Borrower hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

        11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12. Entire Agreement; Amendments in Writing; No Waiver; Cumulative Remedies; Borrower Waivers.

               12.1 Entire Agreement. This Agreement and the other Loan Documents contain and constitute the entire agreement among the parties hereto, the Collateral Agent and the Lenders and supersede any and all prior negotiations, agreements, correspondence and understandings and communications respecting the subject matter hereof.

               12.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

               12.3 No Waiver by Course of Conduct. None of the Collateral Agent or any Lender shall by any act (except by a written instrument pursuant to Section 12.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion.

               12.4 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               12.5 Borrower Waivers. The Borrower waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to Obligations, the Loan Documents and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. Except as may be required by the Code, the Collateral Agent shall have no duty to the Borrower as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

                  The Collateral Agent shall not, under any circumstances or in any event whatsoever, have any liability to the Borrower for any error or omission or delay of any kind occurring in the liquidation of or realization upon any of the Collateral, including any instrument received in payment thereof, or any damage resulting therefrom. Without limiting any indemnity or other rights of the Collateral Agent or any of the Lenders hereunder or under the Loan Documents, the Borrower shall indemnify and hold harmless (on an after tax basis) the Collateral Agent and the Lenders against any claim, loss, expense or damage arising out of the liquidation of or realization upon any of the Collateral, including, without limitation, any instrument received in payment thereof.

                  THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER DELAWARE LAW, OR OTHERWISE UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE COLLATERAL AGENT MAY DESIRE TO USE.

               12.6 To the extent permitted by law, all rights of the Collateral Agent under this Agreement and the other Loan Documents may be enforced by the Collateral Agent without the possession of any promissory note or any other instrument or document evidencing any Obligation or the production thereof in any proceeding.

        13. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Borrower, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Borrower, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Borrower and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        14. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns.

        16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 AND
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one Agreement.

        18. Effective Date. This Agreement shall be effective on the Effective Date.

        19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ARISING HEREUNDER OR THEREUNDER.

              [The remainder of this page intentionally left blank]




         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.


                           METRIS COMPANIES INC.


                           By
                             Its


                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                           as Collateral Agent


                           By
                             Its








                                                                      Schedule 1

                    Location of Collateral Books and Records

10900 Wayzata Boulevard, Minnetonka, MN 55305






                                                                       EXHIBIT D


                            FORM OF PLEDGE AGREEMENT
                           (Metris Card Services, LLC)


        THIS PLEDGE AGREEMENT, dated as of May __, 2004, is made and given by METRIS CARD SERVICES, LLC, a Delaware limited liability company (the "Pledgor"), to DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the lenders (the "Lenders") party to the Credit Agreement defined below (the "Secured Parties").

        The Lenders have agreed to make the Term Loan to Metris Companies Inc. (the "Borrower") subject to the terms and conditions specified in the Senior Secured Credit Agreement, dated as of May __, 2004, among the Borrower, the Lenders, the Collateral Agent and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, modified, extended or restated from time to time, the "Credit Agreement"). The Pledgor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from the extension of credit made to the Borrower under the Credit Agreement. The obligations of the Lenders to make the Term Loan under the Credit Agreement are and will be conditioned on, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure the due and punctual payment by (a) the Borrower of (i) the principal of and interest on the Term Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower to the Collateral Agent and the Lenders, in each case, as applicable, under the Credit Agreement and the other Loan Documents (all of the foregoing obligations being collectively called the "Borrower Obligations"), and (b) the Pledgor of (i) all of its obligations under the Subsidiary Guaranty, including, without limitation, the Borrower Obligations guaranteed by it thereunder and (ii) all expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Pledgor to the Collateral Agent and the Lenders, in each case, as applicable, under the Subsidiary Guaranty and the other Loan Documents (all of the foregoing obligations being collectively called the "Pledgor Obligations"; and, together with the Borrower Obligations, the "Obligations"). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

        Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

        1.     Definitions.

               (a) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All other terms used in this Pledge Agreement that are not specifically defined herein or the definitions of which are not incorporated by reference shall have the meanings given such terms in the Credit Agreement and the Uniform Commercial Code.

               (b) As used herein, the following terms shall have the following meanings:

                    "Collateral" shall have the meaning assigned to such term in
               Section 2.

                    "Credit Agreement Termination Date" shall mean the date upon which all amounts outstanding (including all principal, interest, fees and expenses) under the Credit Agreement shall be paid in full.

                    "Federal Securities Laws" shall have the meaning assigned to such term in Section 12.

                    "Liens" shall have the meaning given such term in the Credit
               Agreement.

                    "Pledged Securities" shall have the meaning assigned to such term in Section 2.

                    "Pledged Stock" shall have the meaning assigned to such term in Section 2.

                    "Security  Interest" shall have the meaning assigned to such term in Section 2.

                    "Subsidiary" shall mean any subsidiary of the Pledgor.

                    "Uniform  Commercial Code" shall mean the Uniform Commercial
               Code as in effect from time to time in the State of New York as it may be amended, supplemented or otherwise modified to be more expansive after the date hereof as set forth in the Uniform Commercial Code.

        2. Pledge. As security for the payment and performance in full of the Obligations, the Pledgor hereby transfers, assigns, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest (the "Security Interest") in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired, and including any securities account containing a securities entitlement with respect thereto: (a) the shares of capital stock listed in
Schedule 1 hereto as being owned by it, and the certificates representing or evidencing such shares (the "Pledged Stock") and any shares of capital stock of any Subsidiary (except to the extent such a pledge is prohibited by law or regulation of any Governmental Authority) obtained by it in the future, and the certificates representing or evidencing such shares; (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 5 below, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange thereof for or in substitution therefor or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to Sections 4 and 5 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called, without limitation, the "Collateral"). Upon delivery to the Collateral Agent (a) any stock certificates, including those with respect to the Pledged Stock, notes, or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and the Lenders' counsel and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may request. With respect to all Pledged Securities consisting of uncertificated securities, book-entry securities or securities entitlements, the Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Collateral Agent covering such Pledged Securities, or (b) cause such Pledged Securities to be transferred into the name of the Collateral Agent. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

        3. Representations and Warranties. The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent that, from and after the Effective Date:

               (a) the Pledged Stock set forth in Schedule 1 attached hereto pledged by the Pledgor represents all of the issued and outstanding capital stock of each identified Subsidiary;

               (b) this Pledge Agreement constitutes the valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar law of general application affecting creditors' or secured creditors' rights;

               (c) the Pledgor has full power and authority to execute this Pledge Agreement, to perform the Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby;

               (d) no financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by or on behalf of the Secured Parties and financing statements relating to the Prior Credit Agreement which have been or will be terminated on the Effective Date in connection with the payment in full of the obligations of the Borrower under the Prior Credit Agreement from the proceeds of the Term Loan);

               (e) the Pledged Stock has been duly authorized and validly issued by the issuer thereof and is fully paid and non-assessable. The certificates representing the Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof;

               (f) the Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule 1 (if any such percentage is so indicated);

               (g) the authorized equity securities of Metris Credit Card Services, Inc. ("MCCS") consist of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute the Pledged Stock. The Pledgor owns all of the issued and outstanding voting shares of MCCS. No Legend or other reference to any purported Lien (except in favor of the Collateral Agent hereunder) appears upon any certificate representing any of the Pledged Stock. There are no agreements relating to the issuance, sale, or transfer of any equity securities or other securities of MCCS or any other Subsidiary. None of the outstanding equity securities or other securities of any issuer of Pledged Stock was issued in violation of the Securities Act or any other legal requirement. The Pledgor does not own, and has not entered into any agreement to acquire, any equity securities or other securities of any Person or any direct or indirect equity ownership interests in any other business except as expressly permitted by the Credit Agreement.

               (h) except for the security interest granted herein to the Collateral Agent on behalf of the Lenders, the Pledgor (i) is and will at all times continue to be the direct and sole owner, beneficially and of record, of the Pledged Securities pledged by it, (ii) holds the same free and clear of all Liens, except the Security Interest, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, and (iv) subject to
          Section 5 below, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with (or, if book entry only, registered in the name of) the Collateral Agent and pledged or assigned hereunder;

               (i) the Pledgor (i) has good right and legal authority to pledge the Collateral pledged by it pursuant to this Pledge Agreement and
          (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Security Interest), however arising;

               (j) no consent, authorization or approval of any Governmental Authority or any securities exchange on the part of the Pledgor was or is necessary to the validity of the pledge and security interest granted under this Pledge Agreement;

               (k) by virtue of the execution and delivery by the Pledgor of this Pledge Agreement, on the Effective Date when the certificates, instruments or other documents representing or evidencing the Collateral pledged by it are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Collateral (except for Liens permitted by the Credit Agreement) as security for the payment and performance of the relevant Obligations, prior to all other liens and encumbrances thereon and security interests therein;

               (l) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Lenders, as of the Effective Date upon delivery to the Collateral Agent of the stock certificates and related stock powers required hereunder regarding the Pledged Stock, a valid, perfected first priority security interest in the Pledged Stock, free and clear of all Liens other than the Security Interest; and

               (m) neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge
          Agreement:

                    (i) results in any breach or violation  of any  provision of the  charter  or  by-laws  of  the  Pledgor  or  any  law,  rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by any Governmental Authority having supervisory powers over the Pledgor;

                    (ii) constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of any provision of, any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor is a party or by which it or its properties is bound; or

                    (iii) results in or requires the creation of any Lien upon or in respect of any of the property of the Pledgor except the Security Interest.

        4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Lenders, shall have the right, in its sole and absolute discretion, to hold the Pledged Securities in the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, or in its own name or the name of its nominee. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. Upon the occurrence and during the continuance of a Default or an Event of Default only, the Collateral Agent shall at all times have the right to exchange the certificates representing
Pledged Securities for certificates (a) of smaller or larger denominations for any purpose consistent with this Pledge Agreement or (b) registered in its name or the name of its nominee.

        5.     Voting Rights; Dividends and Interest; etc.

               (a) Unless and until an Event of Default shall have occurred and be continuing:

                    (i) The Pledgor  shall be  entitled to exercise  any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and the other Loan Documents.

                    (ii) The  Collateral  Agent shall execute and deliver to the
               Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph
               (i) above.

                    (iii) The  Pledgor  shall be  entitled to receive and retain any and all cash dividends and cash interest paid on the Pledged Securities.

               (b) Upon the occurrence and during the continuance of an Event of Default only and upon notice by the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to paragraph
          (a)(i) of this Section 5 and the right to receive and retain cash dividends and cash interest shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and to receive and retain such dividends and interest during the continuance of such Event of Default, which shall be applied against the Obligations in accordance with Section 7.

               (c) Voting Proxy. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5(a)(i) hereof, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Collateral Agent shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Collateral Agent has given written notice to the Pledgor that any further exercise of such voting rights and other consensual rights by the Pledgor is prohibited and that the Collateral Agent and/or its assigns will henceforth exercise such voting rights and other consensual rights; and provided, further, that neither the registration of any item of Collateral in the Collateral Agent's name nor the exercise of any voting rights or other consensual rights with respect thereto shall be deemed to constitute a retention by the Collateral Agent of any such Collateral in satisfaction of the Obligations or any part thereof.

               (d) Rights of the Collateral Agent. The Collateral Agent may (but without any obligation to do so) discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for insurance on the Collateral, or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Collateral Agent (including reasonable attorneys' fees and disbursements) in connection therewith, shall, at the option of the Collateral Agent, be reimbursed by the Pledgor on demand, with interest thereon from the date of demand paid at an interest rate per annum equal to the lower of (i) the Default Interest Rate and (ii) the maximum interest rate permitted by applicable law.

        6. Remedies upon Event of Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent, may without notice to the Pledgor, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (whether in equity or in law), all of the rights and remedies available to it, all rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code, and may without notice except as specified below, sell the Collateral or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery or upon such other terms as the Collateral Agent may reasonably believe are commercially reasonable without assumption of any credit risk, with the right of the Collateral Agent to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right of equity is, to the extent permitted by applicable law, hereby expresslywaived or released by the Pledgor. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Each such purchaser at any such sale (including the Collateral Agent) shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' prior written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may, in its sole and absolute discretion, determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby expressly waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or any other Secured Party from the Pledgor as a credit against the purchase price, and the Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided, however, that in the event the Obligations shall have been paid in full, the Pledgor shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. All of the rights and remedies granted to the Collateral Agent, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Collateral Agent may deem expedient.

        7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the Collateral Agent for payment in full of the Obligations, pro rata as among the Lenders in accordance with the monetary Obligations owed to them until all the Obligations have been paid in full; and

                  THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Collateral Agent (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

        8. Limitations on Responsibility of Collateral. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Collateral Documents, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Pledgor to the Collateral, as to the security afforded by this Pledge Agreement or the related Collateral Documents or as to the validity, execution, enforceability, legality or sufficiency of this Pledge Agreement or the related Collateral Documents, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges or assessments or for liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Pledgor or to the holders of the Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Pledgor of any of the covenants or agreements contained herein or in the other Loan Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Pledge Agreement or any related Collateral Document except for (i) such Person's own gross negligence or willful misconduct or
(ii) such Person's failure to perform its duties or obligations under this Pledge Agreement; provided, however, neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Collateral Agent or the Required Lenders hereunder solely by reason of the circumstance that, at the time such action is taken by any such Person, the Collateral Agent or the Required Lenders which gave the notice to take such action are no longer the Collateral Agent or the Required Lenders. The Collateral Agent may execute any of the powers granted under this Pledge Agreement or any of the related Collateral Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Pledge Agreement and the other Loan Documents including, without limitation, the Credit Agreement.

        9.     Reliance by Collateral Agent; Indemnity Against Liabilities; etc.

               (a) Whenever in the performance of its duties under this Pledge Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Pledgor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

               (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction or the Required Lenders, as the case may be.

               (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Pledge Agreement.

               (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Default or Event of Default unless and until the Collateral Agent shall have received a written notice of such Default or Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether a Default or Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it so long as such notice is received directly or indirectly from the Pledgor or the Required Lenders. To the extent permitted by law, the Collateral Agent shall take action hereunder on the basis of an Event of Default of the type specified in clause (i) or (j) of Article VII of the Credit Agreement, whether or not the Collateral Agent has received any notice of such an Event of Default, but only upon direction from the Required Lenders.

               (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Pledge Agreement or any other Loan Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

10. Indemnification by Pledgor. The Pledgor agrees to indemnify and hold harmless the Collateral Agent and the Lenders and their respective directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, or any Lender or any of them in any way relating to or arising out of this Pledge Agreement or any related Collateral Document or any action taken or omitted by them under this Pledge Agreement or any related Collateral Document; provided that the Pledgor shall not be liable to the Collateral Agent, any Lender or other indemnified party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent, any such Lender or any of their respective directors, officers, employees or agents. The covenants contained in this
Section 10 shall survive the Credit Agreement Termination Date.

11. The Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. In accordance with this Pledge Agreement and without limiting the generality of the foregoing sentence, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

12. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect ("Securities Act"), or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor agrees that the Collateral Agent shall not incur any liability as a result of the sale of the Pledged Securities or any portion thereof at any such private sale in a manner that the Collateral Agent reasonably believes is commercially reasonable (within the meaning of Section 9-610 of the Uniform Commercial Code). The Pledgor hereby waives any claims against the Collateral Agent or the Lenders arising by reason of the fact that the price at which the Pledged Securities may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent shall accept the first offer received and does not offer any portion of the Pledged Securities to more than one possible purchaser. The Pledgor further agrees that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit the Pledgor to qualify or register such Pledged Securities for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if the Pledgor would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section 12 would apply if, for example, the Collateral Agent were to place all or any portion of the Pledged Securities for private placement by any investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Securities for its own account, or if the Collateral Agent placed all or any portion of the Pledged Securities privately with a purchaser or purchasers.

        13. Collateral Agent's Expenses. The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its outside counsel and of any experts or agents, which the Collateral Agent may incur in connection with
(i) the administration of, or compromise or settlement respecting this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and the Collateral Agent may apply the Collateral to payment of or reimbursement of itself for such liability.

        14. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral
Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Pledgor and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        15. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, to the relevant address specified in Section
9.01 of the Credit Agreement.

         All notices and other communications given to any party hereto in accordance with the provisions of this Pledge Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.

        16.     Successors and Assigns.

               (a) Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor, the Collateral Agent or the Lenders that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

               (b) The Pledgor shall not assign or delegate any of its rights and duties hereunder, except as permitted in the Credit Agreement.

               (c) The covenants, promises and agreements by the Pledgor shall inure to the benefit of each Lender and each assignee of any Lender permitted under Section 9.04 of the Credit Agreement.

        17. Applicable Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CONFLICT OF LAW PRINCIPLES THEREOF, BUT INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

        18.     Waivers; Amendments.

               (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified, except as provided in Section 9.08 of the Credit Agreement.

        19. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Pledge Agreement and the other Loan Documents. Nothing in this Pledge Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations or liabilities under or by reason of this Pledge Agreement or the other Loan Documents.

        20. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loan under the Credit Agreement regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Term Loan remains outstanding and has not been paid in full and the Credit Agreement has not been terminated.

        21. Termination. This Pledge Agreement, and the Security Interest granted hereunder, shall terminate when all the Obligations have been paid in full, at which time the Collateral Agent shall reassign and deliver to the Pledgor, or to such Person or Persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Collateral Agent and at the expense of the Pledgor.

        22. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        23. Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

        24. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

        25. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

        26. Effective Date. This Pledge Agreement shall be effective on the Effective Date.

        27. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER
OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



         IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, or caused this Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.

                                METRIS CARD SERVICES, LLC, as
                                Pledgor


                                By_________________________________
                                  Its_______________________________


                                DEUTSCHE BANK TRUST COMPANY
                                AMERICAS, as Collateral Agent


                                By_________________________________
                                  Its_______________________________





                                   SCHEDULE 1

                               PLEDGED SECURITIES

       Name of Company                 Certificate Number      Number of Shares

Metris Credit Card Services, Inc.              2                    1,000






                                                                      EXHIBIT E


                            FORM OF PLEDGE AGREEMENT
                              (Metris Direct, Inc.)


         THIS PLEDGE AGREEMENT, dated as of May __, 2004, is made and given by METRIS DIRECT, INC., a Minnesota corporation (the "Pledgor"), to DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the lenders (the "Lenders") party to the Credit Agreement defined below (the "Secured Parties").

         The Lenders have agreed to make the Term Loan to Metris Companies Inc. (the "Borrower") subject to the terms and conditions specified in the Senior Secured Credit Agreement, dated as of May __, 2004, among the Borrower, the Lenders, the Collateral Agent and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, modified, extended or restated from time to time, the "Credit Agreement"). The Pledgor is a wholly owned Subsidiary of the Borrower and will derive substantial direct and indirect benefit from the extension of credit made to the Borrower under the Credit Agreement. The obligations of the Lenders to make the Term Loan under the Credit Agreement are and will be conditioned on, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure the due and punctual payment by
(a) the Borrower of (i) the principal of and interest on the Term Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower to the Collateral Agent and the Lenders, in each case, as applicable, under the Credit Agreement and the other Loan Documents (all of the foregoing obligations being collectively called the "Borrower Obligations"), and (b) the Pledgor of (i) all of its obligations under the Subsidiary Guaranty, including, without limitation, the Borrower Obligations guaranteed by it thereunder and (ii) all expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Pledgor to the Collateral Agent and the Lenders, in each case, as applicable, under the Subsidiary Guaranty and the other Loan Documents (all of the foregoing obligations being collectively called the "Pledgor Obligations"; and, together with the Borrower Obligations, the "Obligations"). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

         Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

        1.     Definitions.

               (a) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All other terms used in this Pledge Agreement that are not specifically defined herein or the definitions of which are not incorporated by reference shall have the meanings given such terms in the Credit Agreement and the Uniform Commercial Code.

               (b) As used herein, the following terms shall have the following meanings:

                    "Collateral" shall have the meaning assigned to such term in
               Section 2.

                    "Credit Agreement Termination Date" shall mean the date upon which all amounts outstanding (including all principal, interest, fees and expenses) under the Credit Agreement shall be paid in full.

                    "Federal Securities Laws" shall have the meaning assigned to such term in Section 12.

                    "Liens" shall have the meaning given such term in the Credit
               Agreement.

                    "Pledged Securities" shall have the meaning assigned to such term in Section 2.

                    "Pledged Stock" shall have the meaning assigned to such term in Section 2.

                    "Security  Interest" shall have the meaning assigned to such term in Section 2.

                    "Subsidiary" shall mean any subsidiary of the Pledgor.

                    "Uniform  Commercial Code" shall mean the Uniform Commercial
               Code as in effect from time to time in the State of New York as it may be amended, supplemented or otherwise modified to be more expansive after the date hereof as set forth in the Uniform Commercial Code.

        2. Pledge. As security for the payment and performance in full of the Obligations, the Pledgor hereby transfers, assigns, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest (the "Security Interest") in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired, and including any securities account containing a securities entitlement with respect thereto: (a) the shares of capital stock listed in
Schedule 1 hereto as being owned by it, and the certificates representing or evidencing such shares (the "Pledged Stock") and any shares of capital stock of any Subsidiary (except to the extent such a pledge is prohibited by law or regulation of any Governmental Authority) obtained by it in the future, and the certificates representing or evidencing such shares; (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 5 below, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange thereof for or in substitution therefor or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to Sections 4 and 5 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called, without limitation, the "Collateral"). Upon delivery to the Collateral Agent (a) any stock certificates, including those with respect to the Pledged Stock, notes, or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and the Lenders' counsel and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may request. With respect to all Pledged Securities consisting of uncertificated securities, book-entry securities or securities entitlements, the Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Collateral Agent covering such Pledged Securities, or (b) cause such Pledged Securities to be transferred into the name of the Collateral Agent. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

        3. Representations and Warranties. The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent that, from and after the Effective Date:

               (a) the Pledged Stock set forth in Schedule 1 attached hereto pledged by the Pledgor represents all of the issued and outstanding capital stock of each identified Subsidiary, except for Metris Card Services, LLC ("MCS") of which the Pledgor owns ninety nine (99) percent of the issued and outstanding units;

               (b) this Pledge Agreement constitutes the valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar law of general application affecting creditors' or secured creditors' rights;

               (c) the Pledgor has full power and authority to execute this Pledge Agreement, to perform the Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby;

               (d) no financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by or on behalf of the Secured Parties and financing statements relating to the Prior Credit Agreement which have been or will be terminated on the Effective Date in connection with the payment in full of the obligations of the Borrower under the Prior Credit Agreement from the proceeds of the Term Loan);

               (e) the Pledged Stock has been duly authorized and validly issued by the issuer thereof and is fully paid and non-assessable. The certificates representing the Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof;

               (f) the Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule 1 (if any such percentage is so indicated);

               (g) the authorized  equity  securities of Metris Travel  Services
          Inc. ("MTS") consist of 3,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Warranty Services of Florida, Inc. ("MWSF") consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Receivables, Inc. ("MRI") consist of 1,000 shares of common stock, with no par value, of which 100 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Direct Services, Inc. ("MDSI") consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Funding Co. ("MFC") consist of 1,000 shares of common stock, with no par value, of which 100 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Direct Merchants Credit Card Bank, N.A. ("DMCCB") consist of 100,000 shares of common stock, par value $50.00 per share, of which 24,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Asset Funding Co. ("MAFC") consist of 1,000 shares of common stock, with no par value, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of magnUS Services, Inc. ("MSI") consist of 1,000 shares of common stock, with no par value, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Metris Warranty Services, Inc. ("MWSI") consist of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of Crescent Ridge Aviation, Inc. ("CRAI") consist of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; the authorized equity securities of MCS consist of 100 member units, with no par value, of which 100 units are issued and outstanding, of which 99 units constitute a portion of the Pledged Stock; the authorized equity securities of Metris Club Services, Inc. ("MCSI") consist of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock; and the authorized equity securities of Metris Financial Services, Inc. ("MFSI") consist of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and constitute a portion of the Pledged Stock. The Pledgor owns all of the issued and outstanding voting shares of MWSF, MTS, MRI, MDSI, MFC, DMCCB, MAFC, MSI, MWSI, CRAI, MCSI, MFSI and ninety nine (99) percent of the issued and outstanding voting units of MCS. No legend or other reference to any purported Lien (except in favor of the Collateral Agent hereunder) appears upon any certificate representing any of the Pledged Stock. There are no agreements relating to the issuance, sale, or transfer of any equity securities or other securities of any Subsidiary (other than the OCC Agreements pertaining to DMCCB). None of the outstanding equity securities or other securities of any issuer of Pledged Stock was issued in violation of the Securities Act or any other legal requirement. The Pledgor does not own, and has not entered into any agreement to acquire, any equity securities or other securities of any Person or any direct or indirect equity ownership interests in any other business except as expressly permitted by the Credit Agreement.

               (h) except for the security interest granted herein to the Collateral Agent on behalf of the Lenders, the Pledgor (i) is and will at all times continue to be the direct and sole owner, beneficially and of record, of the Pledged Securities pledged by it, (ii) holds the same free and clear of all Liens, except the Security Interest, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, and (iv) subject to
          Section 5 below, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with (or, if book entry only, registered in the name of) the Collateral Agent and pledged or assigned hereunder;

               (i) the Pledgor (i) has good right and legal authority to pledge the Collateral pledged by it pursuant to this Pledge Agreement and
          (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Security Interest), however arising;

               (j) no consent, authorization or approval of any Governmental Authority or any securities exchange on the part of the Pledgor was or is necessary to the validity of the pledge and security interest granted under this Pledge Agreement;

               (k) by virtue of the execution and delivery by the Pledgor of this Pledge Agreement, on the Effective Date when the certificates, instruments or other documents representing or evidencing the Collateral pledged by it are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Collateral (except for Liens permitted by the Credit Agreement) as security for the payment and performance of the relevant Obligations, prior to all other liens and encumbrances thereon and security interests therein;

               (l) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Lenders, as of the Effective Date upon delivery to the Collateral Agent of the stock certificates and related stock powers required hereunder regarding the Pledged Stock, a valid, perfected first priority security interest in the Pledged Stock, free and clear of all Liens other than the Security Interest; and

               (m) neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge
          Agreement:

                    (i) results in any breach or violation  of any  provision of the  charter  or  by-laws  of  the  Pledgor  or  any  law,  rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by any Governmental Authority having supervisory powers over the Pledgor;

                    (ii) constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of any provision of, any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor is a party or by which it or its properties is bound; or

                    (iii) results in or requires the creation of any Lien upon or in respect of any of the property of the Pledgor except the Security Interest.

        4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Lenders, shall have the right, in its sole and absolute discretion, to hold the Pledged Securities in the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, or in its own name or the name of its nominee. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. Upon the occurrence and during the continuance of a Default or an Event of Default only, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates (a) of smaller or larger denominations for any purpose consistent with this Pledge Agreement or
(b) registered in its name or the name of its nominee.

        5.     Voting Rights; Dividends and Interest; etc.

               (a) Unless and until an Event of Default shall have occurred and be continuing:

                    (i) The Pledgor  shall be  entitled to exercise  any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and the other Loan Documents.

                    (ii) The  Collateral  Agent shall execute and deliver to the
               Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph
               (i) above.

                    (iii) The  Pledgor  shall be  entitled to receive and retain any and all cash dividends and cash interest paid on the Pledged Securities.

               (b) Upon the occurrence and during the continuance of an Event of Default only and upon notice by the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to paragraph
          (a)(i) of this Section 5 and the right to receive and retain cash dividends and cash interest shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and to receive and retain such dividends and interest during the continuance of such Event of Default, which shall be applied against the Obligations in accordance with Section 7.

               (c) Voting Proxy. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5(a)(i) hereof, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Collateral Agent shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Collateral Agent has given written notice to the Pledgor that any further exercise of such voting rights and other consensual rights by the Pledgor is prohibited and that the Collateral Agent and/or its assigns will henceforth exercise such voting rights and other consensual rights; and provided, further, that neither the registration of any item of Collateral in the Collateral Agent's name nor the exercise of any voting rights or other consensual rights with respect thereto shall be deemed to constitute a retention by the Collateral Agent of any such Collateral in satisfaction of the Obligations or any part thereof.

               (d) Rights of the Collateral Agent. The Collateral Agent may (but without any obligation to do so) discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for insurance on the Collateral, or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Collateral Agent (including reasonable attorneys' fees and disbursements) in connection therewith, shall, at the option of the Collateral Agent, be reimbursed by the Pledgor on demand, with interest thereon from the date of demand paid at an interest rate per annum equal to the lower of (i) the Default Interest Rate and (ii) the maximum interest rate permitted by applicable law.

        6. Remedies upon Event of Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent, may without notice to the Pledgor, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (whether in equity or in law), all of the rights and remedies available to it, all rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code, and may without notice except as specified below, sell the Collateral or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery or upon such other terms as the Collateral Agent may reasonably believe are commercially reasonable without assumption of any credit risk, with the right of the Collateral Agent to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by the Pledgor. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Each such purchaser at any such sale (including the Collateral Agent) shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' prior written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may, in its sole and absolute discretion, determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby expressly waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or any other Secured Party from the Pledgor as a credit against the purchase price, and the Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided, however, that in the event the Obligations shall have been paid in full, the Pledgor shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. All of the rights and remedies granted to the Collateral Agent, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Collateral Agent may deem expedient.

        7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the Collateral Agent for payment in full of the Obligations, pro rata as among the Lenders in accordance with the monetary Obligations owed to them until all the Obligations have been paid in full; and

                  THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Collateral Agent (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

        8. Limitations on Responsibility of Collateral. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Collateral Documents, except for those made by it herein.
The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Pledgor to the Collateral, as to the security afforded by this Pledge Agreement or the related Collateral Documents or as to the validity, execution, enforceability, legality or sufficiency of this Pledge Agreement or the related Collateral Documents, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges or assessments or for liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Pledgor or to the holders of the Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the CollateralAgent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Pledgor of any of the covenants or agreements contained herein or in the other Loan Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Pledge Agreement or any related Collateral Document except for (i) such Person's own gross negligence or willful misconduct or (ii) such Person's failure to perform its duties or obligations under this Pledge Agreement; provided, however, neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Collateral Agent or the Required Lenders hereunder solely by reason of the circumstance that, at the time such action is taken by any such Person, the Collateral Agent or the Required Lenders which gave the notice to take such action are no longer the Collateral Agent or the Required Lenders. The Collateral Agent may execute any of the powers granted under this Pledge Agreement or any of the related Collateral Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Pledge Agreement and the other Loan Documents including, without limitation, the Credit Agreement.

        9.     Reliance by Collateral Agent; Indemnity Against Liabilities; etc.

               (a) Whenever in the performance of its duties under this Pledge Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Pledgor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

               (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction or the Required Lenders, as the case may be.

               (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Pledge Agreement.

               (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Default or Event of Default unless and until the Collateral Agent shall have received a written notice of such Default or Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether a Default or Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it so long as such notice is received directly or indirectly from the Pledgor or the Required Lenders. To the extent permitted by law, the Collateral Agent shall take action hereunder on the basis of an Event of Default of the type specified in clause (i) or (j) of Article VII of the Credit Agreement, whether or not the Collateral Agent has received any notice of such an Event of Default, but only upon direction from the Required Lenders.

               (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Pledge Agreement or any other Loan Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

        10. Indemnification by Pledgor. The Pledgor agrees to indemnify and hold harmless the Collateral Agent and the Lenders and their respective directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, or any Lender or any of them in any way relating to or arising out of this Pledge Agreement or any related Collateral Document or any action taken or omitted by them under this Pledge Agreement or any related Collateral Document; provided that the Pledgor shall not be liable to the Collateral Agent, any Lender or other indemnified party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent, any such Lender or any of their respective directors, officers, employees or agents. The covenants contained in this Section 10 shall survive the Credit Agreement Termination Date.

        11. The Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. In accordance with this Pledge Agreement and without limiting the generality of the foregoing sentence, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

        12. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect ("Securities Act"), or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor agrees that the Collateral Agent shall not incur any liability as a result of the sale of the Pledged Securities or any portion thereof at any such private sale in a manner that the Collateral Agent reasonably believes is commercially reasonable (within the meaning of Section 9-610 of the Uniform Commercial Code). The Pledgor hereby waives any claims against the Collateral Agent or the Lenders arising by reason of the fact that the price at which the Pledged Securities may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent shall accept the first offer received and does not offer any portion of the Pledged Securities to more than one possible purchaser. The Pledgor further agrees that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit the Pledgor to qualify or register such Pledged Securities for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if the Pledgor would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section 12 would apply if, for example, the Collateral Agent were to place all or any portion of the Pledged Securities for private placement by any investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Securities for its own account, or if the Collateral Agent placed all or any portion of the Pledged Securities privately with a purchaser or purchasers.

        13. Collateral Agent's Expenses. The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its outside counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of, or compromise or settlement respecting this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and the Collateral Agent may apply the Collateral to payment of or reimbursement of itself for such liability.

        14. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Pledgor, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Pledgor and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        15. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, to the relevant address specified in Section
9.01 of the Credit Agreement.

         All notices and other communications given to any party hereto in accordance with the provisions of this Pledge Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.

        16.     Successors and Assigns.

               (a) Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor, the Collateral Agent or the Lenders that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

               (b) The Pledgor shall not assign or delegate any of its rights and duties hereunder, except as permitted in the Credit Agreement.

               (c) The covenants, promises and agreements by the Pledgor shall inure to the benefit of each Lender and each assignee of any Lender permitted under Section 9.04 of the Credit Agreement.

        17. Applicable Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CONFLICT OF LAW PRINCIPLES THEREOF, BUT INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

        18.     Waivers; Amendments.

               (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified, except as provided in Section 9.08 of the Credit Agreement.

        19. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Pledge Agreement and the other Loan Documents. Nothing in this Pledge Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations or liabilities under or by reason of this Pledge Agreement or the other Loan Documents.

        20. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term
Loan under the Credit Agreement regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Term Loan remains outstanding and has not been paid in full and the Credit Agreement has not been terminated.

        21. Termination. This Pledge Agreement, and the Security Interest granted hereunder, shall terminate when all the Obligations have been paid in full, at which time the Collateral Agent shall reassign and deliver to the Pledgor, or to such Person or Persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Collateral Agent and at the expense of the Pledgor.

        22. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        23. Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

        24. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

        25. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

        26. Effective Date. This Pledge Agreement shall be effective on the Effective Date.

        27. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER
OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


         IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, or caused this Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.

                                METRIS DIRECT, INC., as Pledgor


                                By_________________________________
                                  Its_______________________________


                                DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Collateral Agent



                                By_________________________________
                                  Its_______________________________






                                   SCHEDULE 1

                               PLEDGED SECURITIES


Name of Company                    Certificate Number           Number of Shares

Metris Travel Services Inc.                1                          1,000
Metris Warranty Services of
        Florida, Inc.                      1                          1,000
Metris Receivables, Inc.                   5                            100
Metris Direct Services, Inc.               1                          1,000
Metris Funding Co.                         2                            100
Metris Asset Funding Co.                   1                          1,000
magnUS Services, Inc.                      1                          1,000
Metris Warranty Services, Inc.             1                          1,000
Crescent Ridge Aviation, Inc.              1                          1,000
Metris Card Services, LLC                  4                             99
Metris Club Services, Inc.                 2                          1,000
Metris Financial Services, Inc.            2                          1,000
Direct Merchants Credit Card Bank,
        National Association               6                         24,000






                                                                      Exhibit F


                             Form of Promissory Note

                                    TERM NOTE

$[    ]                                                         [Effective Date]

         FOR VALUE RECEIVED, METRIS COMPANIES INC., a Delaware corporation (the "Borrower") for value received, hereby unconditionally promises to pay to the order of ____________________ (the "Lender") by payment to the Administrative Agent (for the benefit of the Lender) at its office as set forth in the Credit Agreement (defined below) or at such other office as the Administrative Agent may notify the undersigned of, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________________ AND NO/100 DOLLARS ($ ), to pay interest
(computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof, from time to time from the date hereof, at the rates and times set forth in, and all other Obligations set forth in, the Senior Secured Credit Agreement dated as of May 6, 2004 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement"), among the undersigned, the Lender and the other lenders named therein, and the Administrative Agent and Collateral Agent referred to therein, until such amount is paid in full (both before and after judgment to the extent permitted by law). Capitalized terms used in this note and not otherwise defined have the meanings given such terms in the Credit Agreement.

         The principal of this note (this "Note") is payable as provided for in the Credit Agreement. Reference is hereby made to the Credit Agreement for a more complete statement of the terms and conditions under which the Loans evidenced hereby are to be made and repaid.

         This Note is one of the promissory notes collectively evidencing the Term Loan referred to in the Credit Agreement. This Note is secured and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

         This Note is subject to prepayment to the extent provided in the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and disbursements. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

        THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

                               METRIS COMPANIES INC.


                               By
                               Name
                               Title




                                                                      EXHIBIT G

                              AMENDED AND RESTATED
                       SECURITIES ACCOUNT PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED SECURITIES ACCOUNT PLEDGE AGREEMENT (this "Agreement"), dated as of June 18, 2003, is by and between Metris Companies Inc., a Delaware corporation (the "Applicant") and U.S. Bank National Association, a national banking association (the "Bank").

                                    RECITALS

         1. The parties hereto are parties to a Securities Account Pledge Agreement dated as of March 17, 2003 (the "Original Agreement"), which secured certain of the Applicant's obligations relating to letters of credit issued under the Credit Agreement (as defined in the Original Agreement).

         2. The Applicant intends, contemporaneously with the execution and delivery of this Agreement, to refinance the indebtedness outstanding under the Credit Agreement, but wishes to leave the letters of credit issued under the Credit Agreement outstanding. In connection therewith, the parties hereto are entering into a Continuing Reimbursement Agreement for Standby Credits of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, together with all Applications referenced therein, the "Reimbursement Agreement"), under which the outstanding letters of credit will be governed on an ongoing basis and under which the Bank may from time to time at its discretion issue various additional letters of credit (each, together with each existing letter of credit as described above, a "Credit").

         3. The parties hereto wish to amend the Original Agreement to provide for certain changes in circumstances and new arrangements among themselves.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, from and after the date hereof the Original Agreement shall be amended and restated in its entirety to read as follows:

         1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Reimbursement Agreement. Furthermore, the following term shall have the following meaning when used herein:

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all Credits outstanding at such time and (B) the aggregate amount of drawings under the credits for which Bank or the relevant Other Issuer has not received reimbursement in accordance with the Reimbursement Agreement.

         2. Securities Account.

         (a) The Applicant has established securities account number 386000012 at the Bank (together with any investments credited thereto from time to time, the "Pledged Securities Account"). On and after the date hereof, the Applicant agrees to maintain in the account, at all times, financial assets having a value (as determined by the Bank) of at least 110% of the then-current LC Exposure (the "Minimum Margin Amount"). The Applicant and the Bank agree that all amounts and investments credited to the Pledged Securities Account (whether investment property, cash, securities, instruments or other property) will constitute "financial assets" for purposes of the Uniform Commercial Code as in effect in the State of Minnesota. Subject to clause (b) below, all investments credited to the Pledged Securities Account shall be comprised of uncertificated, non-negotiable certificates of deposit issued by United States branches of commercial banks with credit quality acceptable to the Bank and with maturities of one year or less, or such other investments as may be selected by Applicant and approved by Bank in its sole discretion.

         (b) All earnings on amounts deposited in or investments credited to the Pledged Securities Account shall be credited to and retained in the Pledged Securities Account pending disbursement as otherwise described in this Agreement. The Bank and the Applicant may by mutual agreement arrange for substitutions for the financial assets credited to the Pledged Securities Account from time to time so long as the Minimum Margin Amount is maintained and the Bank is satisfied in its sole discretion with the credit quality of the proposed substitutions. If at any time the value of the financial assets credited to the Pledged Securities Account (as determined by the Bank) exceeds the Minimum Margin Amount, the Applicant may request the release, and the Bank promptly shall release, such excess so long as no Default or Event of Default shall have occurred and be continuing. Furthermore, three Business Days after the date on which all Credits shall have expired or otherwise shall have been terminated, all pending demands for payment with respect to any of the Credits have been processed and finally resolved in the view of both the Bank and each applicable beneficiary, and all Reimbursement Obligations shall have been paid in full, the Bank shall release to the Applicant the financial assets remaining in the Pledged Securities Account (if any), subject to any applicable early withdrawal penalties. The Applicant shall not have any right to withdraw any amount deposited in or credited to the Pledged Securities Account except as provided in this clause (b). The Applicant hereby represents and warrants that the amounts deposited into the Pledged Securities Account do not constitute proceeds of any property in which another Person enjoys a Lien.

         (c) The Applicant acknowledges that it, and not the Bank, shall select the investments to be made with amounts credited to the Pledged Securities Account, and that any investment losses relating to the Pledged Securities Account shall be for its own account. In the absence of timely, written investment instructions delivered to the Bank, amounts credited to the Pledged Securities Account will not be invested.

         3. Assignment of Pledged Securities Account. The Applicant hereby assigns, sets over and transfers to the Bank, and grants the Bank a security interest in and control over, the Pledged Securities Account, all right, title and interest of the Applicant in and to the Pledged Securities Account and all financial assets and other investment property from time to time credited thereto, including all earnings of every kind and description which may now or hereafter accrue thereon, and all proceeds of all of the foregoing, for the purpose of securing the prompt payment and performance of all of the Applicant's obligations to the Bank and to each Other Issuer under or in connection with the Reimbursement Agreement and/or the Credits, whether now existing or hereafter created or incurred, direct or indirect, due or to become due, or absolute or contingent (collectively, the "Reimbursement Obligations"). The Applicant hereby irrevocably authorizes and empowers the Bank at any time when any Reimbursement Obligations are due and payable, in its own name or in the name of the Applicant, to demand, apply for withdrawal, receipt and give acquittance for any and all sums which are or will become due and payable under the Pledged Securities Account, to exercise any and all rights and privileges and receive all benefits accorded to the Pledged Securities Account, and to execute any and all instruments required therefor, and to apply such moneys towards payment of the Reimbursement Obligations in such order of application as the Bank may determine, all without advance notice to the Applicant. The Bank agrees to provide subsequent notice of such any such action to the Applicant in the manner described in the Reimbursement Agreement, but any failure to do so shall not affect the effectiveness of any such action.

         4. Miscellaneous.

         (a) This Agreement shall be binding upon and inure to the benefit of the Applicant, the Bank and their successors and assigns. This Agreement can be waived, amended, terminated, or discharged only explicitly in a writing signed by each party hereto. A writing so signed shall be effective only in a specific instance and for the purpose given. The Original Agreement, as amended and restated hereby, is hereby ratified and confirmed and shall remain in full force and effect.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, WHICH SHALL BE THE BANK'S JURISDICTION FOR PURPOSES OF ARTICLES 8 AND 9 OF THE UNIFORM COMMERCIAL CODE. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. AT THE OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR ANY MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE APPLICANT CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE APPLICANT COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE PLEDGED DEPOSIT ACCOUNT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         (c) If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained therein.

         (d) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              METRIS COMPANIES INC.


                              By:
                              Name: Scott Fjellman
                              Title: Senior Vice President and Treasurer



                              U.S. BANK NATIONAL ASSOCIATION


                              By:
                              Name: Eric K. Hayes
                              Title: Banking Officer



                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1, dated as of June 26, 2003 (this "Amendment"), to the AMENDED AND RESTATED SECURITIES ACCOUNT PLEDGE AGREEMENT (the "Agreement"), dated as of June 18, 2003, is by and between Metris Companies Inc., a Delaware corporation (the "Applicant") and U.S. Bank National Association, a national banking association (the "Bank").

                                   WITNESSETH:

                  WHEREAS, the Applicant has requested, and, upon this Amendment becoming effective, the Bank has agreed, to amend the Agreement on the terms and conditions contained herein.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                              SECTION I. AMENDMENT

                  1.1 Defined Terms. Unless otherwise defined herein, capitalized terms used herein but not defined herein have the meanings set forth in the Agreement.

                  1.2 Amendments. The Bank and the Applicant hereby agree that upon the effectiveness of this Amendment the Agreement is amended as follows:

                         A. Section  2.  Section 2 of the  Agreement  is hereby
                    amended by inserting the words "but in no event greater than Eleven Million Dollars ($11,000,000)" between the parenthetical clause "(the "Minimum Margin Amount")" and the period ending the sentence.

                         B. Section 4. Section  4(a) of the  agreement  shall be
                    amended by deleting the existing language in its entirety and replacing it with the following:

                  4.     Miscellaneous.

                           (a) This Agreement shall be binding upon and inure to
                  the benefit of the Applicant, the Bank and their successors and assigns. Subject to the second paragraph of this Section 4, this Agreement can be waived, amended, terminated, or discharged only explicitly in a writing signed by each party hereto. A writing so signed shall be effective only in a specific instance and for the purpose given.

                           In connection with the refinancing of the
                  indebtedness under the Credit Agreement (as defined in the Original Agreement), each party hereby acknowledges and agrees that pursuant to the New Credit Agreement (as defined below), the Applicant has granted a security interest in all of its right, title and interest in, to and under all of its assets except for certain enumerated assets including the Pledged Securities Account and all financial assets credited thereto from time to time in accordance with this Agreement. Accordingly, any amendment, supplement or modification in any way to increase the Eleven Million Dollar limitation set forth in Section 2 of this Agreement without the prior written consent of the Required Lenders (as such term is defined in the Amended and Restated Senior Secured Credit Agreement dated June 18, 2003 among the Applicant, the Lenders from time to time party thereto, Goldman Sach's Credit L.P. as Administrative Agent and Deutsche Bank Trust Company Americas as Collateral Agent as the same may be amended from time to time) (the "New Credit Agreement") shall be void.

                            SECTION II. MISCELLANEOUS

                  2.1 Conditions to Effectiveness of Amendment. This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and the New Credit Agreement has concurrently become effective, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

                  2.2 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  2.3 Continuing Effect; No Other Amendments. Except to the extent expressly stated herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are not waived in any respect.

                  2.4 Amendment; Waiver. This Amendment may not be amended, waived, terminated or discharged except in an express writing executed by each of the parties hereto and the Required Lenders (as defined in Section 1.2B of this Amendment).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                      METRIS COMPANIES INC.


                                      By: ________________________________
                                      Name: Scott Fjellman
                                      Title: Senior Vice President and Treasurer


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: ________________________________
                                      Name:  Eric K. Hayes
                                      Title:  Banking Officer





                                 AMENDMENT NO. 2

                  AMENDMENT NO. 2, dated as of May 6, 2004 (this "Amendment"), to the AMENDED AND RESTATED SECURITIES ACCOUNT PLEDGE AGREEMENT, dated as of June 18, 2003, as amended by Amendment No. 1 dated as of June 26, 2003 (the "Agreement") is by and between Metris Companies Inc., a Delaware corporation (the "Applicant") and U.S. Bank National Association, a national banking association (the "Bank").

                                   WITNESSETH:

                  WHEREAS, the Applicant has requested, and, upon this Amendment becoming effective, the Bank has agreed, to amend the Agreement on the terms and conditions contained herein.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                              SECTION I. AMENDMENT

                  1.1 Defined Terms. Unless otherwise defined herein, capitalized terms used herein but not defined herein have the meanings set forth in the Agreement.

                  1.2 Amendments. The Bank and the Applicant hereby agree that upon the effectiveness of this Amendment the Agreement is amended as follows:

                         C. Section 2. Section 2 of the Agreement is hereby amended by substituting "Sixteen Million Five Hundred Thousand Dollars ($16,500,000)" for "Eleven Million Dollars ($11,000,000)" therein.

                         D.  Section 4. The second  paragraph of Section 4(a) of
                    the  Agreement  is  hereby   amended  in  its  entirety  and
                    replacing it with the following:

                         In connection with the Senior Secured Credit  Agreement
                    dated as of May 6, 2004 (together with any amendment, modification or restatement thereof or supplement thereto, the "Credit Agreement") among the Applicant, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, each party hereby acknowledges and agrees that the Applicant has granted a security interest in all of its right, title and interest in, to and under all of its assets except for certain enumerated assets including the Pledged Securities Account and all financial assets credited thereto from time to time in accordance with this Agreement. Accordingly, any amendment, supplement or other modification in any way to increase the Sixteen Million Five Hundred Thousand Dollar limitation set forth in Section 2 of this Agreement without the prior written consent of the "Required Lenders" (as such term is defined in the Restated Credit Agreement) shall be void.

                            SECTION II. MISCELLANEOUS

                  2.1 Conditions to Effectiveness of Amendment. This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

                  2.2 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  2.3 Continuing Effect; No Other Amendments. Except to the extent expressly stated herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are not waived in any respect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                             METRIS COMPANIES INC.



                             By: ________________________________
                             Name:  Scott Fjellman
                             Title:  Senior Vice President and Treasurer


                             U.S. BANK NATIONAL ASSOCIATION


                             By: ________________________________
                             Name:  _____________________________
                             Title:  _____________________________





                                                                      EXHIBIT H


                           FORM OF SUBSIDIARY GUARANTY


        SUBSIDIARY GUARANTY, dated as of [ ], is made by [ ] (the "Subsidiary Guarantor"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Lenders (in such capacity, the "Collateral Agent") for the benefit of the lenders ("Lenders") (as such terms are defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

        WHEREAS, pursuant to the Senior Secured Credit Agreement, dated as of May __, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Metris Companies Inc. (the "Borrower"), the Lenders, Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the Collateral Agent, each of the Lenders has made extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

        WHEREAS, in connection with the execution and delivery of the Credit Agreement, the Subsidiary Guarantor is required to execute a guarantee (this "Subsidiary Guaranty") guaranteeing all of the Borrower's obligations under the Credit Agreement and the other Loan Documents; and

        WHEREAS, the Borrower is the direct or indirect parent of the Subsidiary Guarantor, and it is to the advantage of the Subsidiary Guarantor that the Lenders make the extensions of credit to the Borrower pursuant to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Subsidiary Guarantor hereby agrees with the Collateral Agent for the benefit of the Lenders, as follows:

        1.     Defined Terms.

               (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

               (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Subsidiary Guaranty shall refer to this Subsidiary Guaranty as a whole and not to any particular provision of this Subsidiary Guaranty.

               (c) The definitions contained herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Sections shall be deemed references to Sections of this Subsidiary Guaranty unless the context shall otherwise require.

        2.     Guaranty.

               (a) To induce the Lenders to make the Term Loan, the Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment, performance and discharge of all Obligations. All payments by the Subsidiary Guarantor shall be in lawful money of the United States of America. Each and every default in payment of any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

               The Subsidiary Guarantor waives diligence, presentation to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of this Subsidiary Guaranty, notice of default and notice of protest for nonpayment and all other formalities. The obligations of the Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure or delay of any Lender or the Collateral Agent to assert any claim or demand or to enforce or otherwise exhaust its rights or remedies against the Borrower, the Subsidiary Guarantor or any other Person under the provisions of any Loan Document or otherwise;  (ii) any  extension or renewal of any of the  Obligations;
          (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document, any guarantee or any other agreement or instrument; (iv) the release of (or the failure to perfect a security interest in) any security held by the Collateral Agent or any Lender for the performance of any of the Obligations; (v) the failure or delay of any Lender or the Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations;
          (vi) the release of any other guarantor of the Obligations; (vii) the failure of any Lender or the Collateral Agent to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (viii) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or
          (ix) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or otherwise operate as a discharge of the Subsidiary
          Guarantor as a matter of law or equity or which would impair or eliminate any right of the Subsidiary Guarantor to subrogation.

               This Guaranty is irrevocable by the Subsidiary Guarantor. It is a continuing, absolute and unconditional guaranty and shall terminate only upon the full satisfaction of the Obligations.

               The Subsidiary Guarantor further agrees that this Subsidiary Guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of such Lender in favor of the Borrower or any other Person.

               The obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

               The Subsidiary Guarantor further agrees that this Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy, insolvency or reorganization of the Borrower or otherwise.

               In furtherance of the foregoing and not in limitation of any other right which the Collateral Agent or any Lender may have at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, prepayment or otherwise, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Collateral Agent or the Required Lenders, forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Lenders in cash an amount equal to the sum of
          (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest on such Obligations, and (iii) all other monetary Obligations then due, and thereupon the Lenders shall assign (without recourse or warranty of any kind) such Obligations owed to them and paid by the Subsidiary Guarantor, together with their rights in respect of all security interests in the property and assets of the Borrower, if any, then held by them in respect of such Obligations, to the Subsidiary Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by the Subsidiary Guarantor, or make such other disposition thereof as the Subsidiary Guarantor shall direct (all without recourse to the Collateral Agent or any Lender and without any representation or warranty by the Collateral Agent or such Lender).

               Upon payment by the Subsidiary Guarantor of any sums to the Collateral Agent or the Lenders hereunder, all rights of the Subsidiary Guarantor against the Borrower arising as a result thereof shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations and, if any payment shall be made to the Subsidiary Guarantor on account of such rights prior to the indefeasible payment in full of all the Obligations, such payment shall forthwith be paid to the Lenders to be credited and applied against the Obligations to the extent necessary to discharge such Obligations.

               The Subsidiary Guarantor waives (i) notice of and hereby consents to any agreements or arrangements whatsoever by the Collateral Agent or the Lenders with any other Person pertaining to the Obligations, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair the Subsidiary Guarantor's liability hereunder; (ii) any defense based upon any legal disability or other defense of the Borrower, or by reason of the cessation or limitation of the liability of the Borrower from any cause (other than full payment of all Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury; (iii) any defense based upon any legal disability or other defense of any other guarantor or other Person;
          (iv) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Borrower or any principal of the Borrower or any defect in the formation of the Borrower or any principal of the Borrower; (v) any defense based upon the application by the Borrower of the proceeds of the Term Loan for purposes other than the purposes represented by the Borrower to the Lender or intended or understood by the Lender or the Subsidiary Guarantor; (vi) any defense based upon the Lender's failure to disclose to the Subsidiary Guarantor any information concerning the Borrower's financial condition or any other circumstances bearing on the Borrower's ability to pay the Obligations; (vii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (viii) any defense based upon the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (ix) any defense based upon any borrowing or any grant of a Lien under Section 364 of the Bankruptcy Code; (x) any defense based on the Lender's failure to be diligent or to act in a commercially reasonable manner, or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations; (xi) any defense based on errors and omissions by the Collateral Agent or any Lender in connection with the administration of the Term Loan, except for gross negligence or willful misconduct; (xii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;
          (xiii) any defense based on the Lender's failure to seek relief from stay or adequate protection in the Borrower's bankruptcy proceeding or any other act or omission by the Lender which impairs the Subsidiary Guarantor's prospective subrogation rights; (xiv) any defense based on legal prohibition of the Administrative Agent's, the Collateral Agent's or any Lender's acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of the Lender with respect to the Obligations and the security therefore; and
          (xv) the benefit of any statute of limitations affecting the liability of the Subsidiary Guarantor hereunder or the enforcement hereof. Nothing shall discharge or satisfy the liability of the Subsidiary Guarantor hereunder except the full performance and payment of the Obligations. The Subsidiary Guarantor hereby represents that it does not have any fee ownership in any real property.

               The Subsidiary Guarantor authorizes the Collateral Agent, without giving notice to the Subsidiary Guarantor or consent of the Subsidiary Guarantor and without affecting the obligations of the Subsidiary Guarantor hereunder, from time to time to: (a) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce or release all or any of the Obligations, grant other indulgences to the Borrower in respect thereof, or modify in any manner any documents (other than this Subsidiary Guaranty) relating to the Obligations; (b) declare all Obligations due and payable upon the occurrence of an Event of Default; (c) take and hold security for the performance of the Obligations and exchange, enforce, waive and release any such security; (d) apply and reapply such security and direct the order or manner of sale thereof as the Lender, in its sole discretion, may determine; (e) release, surrender or exchange any deposits or other property securing the Obligations or on which the Collateral Agent may at any time have a Lien, release, substitute or add any one or more endorsers or guarantors of the Obligations, or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other Property of any such Person; (f) apply payments received by the Collateral Agent to any Obligations in such order as the Collateral Agent may determine, in its sole discretion, whether or not any such Obligations are covered by this Subsidiary Guaranty; and
          (g) assign this Subsidiary Guaranty in whole or in part.

               Each reference herein to the Collateral Agent, the Lenders or a Lender shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Subsidiary Guaranty shall also inure.

               The obligations of the Subsidiary Guarantor under this Subsidiary Guaranty shall automatically terminate upon (i) any disposition, in compliance with the terms of Section 6.05 of the Credit Agreement, by the Borrower, directly or indirectly, of capital stock of the Subsidiary Guarantor following which disposition the Subsidiary Guarantor is no longer a Subsidiary of the Borrower, or (ii) any sale, in compliance with the terms of Section 6.05 of the Credit Agreement, of all or substantially all of the assets of the Subsidiary Guarantor that results in the Subsidiary Guarantor no longer being a Subsidiary.

               (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Subsidiary Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors.

               (c) The Subsidiary Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Collateral Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Subsidiary Guarantor under this Subsidiary Guaranty; provided, however, that the Subsidiary Guarantor will only be liable for the fees of a single firm which shall act as common counsel for the Lenders, except (A) in the case where (i) a Lender reasonably determines based upon the written advice of legal counsel, a copy of which shall be provided to the Subsidiary Guarantor, that in its judgment having common counsel would present such counsel with a conflict of interest, (ii) a Lender reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the other Lenders, or (iii) defense of any action or proceeding is not assumed by the Lenders, (B) for separate counsel for the Collateral Agent, and (C) local counsel for any of the foregoing. This Subsidiary Guaranty shall remain in full force and effect until the Obligations are paid in full.

               (d) No payment or payments made by the Borrower or any other Person or received or collected by the Collateral Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Subsidiary Guarantor in respect of the Obligations or payments received or collected from the Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Subsidiary Guarantor hereunder until the Obligations are paid in full.

               (e) The Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any Lender on account of its liability hereunder, it will notify the Collateral Agent and such Lender in writing that such payment is made under this Subsidiary Guaranty for such purpose.

        3. Representations and Warranties. The Subsidiary Guarantor hereby represents and warrants to the Collateral Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement as they relate to the Subsidiary Guarantor, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Agent and each of the Lenders shall be entitled to rely on each of them as if they were fully set forth herein.

        4. Covenants. The Subsidiary Guarantor hereby covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Subsidiary Guaranty until the Obligations are paid in full, it will comply with each of the covenants set forth in Articles V and VI of the Credit Agreement as they relate to the Subsidiary Guarantor.

        5. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Subsidiary Guarantor against any of and all the obligations of the Subsidiary Guarantor now or hereafter existing under this Subsidiary Guaranty and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Subsidiary Guaranty or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

        6. Authority of Collateral Agent. The Subsidiary Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Subsidiary Guaranty with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Subsidiary Guaranty shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Subsidiary Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Subsidiary Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

        7. Notices. All notices and other communications given to any party hereto in accordance with the provisions of this Subsidiary Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7. All notices, requests and demands shall be addressed as follows:

               (i) if to the Collateral Agent or any Lender, at its address or transmission number for notices provided in Section 9.01 of the Credit Agreement; and

               (ii)  if  to  the   Subsidiary   Guarantor,   at  the  Subsidiary
          Guarantor's address or transmission number for notices set forth under its signature below.

        The Collateral Agent, each Lender and the Subsidiary Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

        8. Severability. Any provision of this Subsidiary Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9. Integration. This Subsidiary Guaranty represents the agreement of the Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent or any Lender relative to the subject matter hereof not reflected herein.

        10.     Amendments in Writing; No Waiver; Cumulative Remedies.

               (a) None of the terms or provisions of this Subsidiary Guaranty may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

               (b) Neither the Collateral Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        11. Section Headings. The Section headings used in this Subsidiary Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        12. Successors and Assigns. This Subsidiary Guaranty shall be binding upon the successors and assigns of the Subsidiary Guarantor and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns, except that the Subsidiary Guarantor may not assign or transfer any of its rights or obligations under this Subsidiary Guaranty without the prior written consent of the Collateral Agent.

        13. GOVERNING LAW. THIS SUBSIDIARY GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
(EXCLUDING THE CONFLICT OF LAW PRINCIPLES THEREOF BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

        14. Waiver of Jury Trial. The Subsidiary Guarantor hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Subsidiary Guaranty or any of the other Loan Documents. The Subsidiary Guarantor (a) certifies that no representative, agent or attorney of any other party to the Loan Documents has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to the Loan Documents have been induced to enter into this Subsidiary Guaranty and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 14.

        15.     Jurisdiction; Consent to Service of Process.

               (a) The Subsidiary Guarantor agrees that a final judgment in any New York State court or any Federal court of the United States of America sitting in New York City shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty shall affect any right that the Collateral Agent or any Lender may have to bring any action or proceeding relating to this Subsidiary Guaranty or the other Loan Documents in the courts of any jurisdiction.

               (b)   The   Subsidiary    Guarantor   hereby    irrevocably   and
          unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or the other Loan Documents in any New York State court or any Federal court of the United States of America sitting in New York City. The Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) The Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Subsidiary Guaranty will affect the right of the Collateral Agent or any Lender to serve process in any other manner permitted by law.

        16. Limitation of Guarantor's Liability. Notwithstanding any other provision of this Subsidiary Guaranty, in any action or proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the parties hereto agree that if the obligations of the Subsidiary Guarantor hereunder would otherwise be held or determined to be void, invalid, unenforceable or constitute a fraudulent transfer or conveyance under Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law, on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Subsidiary
Guaranty, the amount of such liability shall, without any further action by the Subsidiary Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding; provided, however, that nothing in this sentence shall affect the provisions of any agreement regarding contribution among the Subsidiary Guarantor and other guarantors of the Obligations after giving effect to the limitations under this
Section 16.

        17. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral
Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Subsidiary Guarantor, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Subsidiary Guarantor, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Subsidiary Guarantor and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        18. Effective Date. This Subsidiary Guaranty shall be effective as of the date first above written.

        IN WITNESS WHEREOF, the undersigned have caused this Subsidiary Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                  [                            ],


                                  By
                                   Its

                                  Address for Notices:
                                  10900 Wayzata Boulevard
                                  Minnetonka, Minnesota 55305
                                  Attention: Treasurer
                                  Fax:  (952) 417-5660






                                                                      EXHIBIT I


                      FORM OF SUBSIDIARY SECURITY AGREEMENT
                        (                              )



        SUBSIDIARY SECURITY AGREEMENT, dated as of May __, 2004, made by __________________________, a _____________ (the "Grantor"), in favor of
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the "Collateral Agent") for the benefit of the Lenders (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

        WHEREAS, pursuant to the Senior Secured Credit Agreement, dated as of May __, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Metris Companies Inc. (the "Borrower"), the Lenders, Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the Collateral Agent, the Lenders have agreed to make an extension of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

        WHEREAS, the Grantor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from the extension of credit made to the Borrower under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantor enter into the Subsidiary Security Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans (collectively, the "Term Loan") to the Borrower, the Grantor hereby agrees with the Collateral Agent for the benefit of the Lenders, as follows:

        1.     Defined Terms.

          1.1 Definitions.

                    (a) Unless  otherwise  defined herein,  terms defined in the
               Credit Agreement and used herein shall have the meanings given to them in the Code (as defined below) or, if not defined in the Code, in the Credit Agreement. All references to terms defined in the Code shall mean such term as it may be amended, supplemented or otherwise modified to be more expansive after the date hereof as set forth in the Code.

                    (b) The following terms shall have the following meanings:

                         "Account"  has the meaning given such term in the Code,
                    but excludes Accounts (including credit card receivables) sold or transferred by the Borrower as permitted by the Credit Agreement including without limitation assets sold pursuant to a Receivables Transfer Program.

                         "Agreement" means this Subsidiary  Security  Agreement,
                    as the same may be amended, supplemented or otherwise modified from time to time.

                         "Chattel  Paper" has the meaning given such term in the
                    Code.

                         "Code" means the Uniform  Commercial  Code as from time
                    to time in effect in the State of New York.

                         "Collateral" has the meaning given such term in Section
                    2.

                         "Collateral   Account"  means  any  collateral  account
                    established by the  Collateral  Agent as provided in Section
                    5.1 hereof.

                         "Deposit  Account"  has the meaning  given such term in
                    the Code, including any demand, time, savings, passbook or similar account maintained with a bank.

                         "Document" has the meaning given such term in the Code,
                    including a document of title or a "warehouse receipt" (as defined in Section 7-201(2) of the Code).

                         "Excluded Assets" means any property, including but not
                    limited to Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, books and records pertaining to such property and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing, sold, assigned, transferred, set-over and otherwise conveyed directly or indirectly from time to time in connection with any Receivables Transfer Program in accordance with the Credit Agreement, any interests in real property or Fixtures, and any collateral pledged pursuant to the Pledge Agreement.

                         "General   Intangibles"  means  any  personal  property
                    (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, letters of credit, Letter of Credit Rights, commercial tort claims and money) including, without limitation, things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, trade names, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court, and without limiting any of the foregoing, such other items as may be set forth in the Code from time to time.

                         "Instrument"  has the  meaning  given  such term in the
                    Code.

                         "Investment  Property"  has the meaning given such term
                    in the Code, including a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

                         "Lien" means any security interest,  mortgage,  pledge,
                    lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

                         "Proceeds" means all "proceeds" as such term is defined
                    in Section 9-102(a)(64) of the Code.

          1.2 Other Definitional Provisions.

                    (a) The words "hereof,"  "herein,"  "hereto" and "hereunder"
               and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                    (b) The  meanings  given to terms  defined  herein  shall be equally applicable to both the singular and plural forms of such terms.

                    (c) All  references  herein to any Section of the Code shall be deemed to include any successor sections and all amendments, supplements and modifications thereto.

        2. Grant of Security Interest. As collateral security for the prompt and unconditional complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Collateral Agent for the benefit of the Lenders: a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest excluding any Excluded Assets (collectively, the
"Collateral"):

                    (a) all Accounts;

                    (b) all Chattel Paper;

                    (c) all Deposit Accounts;

                    (d) all Documents;

                    (e) all Equipment;

                    (f) all General Intangibles;

                    (g) all Instruments;

                    (h) all Inventory;

                    (i) all Investment Property;

                    (j) all Letter of Credit Rights;

                    (k) all books and records pertaining to the Collateral;

                    (l) to the extent not  otherwise  included in the  foregoing clauses (a) through (k), all other personal property (including, without limitation, any tax refunds) of the Grantor, other than Excluded Assets; and

                    (m) to the extent not  otherwise  included in the  foregoing clauses (a) through (l), income payments and Proceeds and products of any and all of the foregoing and all collateral security, including any guarantees, given by any Person to the Grantor (or for the benefit of the Grantor) with respect to any or all of the foregoing.

        3. Representations and Warranties. The Grantor hereby represents and warrants that (it being understood that the following representations and warranties shall not apply to Collateral (including, without limitation, assets sold pursuant to any Receivables Transfer Program) that has been transferred by the Grantor as permitted by the Credit Agreement and the other Loan Documents):

          3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Lenders pursuant to this Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others, other than Liens permitted by the Credit Agreement. As of the Effective Date, no financing statement or other public notice with respect to all or any part of the Collateral will be on file or of record in any public office, except such as have been filed (i) in favor of the Collateral Agent for the benefit of the Lenders, pursuant to this Agreement, (ii) in connection with Liens permitted by the Credit Agreement, or (iii) in connection with the termination of the Prior Credit Agreement contemporaneously with the effectiveness of the Credit Agreement.

          3.2 Perfected First Priority Liens. All necessary or advisable steps have been taken and all financing statements necessary or advisable for recordation or filing have been recorded or filed so as to create and perfect the security interests of the Collateral Agent as of the Effective Date. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions (which have been filed and upon the extension of credit under the Credit Agreement are effective) will constitute perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Lenders, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, other than with respect to permitted Liens under Section 6.03 of the Credit Agreement.

          3.3 Real Property. The Grantor does not have any fee ownership interest in any real property.

          3.4 Chief Executive Office. The Grantor's legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of ______________ and its chief executive office is now and since ___________ has been located in the State of Minnesota. The Grantor has not been organized under the laws of any jurisdiction other than the State of __________ since July 1, 2001. The Grantor has not changed its name, identity or corporate structure since _____________.

          3.5 Effectiveness of Representations. Each of the representations made in this Section 3 shall be deemed made as of the Effective Date and shall survive the extension of the Term Loan by the Lenders under the Credit Agreement.

          3.6 Delivery of Collateral. Delivery at any time by the Grantor to the Collateral Agent of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by the Grantor to the Collateral Agent hereunder that the representations and warranties of this Article 3 are true and correct to each item of such Collateral.

        4. Covenants. The Grantor covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

          4.1 Maintenance of Perfected Security Interest; Further Documentation; Release of Security Interest.

                    (a) The Grantor shall maintain the security interest created by this Agreement as a continuing perfected security interest free and clear of all Liens (other than permitted Liens under Section 6.03 of the Credit Agreement) or claims of others and shall defend such security interest against the claims and demands of all Persons whomsoever.

                    (b) At any  time and from  time to  time,  upon the  written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further writings, instruments and documents and take such further actions as may be required by applicable law or as the Collateral Agent may reasonably request for the purpose of evidencing, effecting, perfecting, maintaining, obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

                    (c) Concurrently with the transfer by the Grantor of any Collateral as permitted by the Credit Agreement, the security interest created by this Agreement in such Collateral shall automatically terminate without any further action by the Collateral Agent or any Lender; provided that the Collateral Agent shall, at the reasonable request and sole expense of the Grantor, authorize and execute such releases as may be necessary to effect any such transfer.

          4.2 Changes in Locations, Name, etc. The Grantor will not (unless, in each case, it shall have given the Collateral Agent at least 30 days' prior written notice of such change):

                    (a) change its  jurisdiction of organization or the location of its chief executive office from that specified in Section 3.4; or

                    (b) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading.

          4.3 Covenants Regarding Collateral. The Grantor shall:

                    (a)  at  all  times  have   rights  in,  to  and  under  the
               Collateral;

                    (b) keep and maintain separate books and records relating to the Collateral at the locations set forth on Schedule 1 in a form satisfactory to the Collateral Agent, and not remove the same without the prior written consent of the Required Lenders, and allow the Collateral Agent and its representatives access to such books and records and to the Collateral, at all reasonable times, for the purpose of examination, verification, copying, extracting and other reasonable purposes as the Collateral Agent may require;

                    (c) deliver to the Collateral  Agent promptly at its request any requested schedules, lists, invoices, bills of lading, documents of title, purchase orders, receipts, chattel paper, instruments and other items relating to the Collateral;

                    (d) when  necessary for the perfection or maintenance of the
               Collateral Agent's security interest in the Collateral or when reasonably requested to do so by the Collateral Agent, make, stamp or record such entries or legends on any of the Grantor's books and records relating to the Collateral or the Collateral as the Collateral Agent shall reasonably request from time to time;

                    (e) when  necessary or desirable  for the  perfection of the
               Collateral Agent's security interest in the Collateral, post notices in and about designated areas where the Collateral or any portion thereof may be stored from time to time as the Collateral Agent shall reasonably request;

                    (f) notify  the  Collateral  Agent in the event of  material loss or damage to any material portion of the Collateral or of any material adverse change in the Collateral, or of any dispute, claim, action proceeding or other occurrence which could materially and adversely affect the interests of the Collateral Agent in the Collateral and, at the request of the Collateral Agent, appear in and defend, at the Grantor's expense, any such action or proceeding;

                    (g) pay all expenses  incurred in the  delivery,  storage or other handling of the Collateral promptly when due;

                    (h) not sell,  lease or otherwise  dispose of, or permit the sale, lease or disposition of, any Collateral except for sales, leases and other dispositions permitted by the terms of the Credit Agreement;

                    (i) maintain  insurance  on that  portion of the  Collateral consisting of Equipment and Inventory, of such types, coverage, form and amount and with duly licensed and reputable companies, and supply the Lenders and the Collateral Agent with certificates or other evidence satisfactory to the Lenders and the Collateral Agent as to the continuance of such insurance (all such insurance shall be payable to the Collateral Agent as an additional insured for the benefit of the Collateral Agent and the Lenders, and shall provide for thirty days' prior written notice of cancellation to the Collateral Agent and, should the Grantor fail to maintain such insurance, the same may be maintained by the Collateral Agent, at its option upon notice to the Grantor);

                    (j) pay and discharge,  or cause to be paid and  discharged, all Liens, taxes, assessments and governmental charges levied, assessed or imposed upon any of the Collateral unless and to the extent only that (a) the same shall be contested in good faith and by appropriate proceedings by the Grantor, (b) written notice of such contest shall have been given to the Collateral Agent,
               (c) as a result of undertaking such proceedings, the Collateral is not thereby subjected to any sale, forfeiture or loss, and (d) the Grantor has established or shall establish a reserve fund for all such contested amounts satisfactory to the Collateral Agent;

                    (k) promptly notify the Collateral Agent of any Lien, claim, security interest, right or other encumbrance arising out of or with respect to the Collateral;

                    (l) keep and  maintain  the  Collateral  which  consists  of tangible personal property in good condition, working order and repair, not commit or suffer any waste of such Collateral, and make all repairs or replacements to such Collateral which may be required in accordance with prudent business practices, except that the Grantor shall not be obligated to make any repair or replacement with respect to any insured loss if the Collateral Agent has received all insurance proceeds payable as a result of such loss;

                    (m) at the  expense  of the  Grantor,  allow the  Collateral
               Agent acting at the direction of the Required Lenders and its duly authorized officers, agents and/or representatives upon reasonable advance notice and during normal business hours, (a) to enter upon and to examine and inspect the Collateral, (b) to discuss the Grantor's affairs and finances with any Person and verify with any Person the amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, and (c) such right of access to the Collateral as may be reasonably necessary for the proper maintenance and repair of the Collateral consisting of tangible personal property in the event of the failure by the Grantor to perform its obligations under this Security Agreement or the other Loan Documents;

                    (n) fully perform all of the  Grantor's  duties under and in connection with each of the Loan Documents and each other document to which the Collateral or any part thereof relates;

                    (o) observe and comply with all laws, regulations, ordinances, rules, and orders of any federal, state, municipal or other governmental authority relating to the Collateral and the use thereof; and

                    (p) from time to time  promptly  execute  and deliver to the
               Collateral Agent all such further assurances, security agreements, pledges, control agreements, assignments, certificates, supplemental documents and other instruments of conveyance, transfer, mortgage, pledge or change, and authorize financing statements, and do all other acts or things as the Collateral Agent may reasonably request from time to time in order to more fully create, evidence, perfect, continue, maintain and preserve the priority of the security interest in the Collateral.

        5.     Remedies.

          5.1 Proceeds to be Turned Over To Collateral Agent. All Proceeds (including all income and payments) received by the Grantor consisting of cash, checks, notes, drafts, and other items of payment shall be held by the Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of the Grantor, and shall, if required by the Collateral Agent, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained by or on behalf of, and with control by, the Collateral Agent. All Proceeds (including income and payments) while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.2.

          5.2 Application of Proceeds. If an Event of Default shall have occurred and be continuing (irrespective of whether the Term Loan has been accelerated), at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds (including income and payments) held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds (including income and payments) remaining after the Obligations shall have been paid in full shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

          5.3 Other Remedies. If an Event of Default shall occur and be continuing (irrespective of whether the Term Loan has been accelerated), the Collateral Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents, or in any other instrument or agreement securing, evidencing or relating to the Obligations, or at law or in equity, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.

          5.4 The Collateral Agent shall have the right, without notice to the Grantor, to enter upon and into the premises of the Grantor without liability for trespass and to remove all of the Collateral and all books, records, invoices and other documentation relating thereto. The Collateral Agent may require the Grantor to assemble or package the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent reasonably convenient to the parties, and in such event the Grantor agrees to make available to the Collateral Agent all of the Grantor's facilities for the purposes of removing or taking possession of the Collateral or putting it in a saleable form. If the Collateral requires preparation, repair, maintenance or further work in order to be in a saleable form, the Collateral Agent shall have the right, but not the obligation, to complete the work for such purpose, and the cost of such preparation, repair, maintenance or further work shall be payable by the Grantor. The completion of any such work shall not be a condition to the right of the Collateral Agent to sell or other wise dispose of the Collateral in accordance with the terms hereof.

          5.5 The Collateral Agent may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Collateral Agent hereunder, including, without limiting the generality of the foregoing, reasonable legal and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, with interest thereon from the date of demand paid at an interest rate per annum equal to the lower of (i) the Default Interest Rate and (ii) the maximum interest rate permitted by law.

        The Grantor agrees, to the fullest extent permitted by law, that it shall not (and it hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, value, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Agreement or the absolute sale of the Collateral subject to this Agreement.

        6. Collateral Agent's Appointment as Attorney-in-Fact; Collateral Agent's Performance of Grantor's Obligations.

          6.1 Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

                    (a) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

                    (b) pay or discharge  taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                    (c) execute,  in  connection  with any sale  provided for in
               Section 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                    (d) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral from any Person; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (7) remove from any premises where they may be located any and all documents, instruments, files and records relating to the Collateral or the Collateral and any receptacles and cabinets containing the same, and at the Grantor's cost and expense, to use such of the personnel, supplies and space of the Grantor at its place of business as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (8) receive, open and dispose of all mail addressed to the Grantor and to notify postal authorities to change the address for delivery thereof to such address as that Collateral Agent may designate; (9) collect or withdraw all sums of money or other solvent credits the Grantor may have to its credit with any banking institution; and (10) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the
               Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement.

              Anything in this Section 6.1 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an Event of Default shall have occurred and be continuing, or as permitted by
     Section 6.2 hereof.

          6.2 Performance by Collateral Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement (with, if no Default or Event of Default shall have occurred and be continuing, notice to the Grantor).

          6.3 Grantor's Reimbursement Obligation. The expenses of the Collateral Agent and any Lender incurred in connection with actions undertaken as provided in this Agreement shall be secured by the Collateral as provided in the Credit Agreement and shall be payable by the Grantor to the Collateral Agent, for the benefit of the Persons entitled to such payments, within 10 Business Days of demand therefor, with such amounts constituting Obligations hereunder and under the Credit Agreement, payable in accordance with Section 2.06 of the Credit Agreement.

          6.4 Ratification; Power Coupled With An Interest. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        7. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral deals with similar property for its own account. Except as expressly required by the Code, none of the Collateral Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Lenders hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Notwithstanding the foregoing, neither the Grantor, the Collateral Agent nor any Lender shall be liable for any special, indirect, consequential or punitive damages, even if it has been advised of the possibility of such damages.

        8. Execution of Financing Statements. Pursuant to Section 9-509 of the Code, the Grantor authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Grantor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.

        9. Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

        10. Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

        11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12. Entire Agreement; Amendments in Writing; No Waiver; Cumulative Remedies; Grantor Waivers.

          12.1 Entire Agreement. This Agreement and the other Loan Documents contain and constitute the entire agreement among the parties hereto, the Collateral Agent and the Lenders and supersede any and all prior negotiations, agreements, correspondence and understandings and communications respecting the subject matter hereof.

          12.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

          12.3 No Waiver by Course of Conduct. None of the Collateral Agent or any Lender shall by any act (except by a written instrument pursuant to Section 12.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion.

          12.4 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          12.5 Grantor Waivers. The Grantor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to Obligations, the Loan Documents and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. Except as may be required by the Code, the Collateral Agent shall have no duty to the Grantor as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

          The Collateral Agent shall not, under any circumstances or in any event whatsoever, have any liability to the Grantor for any error or omission or delay of any kind occurring in the liquidation of or realization upon any of the Collateral, including any instrument received in payment thereof, or any damage resulting therefrom. Without limiting any indemnity or other rights of the Collateral Agent or any of the Lenders hereunder or under the Loan Documents, the Grantor shall indemnify and hold harmless (on an after tax basis) the Collateral Agent and the Lenders against any claim, loss, expense or damage arising out of the liquidation of or realization upon any of the Collateral, including, without limitation, any instrument received in payment thereof.

          THE GRANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER DELAWARE LAW, OR OTHERWISE UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE COLLATERAL AGENT MAY DESIRE TO USE.

          12.6 To the extent permitted by law, all rights of the Collateral Agent under this Agreement and the other Loan Documents may be enforced by the Collateral Agent without the possession of any promissory note or any other instrument or document evidencing any Obligation or the production thereof in any proceeding.

        13. Subject to Credit Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as collateral agent and as secured party for the benefit of the Lenders pursuant to the provisions of the Credit Agreement. Each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Credit Agreement and the rights and indemnities of the Collateral Agent contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Grantor, the Borrower, the other Loan Parties, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Grantor, the Borrower, the other Loan Parties, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Lenders, the Grantor and the other Loan Parties, as the case may be, as provided in the Credit Agreement.

        14. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns.

        16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 AND
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one Agreement.

        18. Effective Date. This Agreement shall be effective on the Effective Date.

        19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ARISING HEREUNDER OR THEREUNDER.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                               [                                               ]


                               By
                                 Its


                               DEUTSCHE BANK TRUST COMPANY AMERICAS,
                               as Collateral Agent


                               By
                                 Its






                                                                      Schedule 1

                    Location of Collateral Books and Records

10900 Wayzata Boulevard, Minnetonka, MN 55305





                                                                      EXHIBIT J




                          FORM OF EXEMPTION CERTIFICATE

         Reference is made to the Senior Secured Credit Agreement, dated as of May 6, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Metris Companies Inc., a Delaware corporation (the "Borrower"), the Lenders named therein (the "Lenders"), Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         ________________________ ("Non-U.S. Lender") is providing this certificate pursuant to Section 2.13(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Term Loan in respect of which it is providing this certificate;

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                 [NAME OF NON-U.S. LENDER]


                                 By_______________________________
                                 Its________________________________
                                 Dated_____________________________






                                                                      Exhibit K


                      [FORM OF OPINION OF GENERAL COUNSEL]


                                            [_________________, 2004]


To: The Parties Listed on Schedule 1 Attached Hereto


         Re: Legal Opinion


Ladies and Gentlemen:

         As Executive Vice President, General Counsel of Metris Companies Inc. ("Company") and Executive Vice President, General Counsel of Metris Direct, Inc. ("MDI"), I am familiar with the affairs of the Company and the direct and indirect Subsidiaries of the Company and MDI (the Company, MDI and their respective Subsidiaries are collectively referred to as the "Metris Entities"), as they relate to the Credit Agreement and the other Loan Documents each as defined below. This opinion is being delivered pursuant to Section 4.01 of the Senior Secured Credit Agreement, dated as of ________________ ("Credit Agreement") among Metris Companies Inc., the several financial institutions from time to time parties thereto ("Lenders"), Deutsche Bank Trust Company Americas, as administrative agent ("Administrative Agent") and Deutsche Bank Trust Company Americas, as collateral agent for the Lenders ("Collateral Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         In connection with this opinion, I or other attorneys on the legal staff of the Metris Entities have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of all such documents, records, financial statements and papers of the Metris Entities, certificates or comparable documents of public officials and officers, have consulted with such representatives of the Metris Entities, and have made such investigations of fact and law as were deemed relevant or necessary as the basis for the opinions hereinafter expressed and have also examined executed originals of the following documents:

                   (a) the Credit Agreement;

                   (b) (i) the Pledge Agreement dated as of ____________ made by the Company in favor of the Collateral Agent, (ii) the Pledge Agreement dated as of ________________ made by MDI in favor of the Collateral Agent , and (iii) the Pledge Agreement dated as of _______________ made by Metris Card Services, LLC ("MCS") in favor of the Collateral Agent, (each a "Pledge Agreement" and collectively the "Pledge Agreements");

                  (c) the Borrower Security Agreement dated as of __________________ made by the Company in favor of the Collateral Agent ("Borrower Security Agreement");

                  (d) the Subsidiary Security Agreement made by MDI in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Warranty Services of Florida, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Travel Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Direct Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by magnUS Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Warranty Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Card Services, LLC in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Credit Card Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Club Services, Inc. in favor of the Collateral Agent, the Subsidiary Security Agreement made by Metris Financial Services, Inc. in favor of the Collateral Agent, and the Subsidiary Security Agreement made by Crescent Ridge Aviation Inc. in favor of the Collateral Agent in each case, dated as of the date hereof (each a "Subsidiary Security Agreement" and collectively, the "Subsidiary Security Agreements");

                  (e) the Subsidiary Guaranty dated as of __________________ from each Subsidiary Guarantor in favor of the Collateral Agent (collectively the "Subsidiary Guaranties"); and

         The Credit Agreement, the Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Guaranties, and the Borrower Security Agreement are herein collectively referred to as the "Loan Documents."

         In rendering the opinions expressed below, I have assumed, with the Administrative Agent's, the Collateral Agent's, and the Lenders' permission and without verification:

                  (a) the authenticity of all documents submitted as originals;

                  (b) the genuineness of all signatures (except with regard to any of the Metris Entities);

                  (c) the legal capacity of natural persons executing any of the Loan Documents on behalf of any party; and

                  (d) the conformity to originals of all documents submitted to me as copies and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

                  1. Each of the Metris Entities is a corporation (or, in the case of MCS, a limited liability company) duly organized, validly existing and in good standing under the laws of the state of its organization, and each is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify is not likely to result in a Material Adverse Effect. Each of the Metris Entities has all requisite power and authority to own its property and assets and to carry on its respective businesses as currently conducted and as currently proposed to be conducted.

                  2. Each of the Loan Parties has the power and authority, as applicable, to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, including without limitation, in the case of the Company, to borrow under the Credit Agreement. Such execution, delivery and performance of the Loan Documents, including without limitation, the borrowings under the Credit Agreement:

                           (a) have been duly authorized by all requisite action
                  of the Loan Parties;

                           (b) do not violate any provision of the articles of
                  incorporation, certificate of formation, operating agreement or bylaws (as the case may be), in each case as amended to date, of the Loan Parties, or require approval of their respective equityholders;

                           (c) (i) to the best of my knowledge will not violate
                  any order, statute, regulation, judgment or decree of any Governmental Authority, (ii) will not violate, result in a breach or acceleration of or constitute (alone or with lapse of time or both) a default under the terms of any indenture, agreement, or other material instrument to which any of the Loan Parties is a party, or by which any of them or any of their property is bound and (iii) will not result in the creation or imposition of any Lien upon, or with respect to, any of the properties or assets of any of the Loan Parties other than pursuant to the Pledge Agreements, the Borrower Security Agreement and the Subsidiary Security Agreements.

                  3. The Loan Documents each have been duly authorized, executed, and delivered by the Loan Part party thereto, as applicable.

                  4. No action, consent or approval of, registration, qualification or filing with, or any other action by, any Governmental Authority is required by any Loan Party in connection with the execution and delivery of and performance by any such Loan Party of each of the Loan Documents to which it is a party and in connection with the Loans under the Credit Agreement.

                  5. None of the Metris Entities is an "investment company" as defined in or subject to regulation under the Investment Company Act of 1940 or a "holding company" as defined in or subject to regulation under the Public Utility Holding Company Act of 1935 as amended.

                  6. None of the Metris Entities is in default (alone or with the lapse of time) under any provision of any indenture, loan agreement or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is party or by which it or any of its properties or assets are bound, where such default has, or would result in, a Material Adverse Effect.

                  7. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending, or to the best of my knowledge after due inquiry, threatened against or affecting any of the Loan Parties or any property or rights of the Loan Parties (i) which assert the invalidity of any of the Loan Documents;
         (ii) which seek to prevent the consummation of any of the transactions contemplated by the Loan Documents, or (iii) as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the ability of the Loan Parties to perform its obligations under the terms of the Loan Documents to which they are a party, or otherwise to carry on the business substantially as now being conducted by the Loan Parties, or would result in any material adverse change in the business, assets, operations or financial condition of the Loan Parties.

         The opinions expressed above are limited to the laws of the State of Minnesota, the Delaware General Corporation Law and the federal laws of the United States of America. The opinions expressed herein are solely for the benefit of the Administrative Agent, the Collateral Agent, and the Lenders and any participants or permitted assigns, as specified in Section 9.04 of the Credit Agreement, in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or quoted or otherwise referred to in any manner without my prior written consent. The opinions expressed herein are rendered as of the date hereof, and I assume no obligation to advise you of any change in the future, material or otherwise, in any matter addressed herein.


Sincerely,



RICHARD G. EVANS
Executive Vice President
  and General Counsel






                                                                      EXHIBIT L


                     FORM OF OPINION OF DORSEY & WHITNEY LLP



                                   May 6, 2004


Deutsche Bank Trust Company Americas,
as Administrative Agent and Collateral Agent
for the Lenders party to the Credit Agreement
described below
60 Wall Street, 27th Floor
New York, New York  10005

Ladies and Gentlemen:

         We have acted as special counsel to Metris Companies Inc., a Delaware corporation (the "Company") and the other Loan Parties defined below, in connection with the Senior Secured Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the Company, the Lenders party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, and the other Loan Documents defined below. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement. This opinion is being rendered to you pursuant to Section 4.01(e) of the Credit Agreement.

         In rendering the opinions expressed below, we have examined:

          (i) the Credit Agreement;

          (ii) the Pledge Agreement dated as the date hereof between the Company and the Collateral Agent (the "Borrower Pledge Agreement") and copies of the executed stock powers referred to therein;

          (iii) the Pledge Agreement dated as of the date hereof between Metris Direct, Inc., a Delaware corporation ("MDI") and the Collateral Agent (the "MDI Pledge Agreement") and copies of the executed stock powers referred to therein;

          (iv) the Pledge Agreement dated as of the date hereof between Metris Card Services, LLC, a Delaware limited liability company ("MCS") and the Collateral Agent (the "MCS Pledge Agreement" and, collectively with the Borrower Pledge Agreement and the MDI Pledge Agreement, the "Pledge Agreements" and each a "Pledge Agreement") and copies of the executed stock powers referred to therein;

          (v) the Borrower Security Agreement dated as of the date hereof, made by the Company in favor of the Collateral Agent (the "Borrower Security Agreement");

          (vi) the Subsidiary Guaranty dated as of the date hereof, made by MDI in favor of the Collateral Agent (the "MDI Guaranty");

          (vii) the Subsidiary Guaranty dated as of the date hereof, made by magnUS Services, Inc., a Delaware corporation ("MSI") in favor of the Collateral Agent (the "MSI Guaranty");

          (viii) the Subsidiary Guaranty dated as of the date hereof, made by Crescent Ridge Aviation, Inc., a Delaware corporation ("Crescent") in favor of the Collateral Agent (the "Crescent Guaranty");

          (ix) the Subsidiary Guaranty dated as of the date hereof, made by MCS in favor of the Collateral Agent (the "MCS Guaranty");

          (x) the Subsidiary Guaranty dated as of the date hereof, made by Metris Credit Card Services, Inc., a Delaware corporation ("MCCS") in favor of the Collateral Agent (the "MCCS Guaranty");

          (xi) the Subsidiary Guaranty dated as of the date hereof, made by Metris Financial Services, Inc., a Delaware corporation ("MFSI" and, collectively with MDI, MSI, Crescent, MCS and MCCS, the "Subsidiary Guarantors" and each a "Subsidiary Guarantor") in favor of the Collateral Agent (the "MFSI Guaranty" and, collectively with the MDI Guaranty, the MSI Guaranty, the Crescent Guaranty, the MCS Guaranty and the MCCS Guaranty, the "Subsidiary Guaranties" and each a "Subsidiary Guaranty");

          (xii) the Subsidiary  Security  Agreement dated as of the date hereof,
     made  by  MDI  in  favor  of  the  Collateral   Agent  (the  "MDI  Security
     Agreement");

          (xiii) the Subsidiary Security Agreement dated as of the date hereof, made by Metris Travel Services, Inc., a Delaware corporation ("MTS"), in favor of the Collateral Agent (the "MTS Security Agreement");

          (xiv) the Subsidiary Security Agreement dated as of the date hereof, made by Metris Warranty Services of Florida, Inc., a Florida corporation ("MWSF") in favor of the Collateral Agent (the "MWSF Security Agreement");

          (xv) the Subsidiary Security Agreement dated as of the date hereof, made by Metris Direct Services, Inc., a Delaware corporation ("MDSI") in favor of the Collateral Agent (the "MDSI Security Agreement");

          (xvi) the Subsidiary  Security  Agreement dated as of the date hereof,
     made  by  MSI  in  favor  of  the  Collateral   Agent  (the  "MSI  Security
     Agreement");

          (xvii) the Subsidiary Security Agreement dated as of the date hereof, made by Metris Warranty Services, Inc., a Delaware corporation ("MWSI") in favor of the Collateral Agent (the "MWSI Security Agreement");

          (xviii) the Subsidiary Security Agreement dated as of the date hereof,
     made  by  MCS  in  favor  of  the  Collateral   Agent  (the  "MCS  Security
     Agreement");

          (xix) the Subsidiary Security Agreement dated as of the date hereof, made by MCCS in favor of the Collateral Agent (the "MCCS Security Agreement");

          (xx) the Subsidiary Security Agreement dated as of the date hereof made by Crescent in favor of the Collateral Agent (the "Crescent Security Agreement");

          (xxi) the Subsidiary Security Agreement dated as of the date hereof, made by Metris Club Services, Inc., a Delaware corporation ("MCSI" and, collectively with MDI, MTS, MWSF, MDSI, MSI, MWSI, MCS, MCCS, MCSI, MFSI and Crescent, the "Subsidiary Security Interest Grantors" and each a "Subsidiary Security Interest Grantor") in favor of the Collateral Agent (the "MCSI Security Agreement");

          (xxii) the Subsidiary Security Agreement dated as of the date hereof, made by MFSI in favor of the Collateral Agent (the "MFSI Security Agreement" and, collectively with the MDI Security Agreement, the MTS Security Agreement, the MWSF Security Agreement, the MDSI Security Agreement, the MSI Security Agreement, the MWSI Security Agreement, the MCS Security Agreement, the MCCS Security Agreement, the MCSI Security Agreement, and the Crescent Security Agreement, the "Subsidiary Security Agreements" and each a "Subsidiary Security Agreement");

          (xxiii) the Letter Agreement Concerning Account (Securities Account) dated as of the date hereof, among the Company, the Collateral Agent and U.S. Bank National Association (the "USB Account Agreement");

          (xxiv) the Blocked Account Control Agreement (Deposit Account) dated as of the date hereof, among the Company, the Collateral Agent and U.S. Bank National Association (the "Borrower Deposit Account Control Agreement");

          (xxv) the Blocked Account Control Agreement (Deposit Account) dated as of the date hereof, among MDI, the Collateral Agent and U.S. Bank National Association (the "MDI Deposit Account Control Agreement");

          (xxvi) the financing statement to be filed with the Secretary of State of Delaware in the form attached hereto as Exhibit A (the "Borrower Security Agreement Financing Statement"), naming the Company as debtor, and the Collateral Agent as the secured party, and describing the Collateral defined in the Borrower Security Agreement;

          (xxvii) the financing statement to be filed with the Secretary of State of Delaware in the form attached hereto as Exhibit B (the "Borrower Pledge Agreement Financing Statement" and, together with the Borrower Security Agreement Financing Statement, the "Borrower Financing Statements"), naming the Company as debtor, and the Collateral Agent as the secured party, and describing the Collateral defined in the Borrower Pledge Agreement;

          (xxviii) the financing statement to be filed with the Secretary of State of Minnesota in the form attached as Exhibit C (the "MDI Security Agreement Financing Statement"), naming MDI as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MDI Security Agreement;

          (xxix) the financing statement to be filed with the Secretary of State of Minnesota in the form attached as Exhibit D (the "MDI Pledge Agreement Financing Statement" and, together with the MDI Security Agreement Financing Statement, the "MDI Financing Statements"), naming MDI as debtor, and the Collateral Agent as the secured party, and describing the Collateral defined in the MDI Pledge Agreement;

          (xxx) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit E (the "MTS Financing Statement"), naming MTS as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MTS Security Agreement;

          (xxxi) the financing statement to be filed with the Secretary of State of Florida in the form attached as Exhibit F (the "MWSF Financing Statement"), naming MWSF as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MWSF Security Agreement;

          (xxxii) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit G (the "MDSI Financing Statement"), naming MDSI as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MDSI Security Agreement;

          (xxxiii) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit H (the "MSI Financing Statement"), naming MSI as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MSI Security Agreement;

          (xxxiv) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit I (the "MWSI Financing Statement"), naming MWSI as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MWSI Security Agreement;

          (xxxv) the financing statement to be filed with the Secretary of State of Delaware in the form attached of Exhibit J (the "MCS Pledge Agreement Financing Statement"), naming MCS as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MCS Pledge Agreement;

          (xxxvi) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit K (the "MCS Financing Statement"), naming MCS as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MCS Security Agreement;

          (xxxvii) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit L (the "MCSI Financing Statement"), naming MCSI as debtor and the Collateral Agent as secured party, and describing the Collateral as defined in the MCSI Security Agreement;

          (xxxviii) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit M (the "MCCS Financing Statement"), naming MCCS as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MCCS Security Agreement;

          (xxxix) the financing statement to be filed with the Secretary of State of the State of Delaware in the form attached as Exhibit N (the "Crescent Financing Statement"), naming Crescent as debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the Crescent Security Agreement;

          (xl) the financing statement to be filed with the Secretary of State of Delaware in the form attached as Exhibit O (the "MFSI Financing Statement" and, collectively with the MDI Financing Statements, the MTS Financing Statement, the MWSF Financing Statement, the MDSI Financing Statement, the MSI Financing Statement, the MWSI Financing Statement, the MCS Financing Statement, the MCS Pledge Agreement Financing Statement, the MCCS Financing Statement, the MCSI Financing Statement and the Crescent Financing Statement, the "Subsidiary Financing Statements"), naming MFSI as a debtor and the Collateral Agent as the secured party, and describing the Collateral as defined in the MFSI Security Agreement; and

          (xli) the UCC search reports referenced in paragraph (K) below.

         The Company, the Subsidiary Guarantors and the Subsidiary Security Interest Grantors are collectively referred to herein as the "Loan Parties." The Credit Agreement, the Borrower Pledge Agreement, the Borrower Security Agreement, the USB Account Agreement, and the Borrower Deposit Account Control Agreement are herein collectively referred to as the "Company Loan Documents." The MDI Pledge Agreement, the MDI Deposit Account Control Agreement, the MCS Pledge Agreement, the Subsidiary Guaranties and the Subsidiary Security Agreements are herein collectively referred to here as the "Subsidiary Documents" and together with the Company Loan Documents are collectively referred to as the "Loan Documents." The Borrower Financing Statements and the Subsidiary Financing Statements are collectively referred to herein as the "Financing Statements." The Subsidiary Financing Statements other than the MDI Financing Statements and the MWSF Financing Statements are collectively referred to herein as the "Delaware Financing Statements." The Uniform Commercial Code as in effect in the State of New York is referred to herein as the "New York UCC," the Uniform Commercial Code as in effect in the State of Minnesota is referred to herein as the "Minnesota UCC," the Uniform Commercial Code as in effect in the state of Delaware is referred to herein as the "Delaware UCC," and the Uniform Commercial Code as in effect in the State of Florida is referred to herein as the "Florida UCC." The New York UCC, the Minnesota UCC, the Delaware UCC or the Florida UCC, as applicable, is sometimes referred to herein as the "UCC." References herein to the Collateral refers to the "Collateral" as defined in the Borrower Security Agreement, "Collateral" as defined in the Subsidiary Security Agreements, and "Collateral" as defined in the Pledge Agreements, as applicable.

         In addition, we have investigated such questions of law and received such certificates from officers and representatives of the Loan Parties as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact relevant to such opinions, including, without limitation, the identification of agreements or instruments to which a Loan Party is a party or by which any Loan Party may be bound that contain provisions limiting the incurrence of Indebtedness, the identification of agreements or instruments to which the Loan Parties are parties or by which the Loan Parties may be bound pursuant to which long-term Indebtedness in an amount in excess of $5,000,000 is outstanding, and the determination of the compliance by the Loan Parties with any financial test covenants contained in any such agreements or instruments, we have relied exclusively, without investigation, upon the certificate of officers or employees of the Company attached as Exhibit P (the "Officer's Certificate").

         In rendering our opinions expressed below, we have assumed, with your permission and without independent verification:

          (A) the authenticity of all documents submitted to us as originals;

          (B) the genuineness of all signatures;

          (C) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

          (D) the legal capacity of natural persons;

          (E) that each of the parties to the Loan Documents has the requisite corporate or limited liability company power to enter into and perform its obligations under the Loan Documents to which it is a party;

          (F) the due authorization, execution, and delivery of each of the Loan Documents and all other agreements or documents executed and delivered in connection therewith by all of the parties thereto;

          (G) that each of the Loan Documents and each other agreement or document executed and delivered in connection therewith (i) constitutes the valid and binding obligations of all the parties thereto other than the Loan Parties, and (ii) is enforceable in accordance with its terms against all of the parties thereto other than the Loan Parties;

          (H) the accuracy as to factual matters of the representations and warranties of the Loan Parties set forth in each of the Loan Documents;

          (I) that all conditions precedent to the effectiveness of the Loan Documents have been satisfied or waived (other than delivery of this opinion letter);

          (J) that each of the Financing Statements contains the current address of the Collateral Agent from which information concerning the Collateral
     Agent's security interest in the Collateral described therein can be obtained;

          (K) that each of the Financing Statements will be duly filed in the applicable offices as listed on Schedule 3.18 of the Credit Agreement;

          (L) that the Pledged Securities (as defined in the Pledge Agreements) consist only of certificated securities within the meaning of the New York UCC;

          (M) that the security interest in the Pledged Securities has been acquired for value and in good faith and that none of the Administrative Agent, the Collateral Agent nor any of the Lenders has notice prior to or on the date the security interest in the Pledged Securities attaches of any security interest or adverse claims (as defined in Section 8-102 of the New York UCC) with respect to the Pledged Securities;

          (N) that the  Company  and each of the  Subsidiary  Security  Interest
     Grantors has rights in the respective Collateral under the Pledge Agreements, the Borrower Security Agreement and the Subsidiary Security
     Agreements, and that the Lenders have given value pursuant to the Loan Documents; and

          (O) that each party to a Loan Document is entering into such Loan Document in the ordinary course of its business.

         Based upon the foregoing, we are of the opinion that:

          1. The Company Loan Documents constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Each of the MDI Pledge Agreement and the MDI Deposit Account Control Agreement constitutes the valid and binding obligation of MDI, enforceable against MDI in accordance with its terms. The MCS Pledge Agreement constitutes the valid and binding obligation of MCS, enforceable against MCS in accordance with its terms. Each Subsidiary Guaranty constitutes the valid and binding obligations of the Subsidiary Guarantor which is a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms. Each Subsidiary Security Agreement constitutes the valid and binding obligations of the Subsidiary Security Interest Grantor which is a party thereto, enforceable against such Subsidiary Security Interest Grantor in accordance with its terms.

          2. The provisions of the Borrower Security Agreement, the Subsidiary Security Agreements and the Pledge Agreements are each sufficient to create a valid security interest in favor of the Collateral Agent for the benefit of the Lenders in the Collateral (as defined therein) as security for the Obligations.

          3. After delivery to the Collateral Agent in New York of the certificates evidencing the Pledged Securities (as defined in the Pledge Agreements), and assuming (i) continued possession of such certificates evidencing the Pledged Securities by the Collateral Agent in State of New York, (ii) that none of the Collateral Agent, the Administrative Agent nor any Lender has notice prior to or on the date of the delivery of such Pledged Securities of any adverse claim within the meaning of Article 8 of the New York UCC, and (iii) that the Collateral Agent, as agent for the Lenders, has taken such Pledged Securities for value, the security interest of the Collateral Agent in the Pledged Securities so delivered constitutes a valid and perfected security interest as security for the Obligations, and the Collateral Agent's security interest in the Pledged Securities will have priority over any other security interest therein.

          4. The security interest of the Collateral Agent in the Collateral described in the MDI Security Agreement and the MDI Pledge Agreement constitutes a valid and perfected security interest in such Collateral to the extent a security interest in such Collateral may be perfected under the UCC by filing financing statements.

          5. The security interests of the Collateral Agent in the Collateral described in the Borrower Security Agreement and the Borrower Pledge Agreement, the MTS Security Agreement, the MDSI Security Agreement, the MSI Security Agreement, the MWSI Security Agreement, the MCS Security Agreement, the MCS Pledge Agreement, the MCCS Security Agreement, the MCSI Security Agreement, the MFSI Security Agreement and the Crescent Security Agreement, constitute a valid and perfected security interest in such Collateral to the extent a security interest in such Collateral may be perfected under the UCC by filing financing statements.

          6. The security interest of the Collateral Agent in the Collateral described in the MWSF Security Agreement constitutes a valid and perfected security interest in such Collateral to the extent a security interest in such Collateral may be perfected under the UCC by filing financing statements.

          7. Each Deposit Account Control Agreement is sufficient to establish "control" (within the meaning of Section 9-104 of the UCC) and upon attachment of the security interests granted by the Borrower Security Agreement and the MDI Security Agreement (as the case may be), will be sufficient to perfect the security interests in the deposit accounts described therein in favor of the Collateral Agent for the benefit of the Lenders.

          8. The execution and delivery of the Loan Documents executed by the Company and the borrowing and repayment of debt and providing of security for such borrowing pursuant to the Loan Documents will not violate or cause a breach of the Senior Note Indentures or any other agreements and instruments of the Company set forth in the Officers' Certificate (other than any violations of any financial test or covenant contained in any such agreement or instrument of the Company contained therein as to which we render no opinion) identified (and copies of which have been provided to
     us) by the Company as all agreements or instruments in effect on the date hereof pursuant to which indebtedness of the Company for borrowed money in an amount in excess of $5,000,000 is outstanding.

          9. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          10. Neither the Company nor any Subsidiary is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

          11. No consent from or approval of, notice or application to or filing with any federal or Minnesota governmental authority is necessary in connection with the pledge of the DMCCB stock pursuant to the MDI Pledge Agreement, or the enforcement thereof or foreclosure thereon (other than such consent, approval, notice, application or filing requirements that would be required in connection with the change of control of a national bank), and such pledge does not violate applicable federal or State of Minnesota law, rules or regulations.

         The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election of remedies, estoppel and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefore may be brought.

          (b) Our  opinions  are  further  subject  to other  laws and  judicial
     decisions   affecting  the  rights  of  creditors  and  secured   creditors
     generally, including without limitation, the following:

               (i) We express no opinion as to the enforceability of provisions of the Loan Documents to the extent they contain:

                    (A) forum selection or choice of law provisions,

                    (B) waivers by the Company or any other Loan Party of any statutory or constitutional rights or remedies,

                    (C) grants to an Agent of powers of attorney,

                    (D) cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party,

                    (E) obligations of the Company to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Lenders as a result of such prepayment, default or termination,

                    (F) terms  which  excuse any Person from  liability  for, or require a Loan Party to indemnify such Person against such Person's gross negligence or willful misconduct;

                    (G) terms purporting to establish evidentiary standards, or

                    (H) terms to the effect that provisions in the Loan Documents may not be waived or modified except in writing may be limited under certain circumstances.

               (ii) The enforceability of the remedies, covenants or other provisions of the Loan Documents and the availability of equitable remedies may be limited where a court having competent jurisdiction finds that such remedies, covenants or provisions were at the time made, or are in application, unconscionable as a matter of law or public policy.

               (iii) Except as set forth in paragraph 8, above, the grant of a security interest in Collateral under the Loan Documents, or the transfer of rights in such security interest or Collateral may, in some instances, require or be conditioned upon receipt of consent of third parties, but such requirements or conditions may not be effective as to assignments or grants of security interests in certain types of Collateral, including accounts, chattel paper, payment intangibles, promissory notes, leasehold or landlord's residual interests, certain general intangibles and letter of credit rights, as provided in Sections 9-404 through 9-409 of the New York UCC.

               (iv) Restrictions in the Loan Documents on the voluntary or involuntary transfer of a Person's rights in such Person's assets may be limited as provided in Section 9-401 of the New York UCC;

               (v) The rights of debtors, guarantors and other secured parties to receive notices under Section 9-602 of the New York UCC may not be varied or waived, subject to Section 9-624 of the New UCC; and

               (vi) Notwithstanding any language of the Loan Documents to the contrary, the Agents and Lenders may be limited to recovery of only reasonable expenses, including, without limitation, reasonable attorneys' fees and legal expenses, with respect to the retaking, holding, preparing for sale, selling, pledging, hypothecating or otherwise transferring Collateral.

          (c) Our opinions in paragraph 1, above, insofar as they relate to the enforceability of indemnification provisions set forth in the Loan Documents, are subject to the effect of federal and state securities laws and public policy relating thereto.

          (d) Our opinions in paragraphs 4, 5, 6 and 7, above, as to perfection of the security interests of the Collateral Agent in the Collateral are further subject to the following additional qualifications:

               (i) we express no opinion as to Collateral which consists of or will consist of consumer goods or accounts resulting from the sale thereof, beneficial interests in a trust or decedent's estate, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, goods subject to certificates of title (including, without limitation, motor vehicles), fixture, interests in real property, equipment to be used in farming operations, farm products, agricultural or farm property, accounts or general intangibles arising from or relating to the sale of farm products, crops, timber, minerals, oil, gas or the like, or items which are subject to a statute or treaty of the United States which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the New York UCC for filing to perfect such security interest, or in the case of the sale of any of the foregoing, accounts, promissory notes or general intangibles arising with respect thereto;

               (ii) we express no opinion as to matters excluded from Article 9 of the UCC by Section 9-109 of the UCC;

               (iii) the effect of Section 9-315 of the UCC as to proceeds of Collateral and Sections 9-320 and 9-330 of the UCC as to buyers and purchasers of Collateral in certain circumstances;

               (iv) the requirement that continuation statements with respect to the Financing Statements be filed within six months prior to the fifth, tenth, fifteenth, etc. anniversaries of the original filing of the Financing Statements;

               (v) the security interest of the Collateral Agent in the Collateral may become unperfected if a Loan Party changes its name, jurisdiction of formation or its status therein, or identity or entity structure;

               (vi) we express no opinion as to the validity or perfection of any security interest purported to be granted in that portion of the Collateral that constitutes an interest or claim in or under a policy of insurance (except as provided in Section 9-9-315 of the UCC with respect to proceeds), a right represented by a judgment, a right of setoff, a claim arising out of tort or an interest in any deposit account (except as set forth in the paragraph 7 above, and except as provided in Section 9-315 of the UCC with respect to proceeds);

               (vii) in the case of Collateral consisting of money, the security interests granted pursuant to the Borrower Security Agreement and the Subsidiary Security Agreements cannot be perfected by filing the Financing Statements but can only be perfected if possession thereof is obtained;

               (viii) we express no opinion with respect to the perfection of the Collateral Agent's security interest in any patents, patent applications, patents pending, copyrights, trademarks, trade names, trademark registrations or other interests subject to federal patent, trademark or copyright laws; and

               (ix) except as set forth in paragraph 7 above, we express no opinion with respect to the perfection of the Collateral Agent's security interest in any Collateral which may only be perfected by "control" within the meaning given to such term in the UCC.

          (e) We express no opinion concerning the Company's or any other Loan Party's rights in or title to, or (except as set forth in paragraph 3 above) the priority of any security interest, or the pledge, lien, mortgage or other similar interest in, any real or personal property. Except as specifically set forth in paragraphs 2 through 6 above, we express no opinion concerning the validity or perfection of any security interest, pledge, lien, mortgage or other similar interest in any real or personal property.

          (f) We express no opinion as to compliance or the effect of noncompliance by the Administrative Agent, the Collateral Agent or any Lender with any state or federal laws or regulations applicable to any such Person in connection with the transactions described in the Loan Documents. In addition, the sale of Collateral consisting of stock of an Insured Institution - including without limitation, the stock of DMCCB- is subject to restrictions on bank ownership by certain Persons including under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended.

          (g) We express no opinion as to the enforceability of any Subsidiary Guaranty as a primary obligation rather than as a surety, as set forth in the first sentence of Section 2(a) of the Subsidiary Guaranty, and our opinions in paragraph 1 above with respect to the Subsidiary Guaranties are subject to the defenses available to a guarantor under applicable law, but the waivers of such defenses set forth in the Subsidiary Guaranties are enforceable, subject to the other exceptions and qualifications set forth herein.

          (h) We express no opinions on the enforceability of the provisions of the Loan Documents regarding the rights of setoff to the extent that the rights provided to the Lenders or an Agent thereunder are inconsistent with the statutory rights of banks under applicable law to effect setoffs.

          (i) We express no opinion as to the enforceability of the following provisions contained in the Loan Documents: (i) waivers contained in clauses (ii), (vii, (xiv) and (xv) of the ninth paragraph of Section 2(a) of each of the Subsidiary Guaranties; (ii) clause (g) of the tenth paragraph of Section 2(a) of each of the Subsidiary Guaranties; and (iii) waivers contained in the last paragraph of Section 12.5 of the Borrower Security Agreement and the Subsidiary Security Agreements.

          (j) We express no opinions as to any deposit accounts or securities accounts referenced in any control agreement that may have been closed prior to the date hereof.

          (k) Section 290.371, subd. 4, of the Minnesota Statutes provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under
     Minnesota law unless the corporation has filed a Notice of Business Activities Report and that the use of the courts of the State of Minnesota for all contracts executed and all causes of actions that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as the foregoing opinion may relate to the enforceability of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce the agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         Our opinions expressed above are given with the understanding that they will be interpreted in accordance with the Special Report of the Tribar Opinion Committee on U.C.C. Security Interest Opinions, 49 Bus. L. 359 (1993).

         Our opinions expressed above are limited to the laws of the United States of America and the State of New York, except that (i) our opinion in paragraph 11 above is under the laws of the United States of America and the State of Minnesota, and as to Collateral for which Minnesota law applies under
Section 9-301 of the New York UCC, we are also opining in paragraph 4 above as to perfection of such security interests under the laws of the State of Minnesota, (ii) as to Collateral for which Delaware law applies under Section 9-301 of the New York UCC, we are also opining in paragraph 5 above as to perfection of such security interests under the Delaware UCC as published in CCH Secured Transaction Reports, and (iii) as to Collateral for which Florida law applies under Section 9-301 of the New York UCC, we are also opining in paragraph 6 above, as to perfection of such security interests under the Florida UCC as published in CCH Secured Transaction Reports.

         The foregoing opinions are being furnished in connection with the transactions referred to in the Loan Documents solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and any participants or assigns as specified in Section 9.04 of the Credit Agreement, and may not be relied upon by any such Person for any other purpose or relied upon by any other Person without our prior written consent.

                                          Very truly yours,




SVD/SMD/SEC